EXECUTION COPY

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

MEDICAL VENTURES CORP. WITH CERTAIN AFFILIATES

AND

B-BALLOON LTD.

AND

NEOVASC MEDICAL LTD.

DATED AS OF JANUARY 30, 2008

(i)

(ii)

(iii)

(iv)

EXECUTION COPY

MERGER AGREEMENT AND PLAN OF REORGANIZATION

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of January 30, 2008, is entered into by and among B-Balloon Ltd., an Israeli company (“B-Balloon”), Neovasc Medical Ltd, an Israeli company (“Neovasc”), Medical Ventures Corp., a Canadian corporation (“Parent”), Medical Ventures Acquisition 1, Ltd, an Israeli company, which is a wholly owned subsidiary of Parent (“Merger Sub I”) and Medical Ventures Acquisition 2, Ltd., an Israeli company which is a wholly owned subsidiary of Parent (“Merger Sub II”).

     WHEREAS, the Boards of Directors and/or members, as applicable, of each of Parent, Merger Sub I, Merger Sub II, B-Balloon and Neovasc have, pursuant to the Laws of their respective countries of incorporation or organization, including the Israeli Companies Law and the Canada Business Corporations Act approved this Agreement and the consummation of the transactions contemplated hereby, including (i) the merger of Merger Sub I with and into B-Balloon (the “B-Balloon Merger”), and (ii) the merger of Merger Sub II with and into Neovasc (the “Neovasc Merger” and, with the B-Balloon Merger, the “Mergers”);

     WHEREAS, the Boards of Directors of each of Parent, Merger Sub I, Merger Sub II, B-Balloon and Neovasc have declared that this Agreement is advisable, fair and in the best interests of their respective shareholders, as applicable, and approved the Mergers, respectively, upon the terms and conditions set forth in this Agreement and the Board of Directors of each of Merger Sub I and B-Balloon, have determined that, considering the financial position of the merging companies, no reasonable concern exists that Surviving Company I will be unable to fulfill its obligations to its creditors; and the Board of Directors of each of Merger Sub II and Neovasc have determined that, considering the financial position of the merging companies, no reasonable concern exists that Surviving Company II will be unable to fulfill its obligations to its creditors; and

     WHEREAS, the parties to this Agreement intend that the Mergers will qualify as a reorganization pursuant to the U.S. Internal Revenue Code of 1986, as amended (the “Code”) Section 368(a)(1)(A) and a tax deferred event under the Israeli Income Tax Ordinance for those taxpayers who so elect and the parties have agreed not to take actions that would cause the Mergers not to qualify as such a reorganization or tax deferred event.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     1.1 Certain Defined Terms: As used herein, the following terms shall have the following meanings:

     “Affiliate” means a Person which controls, is controlled by or is under common control with another Person.

     “AMEX” means the American Stock Exchange.

     “BC Securities Act” means the Securities Act (British Columbia), as amended.

     “B-Balloon Ordinary Shares” means the ordinary shares of B-Balloon, NIS 0.01 par value per share.

     “B-Balloon Employee Benefit Plans” means all Employee Benefit Plans with respect to which B-Balloon or any Affiliate of B-Balloon has any obligation or liability, contingent or otherwise.

     “B-Balloon Option Plan” means the B-Balloon 2008 Israeli Share Option Plan.

     “B-Balloon Preferred Stock” means the B-Balloon Preferred A Shares, the B-Balloon Preferred B Shares and the B-Balloon Preferred B2 Shares.

     “B-Balloon Preferred A Shares” means the Series A Preferred Shares of B-Balloon, par value NIS 0.01 per share.

     “B-Balloon Preferred B Shares” means the Series B Preferred Shares of B-Balloon, par value NIS 0.01 per share.

     “B-Balloon Preferred B2 Shares” means the Series B2 Preferred Shares of B-Balloon, par value NIS 0.01 per share.

     “B-Balloon Securities” means collectively the B-Balloon Shares and B-Balloon Options.

     “B-Balloon Securityholder” means a person who holds any B-Balloon Securities.

     “B-Balloon Shareholder” means any holder of any B-Balloon Shares.

     “B-Balloon Shares” means the issued and outstanding B-Balloon Ordinary Shares, B-Balloon Preferred A Shares, B-Balloon Preferred B Shares and B-Balloon Preferred B2 Shares.

     “Canadian Law” shall mean any Canadian federal, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, and for greater certainty, includes the Canada Business Corporation Act, the corporate law under which the Parent was formed and currently exists.

     “Canadian Securities Laws” means the securities laws of the Provinces and Territories of Canada, the rules, their respective regulations, prescribed forms, notices, policies, orders and rulings made thereunder and the policy statements issued by the securities commissions or other applicable securities regulatory authorities.

     “Closing” means the consummation of the Mergers and Concurrent Financing as provided in Section 2.2.

     “Concurrent Financing” means a registration- or prospectus-exempt private placement financing raising treasury proceeds of not less than $6 million by issuance of equity units of the Parent each composed of one Parent Share valued at C$4.00 and .62 of a Parent Warrant exercisable to acquire a further Parent Share for C$5.00 each for an 18 month period from Closing on substantially the terms set forth on Exhibit A.

     “CSA” means the Canadian Securities Administration.

     “Eligible Market” means the TSX Venture Exchange.

     “Employee Benefit Plans” means (i) all “employee benefit plans”, (ii) all employment, consulting, individual compensation and collective bargaining agreements and (iii) all other employee benefit plans, policies, agreements, or arrangements, including any bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, termination, severance, sick leave, vacation, loans, perquisites, salary continuation, health, disability, life insurance and educational assistance plans, policies, agreements or arrangements.

     “Employee Contract” means any written or oral contract, agreement, arrangement, policy, program, plan or practice (exclusive of any such contract which is terminable within 30 days without liability to the party terminating), directly or indirectly providing for or relating to any employment, consulting, remuneration, compensation or benefit, severance or other similar arrangement, termination of insurance coverage (including any self-insured arrangements), medical-surgical-hospital or other health benefits, workers’ compensation, disability benefits, supplemental employment benefits, vacation benefits and other forms of paid or unpaid leave, retirement benefits, tuition reimbursement, deferred compensation, savings or bonus plans, profit-sharing, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement compensation or benefit, employment guarantee or security, or limitation on right to discipline or discharge, or relating to confidentiality, nonsolicitation, ownership of inventions, noncompetition or similar items which (i) is not an Employee Benefit Plan, (ii) has been entered into or maintained, as the case may be, by a party thereto and (iii) covers any one or more employees.

     “End Date” means June 30, 2008.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Protocol” means Schedule 3 describing the manner of determining (i) the number of B-Balloon Securities and Neovasc Securities to be exchanged for Parent Securities and (ii) the allocation of Parent Shares, Parent Assumed Options and Parent Assumed Warrants amongst the B-Balloon Securityholders and Neovasc Securityholders, respectively, as specified in Sections 3.1(b), 3.2(b), 3.3(a), 3.4(b) and 3.5 with the intended effect that is reflected in Section 3.6 and to be reflected in the worksheets and certified lists to be provided pursuant to the Exchange Protocol.

     “Exhibits” means the exhibits appended hereto and thereby made part hereof as follows:

     Exhibit A – Concurrent Financing Terms
     Exhibit B – Parent Option Plan
     Exhibit C – B-Balloon Lock-up Agreements
     Exhibit D – Neovasc Lock-up Agreements
     Exhibit E – Parent Lock-up Agreements
     Exhibit F – Form of Subscription Agreement for Concurrent Financing
     Exhibit G – Escrow Agreement

     “FDA” means the U.S. Food and Drug Administration.

     “GAAP” means accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods indicated, and where qualified by “Canadian” or “Israeli,” means accounting principles generally accepted in those countries.

     “Governmental Authority” means any foreign, federal, national, state or local judicial, legislative, executive or regulatory body, authority or instrumentality, whether Israeli, Canadian, United States or otherwise.

     “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any Governmental Authority to be capable of posing a risk of injury to health, safety, property or the environment.

     “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with applicable GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness and (H) all guaranties in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

     “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such

Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted.

     “Intellectual Property” means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

     “Israel Companies Law” means Israel Companies Law 5759-1999.

     “Israeli Income Tax Ordinance” means the Israel Income Tax Ordinance [New Version].

     “Law” means any law, statute, rule, regulation, judgment, decree, order, ordinance, code, regulation, arbitration award, grant, franchise, permit and license or other legally enforceable requirement of or by any Governmental Authority, whether Israeli, Canadian, United States or otherwise.

     “Letter of Transmittal” means a letter of transmittal in such form as reasonably presented to the B-Balloon Shareholders and the Neovasc Shareholders by Parent a reasonable amount of time prior to the Neovasc Merger Effective Time and the B-Balloon Merger Effective Time, as applicable.

     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and including any lien or charge arising by Law.

     “Material Adverse Effect” means a material adverse effect on the operations, condition (financial or other), assets, liabilities, earnings, valuation or business (as now conducted or as proposed to be conducted) of the Person affected or on the transactions contemplated hereby; provided, however, that (i) any adverse change, event or effect that is demonstrated to be primarily caused by conditions affecting the United States economy, Canadian economy or Israeli economy generally shall not be taken into account in determining whether there has been or would be a “Material Adverse Effect” on or with respect to the Person affected, or (ii) any adverse change, event or effect that is demonstrated to be primarily caused by the announcement or pendency of the Mergers or of the transactions contemplated hereby shall not be taken into account in determining whether there has been or would be a “Material Adverse Effect” on or with respect to the Person affected.

     “Neovasc Employee Benefit Plans” means all Employee Benefit Plans with respect to which Neovasc or any Affiliate of Neovasc has any obligations or liability, contingent or otherwise.

     “Neovasc Option Plan” means the Neovasc 2003 Israeli Share Option Plan.

     “Neovasc Ordinary Shares” means the Ordinary Shares of Neovasc, NIS 0.01 par value per share.

     “Neovasc Preferred A Shares” means the Series A Preferred Shares of Neovasc, par value NIS 0.01 per share.

     “Neovasc Preferred B Shares” means the Series B Preferred Shares of Neovasc, par value NIS 0.01 per share.

     “Neovasc Preferred C Shares” means the Series C Preferred Shares of Neovasc, par value NIS 0.01 per share.

     “Neovasc Preferred D-1 Shares” means the Series D-1 Preferred Shares of Neovasc, par value NIS 0.01 per share.

     “Neovasc Preferred D-2 Shares” means the Series D-2 Preferred Shares of Neovasc, par value NIS 0.01 per share.

     “Neovasc Preferred Stock” means the Neovasc Preferred A Shares, the Neovasc Preferred B Shares, the Neovasc Preferred C Shares, the Neovasc Preferred D-1 Shares and the Neovasc Preferred D-2 Shares.

     “Neovasc Securities” means collectively the Neovasc Shares, Neovasc Options and Neovasc Warrants.

     “Neovasc Securityholder” means a person who holds any Neovasc Securities.

     “Neovasc Shareholder” means any holder of any Neovasc Shares.

     “Neovasc Shares” means the issued and outstanding Neovasc Ordinary Shares, Neovasc Preferred A Shares, Neovasc Preferred B Shares, Neovasc Preferred C Shares, Neovasc Preferred D-1 Shares and Neovasc Preferred D-2 Shares.

     “OCS” means Office of the Chief Scientist of the Israel Ministry of Industry, Trade and Labor.

     “Parent Assumed Options” means all issued and outstanding B-Balloon Options and Neovasc Options assumed by Parent and exercisable for Parent Shares, in each case, in accordance with the Exchange Protocol as described in Sections 3.3(b) and 3.4(b) ..

     “Parent Option Plan” means, prior to Closing, the Parent Share Incentive Plan as presently in effect attached as Exhibit B, with such amendments or modifications as are required pursuant to this Agreement.

     “Parent Assumed Warrants” means all issued and outstanding Neovasc Warrants assumed by Parent and exercisable for Parent Shares, in accordance with the Exchange Protocol as described in Section 3.5.

     Parent Shares” means the common shares of Parent, no par value per share, as constituted immediately prior to the Mergers being consummated but after a consolidation (or reverse-split) of such shares on a 20 old for one new basis after the date hereof.

     “Parent Employee Benefit Plans” means all Employee Benefit Plans with respect to which Parent, or any Affiliate of Parent has any obligation or liability, contingent or otherwise.

     “Parent Options” means all issued and outstanding options to purchase Parent Shares granted and outstanding immediately prior to the Closing.

     “Parent Securities” means collectively the Parent Shares, Parent Options and Parent Warrants.

     “Parent Securityholder” means a person who holds any Parent Securities.

     “Parent Warrants” means all issued and outstanding warrants to purchase Parent Shares granted and outstanding immediately prior to the Closing.

     “Permit” any permit, license, franchise, consent, variance, exemption or approval issued or granted by, or authorization of, expiration or termination of any waiting period requirement by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

     “Person” means all natural persons, corporations, business trusts, associations, unincorporated organizations, limited liability companies, partnerships, joint ventures and other entities and Governmental Authorities or any department or agency thereof.

     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Schedule of Exceptions” means a schedule titled as such and, for each party, signed by a representative of each party hereto, which schedule qualifies any representation made herein by such party which is less than fully correct as of the date hereof. The Schedule of Exceptions of each party shall be updated by such party as of the Closing, and for such party, signed by a representative of such party and shall include any additional qualifications to any representation made by such party which is less than fully covered and shall also disclose any failure of such party to fully comply with any covenant herein, or any other disclosure deemed necessary or desirable by the party making it, and if and when the schedule is signed and accepted by each other party through its authorized representative, it shall be conclusive proof of the acceptance by the signing parties of any such qualification, disclosure and/or performance failure and acquiescence with such matters for purposes of proceeding to Closing notwithstanding.

     “Schedules” means the following schedules which are appended to and form part of this Agreement and the Schedule of Exceptions:

Schedule	Section

List of Closing Deliveries of each of the Parties	2.2
Exchange Protocol	3
B-Balloon Securitiesholder List	4.5
B-Balloon Financial Statements	4.6
B-Balloon Undisclosed Liabilities	4.6(a)
B-Balloon Absence of Certain Changes or Events	4.7
B-Balloon Material Agreements	4.8
B-Balloon Intellectual Property	4.9
B-Balloon Employees and Employee Agreement Terms	4.17
B-Balloon Employee Benefit Plans	4.18
B-Balloon Obligations of Management	4.19
B-Balloon Obligations to Related Parties	4.20
Neovasc Securitiesholder List	5.5
Neovasc Financial Statements	5.6
Neovasc Financial Statements	5.6(a)
Neovasc Absence of Certain Changes or Events	5.7
Neovasc Material Agreements	5.8
Neovasc Intellectual Property	5.9
Neovasc Employees and Employee Agreement Terms	5.17
Neovasc Employee Benefit Plans	5.18
Neovasc Obligations of Management	5.19
Neovasc Obligations to Related Parties	5.20
Parent Securitiesholder List	6.4
Parent Subsidiaries	6.5
Absence of Certain Changes or Events	6.8
Parent Material Agreements	6.10
Parent Intellectual Property	6.11
Parent Confidential Information and Invention Assignment Agreements	6.11(b)
Parent Title to Property	6.12
Parent Franchises, Permits, Licenses,	6.16
Parent Employees and Employee Agreement Terms	6.19
Parent Employee Benefit Plans	6.20
Parent Obligations to Related Parties	6.21
Confidentiality Agreement	7.16
B-Balloon Lockup Persons	7.22(a)
Neovasc Lockup Persons	7.22(b)
Parent Lockup Persons	7.22(c)

Schedule	Section

B-Balloon and Neovasc Available Cash	7.24(a)
Parent Available Cash	7.24(b)
Neovasc Third Party Consents	8.2(e)(i)
B-Balloon Third Party Consents	8.2(e)(ii)
Persons Resigning from Parent, B-Balloon and Neovasc Management	8.2(k)
Parent Third Party Consents	8.3(c)

     “Subsidiary” means, as to any Person, any Affiliate corporation or other entity of which at least the majority of the equity or voting interests are owned, directly or indirectly, by such first Person.

     “Takeover Protections” shall mean any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under an entity’s charter documents or the laws of its state of incorporation.

     “Tax” or “Taxes” means under the Laws of the United States, Canada, Israel or any other jurisdiction, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed.

     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     “Transaction” means the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, including the Concurrent Financing and the other actions required in connection therewith.

     1.2 Additional Definitions by Reference to Sections. Each of the following additional terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
B-Balloon	Preamble
B-Balloon Amended Articles	Section 2.5(a)
B-Balloon Articles	Section 2.5(a)
B-Balloon Certificate of Merger	Section 2.3(a)
B-Balloon Escrowed Securities	Section 10.3
B-Balloon Financial Statements	Section 4.6
B-Balloon General Meeting	Section 7.3(a)

Term	Section

B-Balloon Indemnitees	Section 7.11(a)
B-Balloon Intellectual Property	Section 4.9
B-Balloon Lockup Agreements	Section 7.22(a)
B-Balloon Material Agreement	Section 4.8
B-Balloon Merger	Recitals
B-Balloon Merger Effective Time	Section 2.3(a)
B-Balloon Merger Proposal	Section 7.3(a)
B-Balloon Option	Section 3.3(a)
B-Balloon Stock Certificate	Section 3.7
B-Balloon Warrant	Section 3.1(b)
Closing	Section 2.2
Closing Date	Section 2.2
Closing Escrow	Section 8.5
Code	Recitals
Companies Registrar	Section 2.3(a)
Confidentiality Agreement	Section 7.16
Director Nominees	Section 7.10
Eligible Taxpayer	Section 7.6
Escrowed Securities	Section 10.3
Israeli Company Shareholder Approvals	Section 8.1(a)
Israeli Offering	Section 7.9(b)
Israeli Tax Ruling	Section 7.6
Losses	Section 10.2(a)
Merger Proposals	Section 7.3(a)
Merger Sub I	Preamble
Merger Sub I Articles	Section 6.1
Merger Sub I General Meeting	Section 7.3(a)
Merger Sub II	Preamble
Merger Sub II Articles	Section 6.1
Merger Sub II General Meeting	Section 7.3(a)
Mergers	Recitals
Neovasc	Preamble
Neovasc Amended Articles	Section 2.5(b)
Neovasc Articles	Section 2.5(b)
Neovasc Certificate of Merger	Section 2.3(b)
Neovasc Escrowed Securities	Section 10.3
Neovasc Financial Statements	Section 5.6
Neovasc General Meeting	Section 7.3(a)
Neovasc Indemnitees	Section 7.11(b)
Neovasc Intellectual Property	Section 5.9
Neovasc Lockup Agreements	Section 7.22(b)
Neovasc Material Agreement	Section 5.8
Neovasc Merger	Recitals
Neovasc Merger Effective Time	Section 2.3(b)

Term	Section

Neovasc Merger Proposal	Section 7.3(a)
Neovasc Options	Section 3.4(a)
Neovasc Preferred D-2 Exchange Protocol	Section 3.5
Neovasc Stock Certificate	Section 3.9
Neovasc Warrants	Section 3.5
Non-102 Eligible Taxpayer	Section 7.6
Non-Electing Non-102 Holders	Section 7.6
102 Eligible Taxpayer	Section 7.6
Parent	Preamble
Parent Articles	Section 2.6
Parent Convertible Securities	Section 3.6
Parent Lockup Agreement	Section 7.22(c)
Parent Material Agreement	Section 6.10
Permitted Liens	Section 4.10
Repurchase	Section 7.18(j)
Surviving Company I	Section 2.10
Surviving Company II	Section 2.10
TPD	Section 6.13
Triggering Event	Section 7.22

     1.3 Construction.

          (a) The headings and captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

          (b) As used herein, the singular shall include the plural, the masculine and feminine genders shall include the neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

          (c) The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (d) All references herein to Sections, Schedules or Exhibits shall be deemed to refer to Sections of and Schedules or Exhibits to this Agreement, unless specified to the contrary. All Exhibits and Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.

          (e) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

          (f) “To the knowledge,” “to the best knowledge, information and belief” or any similar phrase shall be deemed to mean that an individual or the directors or executive officers of an entity (i) is actually aware of a particular fact or matter or (ii) could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonable investigation regarding the accuracy of any representation or warranty contained in this Agreement.

          (g) The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.

ARTICLE II
THE MERGERS

     2.1 The Mergers.

          (a) B-Balloon Merger. On the terms and subject to the conditions set forth in this Agreement, at the B-Balloon Merger Effective Time, in accordance with the provisions of the Israel Companies Law, Merger Sub I shall be merged with and into B-Balloon. At the B-Balloon Merger Effective Time, the separate existence of Merger Sub I shall cease and B-Balloon shall continue as the surviving company (“Surviving Company I”). For the purposes of the Israel Companies Law, and in connection with the B-Balloon Merger, B-Balloon shall be deemed to be the “receiving company” and Merger Sub I shall be deemed to be the “target company”.

          (b) Neovasc Merger. On the terms and subject to the conditions set forth in this Agreement, at the Neovasc Merger Effective Time, which shall be simultaneously with the B-Balloon Merger Effective Time, in accordance with the terms of the Israel Companies Law, Merger Sub II shall be merged with and into Neovasc. At the Neovasc Merger Effective Time, the separate existence of Merger Sub II shall cease and Neovasc shall continue as the surviving company (“Surviving Company II”). For the purposes of the Israel Companies Law, and in connection with the Neovasc Merger, Neovasc shall be deemed to be the “receiving company” and Merger Sub II shall be deemed to be the “target company”.

     2.2 The Closing. The closing of the B-Balloon Merger and the Neovasc Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Greenberg Traurig LP, in Miami, Florida, or such other place as agreed by the parties (and with consent of the parties, concurrently in such additional places as is appropriate given the nature of the transactions), commencing at 9:00 a.m. Miami time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take (i) at the Closing itself or (ii) as soon as practicable following the Closing, as set forth in Section 8.5 below) or such other date as the parties may mutually determine (the “Closing Date”). Schedule 2.2 contains a list of the certificates, securities, funds, consents, authorizations and other documents that are to be delivered by each party to the others (or to shareholders of the parties and other third parties) at or prior to Closing.

     2.3 The Effective Times.

          (a) B-Balloon Merger Effective Time. The B-Balloon Merger shall become effective on the date and at the time that the Registrar of Companies of the State of Israel (the “Companies Registrar”) provides Surviving Company I with the certificate of merger in accordance with Section 323(5) of the Israeli Companies Law (the “B-Balloon Certificate of Merger”) after the Companies Registrar’s receipt from B-Balloon and Merger Sub I of all required notices in accordance with Part Eight, Chapter One of the Israeli Companies Law, as set forth in Section 8.5 below. The time at which the B-Balloon Merger shall become effective as aforesaid is referred to hereinafter as the “B-Balloon Merger Effective Time.”

          (b) Neovasc Merger Effective Time. The Neovasc Merger shall become effective on the date and at the time that the Companies Registrar provides Surviving Company II with the certificate of merger in accordance with Section 323(5) of the Israeli Companies Law (the “Neovasc Certificate of Merger”) after the Companies Registrar’s receipt from Neovasc and Merger Sub II of all required notices in accordance with Part Eight, Chapter One of the Israeli Companies Law, as set forth in Section 8.5 below. The time at which the Neovasc Merger shall become effective as aforesaid is referred to hereinafter as the “Neovasc Merger Effective Time.”

     2.4 Effects of the Mergers.

          (a) Effects of the B-Balloon Merger. The B-Balloon Merger shall have the effects provided for herein and in the applicable provisions of the Israeli Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the B-Balloon Merger Effective Time, all of the properties, rights, privileges, powers and franchises of B-Balloon and Merger Sub I shall vest in Surviving Company I and all debts, liabilities and duties of B-Balloon and Merger Sub I shall become the debts, liabilities and duties of Surviving Company I.

          (b) Effects of the Neovasc Merger. The Neovasc Merger shall have the effects provided for herein and in the applicable provisions of the Israeli Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Neovasc Merger Effective Time, all of the properties, rights, privileges, powers and franchises of Neovasc and Merger Sub II shall vest in Surviving Company II and all debts, liabilities and duties of Neovasc and Merger Sub II shall become the debts, liabilities and duties of Surviving Company II.

     2.5 Articles and Amended Articles.

          (a) B-Balloon Articles of Association and Memorandum of Association. B-Balloon has made available to Parent its Articles of Association and Memorandum of Association, as in effect as of the date hereof (the “B-Balloon Articles”). Simultaneously with the B-Balloon Merger Effective Time, Parent, in its capacity as sole shareholder of Surviving Company I, may take all necessary and appropriate actions required to adopt Amended and Restated Articles of Association (the “B-Balloon Amended Articles”) and such B-Balloon Amended Articles shall be the Articles of Association of Surviving Company I from and after the B-Balloon Merger Effective Time until further amended in accordance with applicable law.

          (b) Neovasc Articles of Association and Memorandum of Association. Neovasc has made available to Parent its Articles of Association and Memorandum of

Association, as in effect as of the date hereof (the “Neovasc Articles”). Simultaneously with the Neovasc Merger Effective Time, Parent, in its capacity as sole shareholder of Surviving Company II, may take all necessary and appropriate actions required to adopt Amended and Restated Articles of Association (the “Neovasc Amended Articles”) and such Neovasc Amended Articles shall be the Articles of Association of Surviving Company II from and after the Neovasc Merger Effective Time until further amended in accordance with applicable law.

     2.6 Directors and Officers. The directors and officers of Parent immediately after the Merger Effective Times shall be agreed to by the parties hereto, including the Director Nominees (as hereinafter defined) and each shall hold his/her respective office or offices from and after the Effective Times until his or her successor shall have been elected and shall have qualified in accordance with applicable Law, or as otherwise provided in Parent’s corporate articles (the “Parent Articles”) and the Canada Business Corporations Act. The directors and officers of Surviving Company I after the B-Balloon Merger Effective Time shall be as agreed to by the parties and each shall hold his/her respective office or offices from and after the B-Balloon Merger Effective Time until his or her successor shall have been elected and shall have qualified in accordance with applicable Law, or as otherwise provided in the B-Balloon Amended Articles. The directors and officers of Surviving Company II immediately after the Neovasc Merger Effective Time shall be as agreed to by the parties and each shall hold his or her respective office or offices from and after the Neovasc Merger Effective Time until his or her successor shall have been elected and qualified in accordance with applicable Law, or as otherwise provided in the Neovasc Amended Articles.

ARTICLE III
MANNER OF CONVERTING SECURITIES;
TREATMENT OF OPTIONS AND WARRANTS

     3.1 Conversion and Exchange of Shares in the B-Balloon Merger. Subject to the provisions of this Article III at the B-Balloon Merger Effective Time, by virtue of the B-Balloon Merger and without any action on the part of Parent, Merger Sub I or B-Balloon, or any of the shareholders of any of the foregoing, the outstanding securities of B-Balloon and Merger Sub I shall be converted or assumed as follows:

          (a) At the B-Balloon Merger Effective Time, each ordinary share of Merger Sub I that shall be outstanding immediately prior to the Effective Time shall, by virtue of the B-Balloon Merger and without any action on the part of the holder thereof, cease to exist.

          (b) Each B-Balloon Share issued and outstanding immediately prior to the B-Balloon Merger Effective Time shall be deemed transferred to Parent in exchange for the right to receive such number of validly issued, fully paid and nonassessable Parent Shares to be calculated in accordance with the Exchange Protocol.

     3.2 Conversion and Exchange of Shares in the Neovasc Merger. Subject to the provisions of this Article III at the Neovasc Merger Effective Time, by virtue of the Neovasc Merger and without any action on the part of Parent, Merger Sub II or Neovasc, or any of the shareholders of any of the foregoing, the outstanding securities of Neovasc and Merger Sub II shall be converted or assumed as follows:

          (a) At the Neovasc Merger Effective Time, each ordinary share of Merger Sub II that shall be outstanding immediately prior to the Neovasc Merger Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist.

          (b) Each Neovasc Share issued and outstanding immediately prior to the Neovasc Merger Effective Time shall be deemed transferred to Parent in exchange for the right to receive such number of validly issued, fully paid and nonassessable Parent Shares to be calculated in accordance with the Exchange Protocol.

     3.3 B-Balloon Options.

          (a) B-Balloon and Parent shall take any actions necessary and appropriate to cause the B-Balloon Option Plan and agreements under which each B-Balloon Option, as defined below, was originally granted to be assumed by Parent effective at the B-Balloon Merger Effective Time, subject to the adjustments required by Section 3.3(b) . Each B-Balloon Option as in effect immediately prior to the B-Balloon Merger Effective Time shall continue in all respects as the corresponding Parent Assumed Option.

          (b) Subject to the provisions of this Article III, at the B-Balloon Merger Effective Time, each issued, outstanding and unexercised option to purchase B-Balloon Shares granted under the B-Balloon Option Plan or as otherwise approved by the B-Balloon Board of Directors (each, a “B-Balloon Option”), whether or not exercisable or vested, upon assumption by Parent as aforesaid, shall no longer be exercisable for the purchase of B-Balloon Shares, but shall be exercisable for a number of Parent Shares (rounded up to the nearest whole share) and at a price and term to expiration as determined by the Exchange Protocol. Parent shall issue notice of the number of Parent Shares to which each Parent Assumed Option relates to each holder of a B-Balloon Option in accordance with the Exchange Protocol.

          (c) Except to the extent required under the terms of the B-Balloon Options, all restrictions or limitations on transfer and vesting with respect to B-Balloon Options awarded under any plan, program or arrangement of B-Balloon, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Parent Assumed Option after giving effect to the B-Balloon Merger.

          (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the Parent Assumed Options. Within a reasonably practicable time after the Closing Date and following the listing of Parent Shares for trading on AMEX (as described in Section 7.20), Parent shall file a registration statement with the United States Securities and Exchange Commission on Form S-8 or another comparable form, but only if available, with respect to the Parent Shares subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     3.4 Neovasc Options

          (a) Neovasc and Parent shall take any actions necessary and appropriate to cause the Neovasc Option Plan and agreements under which each Neovasc Option, as defined below, was originally granted to be assumed by Parent effective at the Neovasc Merger Effective Time, subject to the adjustments required by Section 3.4(b) . Each Neovasc Option as in effect immediately prior to the Neovasc Merger Effective Time shall continue in all respects as the corresponding Parent Assumed Option.

          (b) Subject to the provisions of this Article III, at the Neovasc Merger Effective Time, each issued, outstanding and unexercised option to purchase Neovasc Shares granted under the Neovasc Option Plan or as otherwise approved by the Neovasc Board of Directors (each, a “Neovasc Option”), whether or not exercisable or vested, upon assumption by Parent as aforesaid, shall no longer be exercisable for the purchase of Neovasc Shares, but shall be exercisable for a number of Parent Shares and at a price and term to expiration as determined by the Exchange Protocol. Parent shall issue notice of the number of Parent Shares to which each Parent Assumed Option relates to each holder of a Neovasc Option in accordance with the Exchange Protocol.

          (c) Except to the extent required under the terms of the Neovasc Options (and not waived by any holder thereof), all restrictions or limitations on transfer and vesting with respect to Neovasc Options awarded under the Neovasc Option Plan or any other plan, program or arrangement of Neovasc, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Parent Assumed Option after giving effect to the Neovasc Merger.

          (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the Parent Assumed Options, as applicable. Within a reasonably practicable time after the Closing Date and following the listing of Parent Shares for trading on AMEX (as described in Section 7.20), Parent shall file a registration statement with the United States Securities and Exchange Commission on Form S-8 or another comparable form, but only if available, with respect to the Parent Shares subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     3.5 Neovasc Warrants. Subject to the provisions of this Article III, at the Neovasc Merger Effective Time, pursuant to the terms of each outstanding and unexercised Warrant to purchase Neovasc Shares (“Neovasc Warrant”), each Neovasc Warrant shall be assumed by Parent (“Parent Assumed Warrant”) and shall represent the right to acquire upon exercise thereof the number of Parent Shares and at a price and term to expiration as determined by the Exchange Protocol; provided, that the aggregate exercise price of each Neovasc Warrant shall remain unchanged. Parent shall issue each Parent Assumed Warrant to each holder of an Neovasc Warrant upon surrender thereof or, in case such Neovasc Warrant shall be lost, stolen or destroyed, upon receipt of an affidavit of that fact by the holder thereof and, if required by Parent, the written agreement by such Person to indemnify Parent and Surviving Company II against any claim that may be made against it with respect to such Neovasc Warrant. Each Parent Assumed Warrant shall contain the terms and conditions of each Neovasc Warrant so assumed and Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the Parent Assumed Warrant.

     3.6 Intended Effect of Exchange Protocol. Collectively, all B-Balloon Shares and B-Balloon Options shall be exchanged for Parent Shares or assumed so that the number of all issued and outstanding Parent Shares and Parent Assumed Options to which the B-Balloon Securityholders are collectively entitled at Closing shall equal one third of all Parent Shares that would be issued and outstanding immediately after the Mergers if all Parent Options and Parent Warrants, Parent Assumed Options and Parent Assumed Warrants were exercised and any Parent securities convertible into Parent Shares as identified in Schedule 3.6 (“Parent Convertible Securities”) were converted, but prior to taking into consideration the Concurrent Financing. Collectively, all Neovasc Shares, Neovasc Options and Neovasc Warrants shall be exchanged for Parent Shares or assumed so that the number of all issued and outstanding Parent Shares, Parent Assumed Options and Parent Assumed Warrants the Neovasc Securityholders are collectively entitled at Closing shall equal one third of all Parent Shares as would be issued and outstanding immediately after the Mergers if all Parent Options and Parent Warrants, Parent Assumed Options and Parent Assumed Warrants were exercised, and any Parent Convertible Securities were converted, but prior to taking into consideration the Concurrent Financing. Following such actions and the Effective Times, (i) the number of Parent Shares held by former B-Balloon Shareholders and into which the former B-Balloon Optionholders may exercise their Parent Assumed Options, (ii) the number of Parent Shares held by former Neovasc Shareholders and into which the former Neovasc Optionholders and Neovasc Warrantholders may exercise their Parent Assumed Options and Parent Assumed Warrants, and (iii) the number of Parent Shares existing as of immediately prior to Closing, on a fully diluted basis (treating all Parent Options, Parent Warrants and Parent Convertible Securities on an as-converted basis) shall equal each other.

     3.7 Surrender and Exchange of B-Balloon Shares. As soon as practicable after the B-Balloon Merger Effective Time, upon (i) surrender of a certificate or certificates representing the B-Balloon Shares that were outstanding immediately prior to the B-Balloon Merger Effective Time (each a “B-Balloon Stock Certificate”) to Parent (or, in case such certificates shall be lost, stolen or destroyed, an affidavit of that fact by the holder thereof pursuant to Section 3.12) and (ii) delivery to Parent of an executed Letter of Transmittal, Parent shall deliver to the record holder of the B-Balloon Shares surrendering such certificate or certificates (or affidavit in lieu thereof), Parent Shares registered in the name of such shareholder representing the number of Parent Shares, to which such holder is entitled under Section 3.1(b) . In the event of a transfer of ownership of B-Balloon Shares that is not registered in the transfer records of B-Balloon, a certificate (or evidence of such securities in book-entry form) representing the proper number of whole Parent Shares may be issued to a Person other than the Person in whose name the B-Balloon Stock Certificate so surrendered is registered, if, upon delivery by the holder thereof, such B-Balloon Stock Certificate shall be properly endorsed with signature guaranteed by a bank, brokerage firm, attorney or notary public or shall otherwise be in proper form for transfer and the Person requesting such issuance shall have paid any transfer and other taxes required by reason of the issuance of Parent Shares to a Person other than the registered holder of such B-Balloon Stock Certificate or shall have established to the reasonable satisfaction of Parent that such tax either has been paid or is not applicable, and shall have demonstrated, to the reasonable satisfaction of Parent, that the transfer of such B-Balloon Shares to the requesting person was accomplished in conformity with all applicable securities Laws and with any other agreements restricting the transfer of the B-Balloon Shares, to which such B-Balloon Shares are subject. As of the B-Balloon Merger Effective Time, each B-Balloon Share issued and outstanding immediately prior to the B-Balloon Merger Effective Time shall be deemed transferred to Parent and each certificate or certificates evidencing such shares shall until surrendered, be deemed at and after the B-Balloon Merger Effective Time to represent in the hands of the former B-Balloon Shareholder only the right to receive upon surrender as aforesaid the consideration specified in Section 3.1(b) for the holder thereof.

     3.8 Surrender and Exchange of Neovasc Shares. As soon as practicable after the Neovasc Merger Effective Time, upon (i) surrender of a certificate or certificates representing Neovasc Shares that were outstanding immediately prior to the Neovasc Merger Effective Time (each an “Neovasc Stock Certificate”) to Parent (or, in case such certificates shall be lost, stolen or destroyed, an affidavit of that fact by the holder thereof pursuant to Section 3.12) and (ii) delivery to Parent of an executed Letter of Transmittal, Parent shall deliver to the record holder of the Neovasc Shares surrendering such certificate or certificates (or affidavit in lieu thereof) Parent Shares registered in the name of such shareholder representing the number of Parent Shares to which such holder is entitled under Section 3.2(b) . In the event of a transfer of ownership of Neovasc Shares that is not registered in the transfer records of Neovasc, a certificate (or evidence of shares in book-entry form) representing the proper number of whole Parent Shares may be issued to a Person other than the Person in whose name the Neovasc Stock Certificate so surrendered is registered, if, upon delivery by the holder thereof, such Neovasc Stock Certificate shall be properly endorsed with signature guaranteed by a bank, brokerage firm, attorney or notary public or shall otherwise be in proper form for transfer and the Person requesting such issuance shall have paid any transfer and other taxes required by reason of the issuance of Parent Shares, to a Person other than the registered holder of such Neovasc Stock Certificate or shall have established to the reasonable satisfaction of Parent that such tax either has been paid or is not applicable, and shall have demonstrated, to the reasonable satisfaction of Parent, that the transfer of such Neovasc Shares to the requesting person was accomplished in conformity with all applicable securities Laws and with any other agreements restricting the transfer of the Neovasc Shares, to which such Neovasc Shares are subject. As of the Neovasc Merger Effective Time, each Neovasc Share issued and outstanding immediately prior to the Neovasc Merger Effective Time shall be deemed transferred to Parent and each certificate or certificates evidencing such shares shall until surrendered, be deemed at and after the Neovasc Merger Effective Time to represent in the hands of the former Neovasc Shareholder only the right to receive upon surrender as aforesaid the consideration specified in Section 3.2(b) for the holder thereof.

     3.9 B-Balloon Transfer Books; No Further Ownership Rights in B-Balloon Shares, Options or Warrants. All Parent Shares and Parent Assumed Options issued upon the surrender for exchange of B-Balloon Stock Certificates or B-Balloon Options in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the B-Balloon Shares or B-Balloon Options previously represented by such B-Balloon Stock Certificates or B-Balloon Option agreements and at the B-Balloon Merger Effective Time, the share transfer books of B-Balloon shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of Surviving Company I of the B-Balloon Shares or B-Balloon Options that were outstanding immediately prior to the B-Balloon Merger Effective Time. From and after the B-Balloon Merger Effective Time, the holders of B-Balloon Stock Certificates and B-Balloon Option agreements that evidenced ownership of the B-Balloon Shares and B-Balloon Options outstanding immediately prior to the

B-Balloon Merger Effective Time shall cease to have any rights with respect to such shares, options and warrants, except as otherwise provided for herein or by applicable Law.

     3.10 Neovasc Transfer Books; No Further Ownership Rights in Neovasc Shares, Options or Warrants. All Parent Shares, Parent Assumed Options and Parent Warrants issued upon the surrender for exchange of Neovasc Stock Certificates, Neovasc Options or Neovasc Warrants in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Neovasc Shares, Neovasc Options and Neovasc Warrants previously represented by such Neovasc Stock Certificates, Neovasc Options or Neovasc Warrants and at the Neovasc Merger Effective Time, the share transfer books of Neovasc shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of Surviving Company II of the Neovasc Shares, Neovasc Options and Neovasc Warrants that were outstanding immediately prior to the Neovasc Merger Effective Time. From and after the Neovasc Merger Effective Time, the holders of Neovasc Stock Certificates, Neovasc Option agreements and Neovasc Warrant agreements that evidenced ownership of the Neovasc Shares, Neovasc Options and Neovasc Warrants outstanding immediately prior to the Neovasc Merger Effective Time shall cease to have any rights with respect to such shares, options and warrants, except as otherwise provided for herein or by applicable Law.

     3.11 No Fractional Shares or Warrants. No fraction of a Parent Share (including any Parent Assumed Option or Parent Assumed Warrant to purchase a fraction of a Parent Share) shall be issued upon the surrender for exchange of a B-Balloon Stock Certificate, Neovasc Stock Certificate, B-Balloon Option agreement, Neovasc Option agreement, or Neovasc Warrant agreement (or evidence of such shares, options or warrants in book-entry form), no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of B-Balloon Shares or B-Balloon Options or Neovasc Shares, Neovasc Options or Neovasc Warrants who would otherwise be entitled to a fraction of or the right to purchase a fraction of a Parent Shares (after aggregating all fractional Parent Shares that otherwise would be received by such holder) shall, receive from Parent, in lieu of such fractional share, one Parent Share.

     3.12 Lost, Stolen or Destroyed Certificates or Agreements. If any B-Balloon Stock Certificate or B-Balloon Option agreement or Neovasc Stock Certificate, Neovasc Option agreement or Neovasc Warrant agreement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such B-Balloon Stock Certificate or B-Balloon Option agreement or Neovasc Stock Certificate, Neovasc Option agreement or Neovasc Warrant agreement to be lost, stolen or destroyed and, if required by Parent, the written agreement by such Person to indemnify Parent and Surviving Company I or Surviving Company II, as applicable, against any claim that may be made against it with respect to such B-Balloon Stock Certificate or B-Balloon Option agreement or Neovasc Stock Certificate, Neovasc Option agreement or Neovasc Warrant agreement, Parent will issue in exchange for such lost, stolen or destroyed B-Balloon Stock Certificate or B-Balloon Option agreement or Neovasc Stock Certificate, Neovasc Option agreement or Neovasc Warrant agreement, Parent Shares, Parent Assumed Options and Parent Warrants pursuant to this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF B-BALLOON

     Except as set forth on the Schedule of Exceptions delivered to Parent and Neovasc hereunder, whether or not such Schedule is specifically referenced herein, B-Balloon represents and warrants to Parent and Neovasc as of the date of this Agreement as follows:

     4.1 Organization and Existence. B-Balloon is a corporation duly organized and validly existing under the Laws of the State of Israel. B-Balloon has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted. B-Balloon is presently qualified to do business as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on B-Balloon with respect to its current activities. True and accurate copies of the B-Balloon Articles as in effect as of the date hereof have been delivered to Parent and Neovasc and will be delivered to Parent and Neovasc at the Closing to the extent of any changes therein that Parent and B-Balloon agree to.

     4.2 Corporate Power. B-Balloon has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations hereunder.

     4.3 Authorization. All action on the part of B-Balloon and its officers, directors and security holders necessary for the authorization, execution and delivery of this Agreement and the performance of its respective obligations hereunder, has been taken or will be taken prior to or upon the Closing, as applicable. This Agreement has been duly executed by B-Balloon and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes and will constitute a valid and legally binding obligation of B-Balloon, except (i) as limited by Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of Law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

     4.4 Subsidiaries. B-Balloon does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association, other business entity or Person. B-Balloon is not a participant in any joint venture, partnership or similar arrangement. Since its inception, B-Balloon has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any Person.

     4.5 Capitalization.

          (a) The registered share capital of B-Balloon on the date hereof and immediately prior to the Closing is, and shall be NIS 100,000, divided into 8,262,700 B-Balloon Ordinary Shares, nominal value NIS 0.01 each, and 1,737,300 B-Balloon Preferred Shares, of which 437,308 are designated B-Balloon Preferred A Shares, nominal value NIS 0.01 each, 999,992 are designated B-Balloon Preferred B Shares, nominal value NIS 0.01 each and 300,000 are designated B-Balloon Preferred B2 Shares, nominal value NIS 0.01 each. 498,581 B-Balloon Ordinary Shares, 437,308 B-Balloon Preferred A Shares, 668,416 B-Balloon Preferred B Shares and 289,084 B-Balloon Preferred B2 Shares are issued and outstanding. All such B-Balloon

Preferred Shares are convertible into B-Balloon Ordinary Shares in accordance with the Articles of Association of B-Balloon and as set forth on Schedule 4.5. The B-Balloon Ordinary Shares and the B-Balloon Preferred Shares have the rights, preferences, privileges and restrictions set forth in the B-Balloon Articles under Israeli Law. The B-Balloon Securitiesholder List attached as Schedule 4.5 is true and correct and accurately reflects the number of B-Balloon Shares, B-Balloon Options and B-Balloon Warrants held by each B-Balloon Shareholder, Option holder and Warrant holder as of the date hereof.

          (b) All issued and outstanding shares of B-Balloon’s capital stock have been duly authorized and validly issued in compliance with applicable Laws, including without limitation the Israeli Securities Law, 1968, other applicable securities Laws and the rules and regulations promulgated thereunder, and are fully paid and nonassessable and free and clear of Liens or third party rights and of any restrictions on transfer, except for transfer restrictions of US federal and state securities Laws.

          (c) Except as set forth on Schedule 4.5, there are no options, warrants, preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution or other rights to purchase or acquire from B-Balloon any of B-Balloon’s authorized and unissued capital stock. There are no rights to have B-Balloon’s capital stock registered for sale to the public in connection with the Laws of any jurisdiction, and to the best knowledge of B-Balloon no agreements relating to the voting of B-Balloon’s voting securities (except as contemplated hereby) and no restrictions on the transfer of B-Balloon’s capital stock or other equity securities, other than those arising under applicable securities Laws. All outstanding shares, options and warrants were issued pursuant to and in compliance with a valid exemption from registration under the Securities Act, and have been issued in compliance with applicable state securities Laws, as well as all applicable Israeli securities Laws. The exercise price of each option to purchase or acquire from B-Balloon any of B-Balloon’s authorized and unissued capital stock is the par value of the B-Balloon Ordinary Shares.

     4.6 Financial Statements.

          (a) B-Balloon has delivered to Parent and Neovasc the audited financial statements of B-Balloon as of and for the years ended December 31, 2005 and 2006 and the unaudited financial statements of B-Balloon as of and for the year ended December 31, 2007 (the “B-Balloon Financial Statements”), which are attached as Schedule 4.6. The B-Balloon Financial Statements, together with the notes thereto (if any) have been prepared in accordance with Israeli GAAP. B-Balloon shall deliver the audited financial statements for and as of the years ended December 31, 2005, 2006 and 2007 prepared in accordance with GAAP by the Closing and such financial statements, provided that there is no significantly adverse change to Parent or Neovasc from the financial statements delivered to Parent and prior to the date hereof shall be included as part of the B-Balloon Financial Statements for purposes of this Agreement. The B-Balloon Financial Statements, together with the notes thereto are and will be true and correct in all material respects and fairly present and will fairly present in all material respects the financial condition, results of operations and cash flow of B-Balloon as of the dates, and for the periods, indicated therein, subject, in the case of unaudited interim financial statements to normal year-end audit adjustments, which shall not be material. The B-Balloon Financial Statements audited in accordance with GAAP shall not be materially different from the B-

Balloon Financial Statements audited in accordance with Israeli GAAP. No event has occurred and nothing has come to the attention of B-Balloon since December 31, 2007 to indicate that the B-Balloon Financial Statements were not true and correct in all material respects as of the date thereof. Except as set forth in the B-Balloon Financial Statements or Schedule 4.6(a), B-Balloon has no liabilities of any nature, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2007 that do not exceed, in the aggregate, $50,000, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the B-Balloon Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of B-Balloon.

          (b) The books and records of B-Balloon are maintained in material compliance with applicable legal and accounting requirements. B-Balloon maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.7 Absence of Certain Changes or Events. Since December 31, 2007, except as set forth on Schedule 4.7, (i) there has been no event, occurrence or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect on B-Balloon or which, if taken after the date hereof, would constitute a breach of the covenants set forth in Sections 7.12 or 7.18, (ii) B-Balloon has not incurred any material liabilities other than in the ordinary course of business consistent with past practice, and (iii) B-Balloon has not (a) altered its method of accounting or the identity of its auditors, (b) declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or (c) issued any equity securities. B-Balloon has not taken any steps to seek protection pursuant to any bankruptcy Law nor does B-Balloon have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. B-Balloon is not Insolvent as of the date hereof, and, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent.

     4.8 Material Agreements. A list of all oral and written material agreements of B-Balloon is set forth on Schedule 4.8 (each, an “B-Balloon Material Agreement”). B-Balloon and to B-Balloon’s knowledge, each other party thereto, has in all material respects performed all the obligations required to be performed by them to date (or such non performing party has received a valid, enforceable and irrevocable written waiver with respect to its non performance), has received no notice of default and are not in default (with due notice or lapse of time or both) under any B-Balloon Material Agreement. B-Balloon has no knowledge of any breach or anticipated breach by the other party to any B-Balloon Material Agreement.

     4.9 Intellectual Property

          (a) B-Balloon owns or licenses for use (with a right of sublicense) certain Intellectual Property (“B-Balloon Intellectual Property”), such B-Balloon Intellectual Property being all that is necessary for the business of B-Balloon as presently conducted. To B-Balloon’s knowledge, neither B-Balloon’s current products, material pre-clinical and clinical development candidates and processes to make such candidates, nor any B-Balloon Intellectual Property, infringe or will infringe on the valid and subsisting Intellectual Property rights of others that B-Balloon is aware of or, to B-Balloon’s knowledge, any other rights of others. No claim is pending or, to B-Balloon’s knowledge, threatened, alleging any such infringement or with respect to the ownership, validity, license or use of, or any infringement resulting from, either the B-Balloon Intellectual Property or the sale of any material products or services by B-Balloon. No loss or expiration of the B-Balloon Intellectual Property is pending or, to B-Balloon’s knowledge, threatened. The Schedule of Exceptions contains a complete list of the patents and patent applications, trademark applications and registrations, copyright registrations, and domain name registrations within B-Balloon Intellectual Property on Schedule 4.9. There are no outstanding options, licenses or other agreements relating to the B-Balloon Intellectual Property, and B-Balloon is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. B-Balloon is not in violation of any license, sublicense or other agreement to which it is a party or otherwise bound relating to any Intellectual Property. B-Balloon is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which B-Balloon is a party or by which it is bound that involve indemnification by B-Balloon with respect to infringements of Intellectual Property. To B-Balloon’s knowledge, all registrations owned by or on behalf of B-Balloon, and applications to governmental or regulatory authorities in respect of such B-Balloon Intellectual Property, are valid and in full force and effect. Except as set forth on Schedule 4.9, to B-Balloon’s knowledge, no person is infringing on the B-Balloon Intellectual Property.

          (b) To the best knowledge of B-Balloon, each former and current officer, employee and consultant of B-Balloon who had or has access to B-Balloon confidential information and/or was or is involved in B-Balloon research and development has executed a Confidential Information and Invention Assignment Agreement, substantially in the form(s) delivered to Parent or are otherwise bound by confidentiality undertakings, and each such agreement remains in full force and effect pursuant to its terms. To B-Balloon’s knowledge, no such officer or employee or consultant is in violation of such proprietary information agreement or of any prior employee contract, proprietary information agreement or other agreement relating to the right of any such individual to be employed by, or to contract with, B-Balloon, and, to B-Balloon’s knowledge, the continued employment by B-Balloon of its present employees, and the performance of B-Balloon’s contracts with its independent contractors, will not result in any such violation. B-Balloon has not received any written notice alleging that any such violation has occurred.

          (c) The B-Balloon Merger does not and will not materially or adversely affect any rights of B-Balloon or Surviving Company I to use any material B-Balloon Intellectual Property.

     4.10 Title to Properties and Assets; Liens. B-Balloon has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case, not subject to any Lien or lease, other than (i) for Liens for current taxes not yet due and payable, and provided for on the applicable financial statements, and (ii) de minimis Liens and defects in title which do not in any case, individually or in the aggregate, materially detract from the value, continued ownership, use or operation of the property subject thereto or materially impair business operations, and that have not arisen otherwise than in the ordinary course of business (the “Permitted Liens”). With respect to the property and assets it leases, B-Balloon is in compliance with such leases in all material respects and holds a valid leasehold interest free of all Liens other than Permitted Liens. B-Balloon’s properties and assets are in good condition and repair in all material respects. B-Balloon does not currently own, and has never owned, any real property.

     4.11 Compliance with Other Instruments and Laws. B-Balloon is not in violation, breach or default of any provision of the B-Balloon’s Articles or Amended Articles. B-Balloon is not in violation of, default under or breach of any provision of any agreement, instrument, mortgage, deed of trust, loan, contract, lease, license, commitment, judgment, writ, decree, order, obligation or injunction to which it is a party or by which it or any of its properties or assets are bound, which violation, default or breach, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on B-Balloon or to prevent or delay the consummation of the transactions contemplated hereby. B-Balloon is not in violation of any provision of any federal, state, local or foreign statute, Law, rule or governmental regulation, judgment, writ, decree, order or injunction of any Governmental Authority, which violation, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on B-Balloon, including without limitation, all environmental Laws, all Laws, regulations and orders relating to anti-trust or trade regulation, employment practices and procedures, the health and safety of employees and consumer credit and the United States Foreign Corrupt Practices Act of 1977. B-Balloon has not received any notice of alleged violations of any Laws, rules, regulations, orders or other requirements of governmental or self-regulatory authorities. The execution and delivery of this Agreement by B-Balloon, and B-Balloon’s performance of and compliance with the terms hereof, or the consummation of the B-Balloon Merger and the other transactions contemplated hereby, will not result in any violation, breach or default, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any B-Balloon Material Agreement or any of the foregoing provisions, require any consent or waiver under any B-Balloon Material Agreement or any of the foregoing provisions (other than any consents or waivers that have been obtained), result in the creation of any Lien upon any of the properties or assets of B-Balloon, trigger any right of cancellation, termination or acceleration under any B-Balloon Material Agreement or any of the foregoing provisions, create any right of payment in any other person or entity (except as set forth herein), result in the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise permit, license, authorization or approval applicable to B-Balloon or result in a Material Adverse Effect on B-Balloon. B-Balloon has delivered to Parent and Neovasc copies of all written communications to and from the FDA and written summaries of all such oral communications.

B-Balloon has no knowledge that could reasonably lead it to believe that the FDA will not approve any of its proposed products or that questions the validity of its clinical trials.

     4.12 Litigation. There is no action, suit, proceeding or investigation pending or, to B-Balloon’s knowledge, threatened against or affecting B-Balloon or its properties or rights before any court or by or before any governmental agency. The foregoing includes, without limitation, actions pending or, to B-Balloon’s knowledge, threatened involving the prior employment of any of B-Balloon’s employees, their use in connection with B-Balloon’s business or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. B-Balloon is not a party or subject to, and none of their respective assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit or proceeding initiated by B-Balloon currently pending or which B-Balloon intends to initiate. There is no action, suit, claim or proceeding pending or, to the knowledge of B-Balloon, threatened, that questions the validity of this Agreement or the right of B-Balloon to enter into this Agreement, or to consummate the transactions contemplated hereby.

     4.13 Government or Third Party Consents. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority, any court or tribunal, whether Israeli, Canadian, United States or otherwise, or other third party, is required by B-Balloon in connection with the valid execution and delivery of this Agreement or the consummation of any transaction contemplated hereby, except (i) the qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration, if available) of the offer, issuance and exchange of the Parent Shares and the assumption of the Parent Assumed Options and Parent Assumed Warrants and the issuance of securities issuable upon exercise of the Parent Assumed Options or Parent Assumed Warrants under applicable securities Laws, including without limitation Israeli, Canadian, United States or otherwise, (ii) the conditional listing approval by the Eligible Market in respect of the Parent Shares to be issued or subject to issuance pursuant to Parent Assumed Options or Parent Assumed Warrants to be assumed or issued in connection with the Mergers, (iii) the Israeli Income Tax Ruling and Israeli Section 102 Tax Ruling (with respect to compliance for purposes of the benefits for employees of the “capital gains” track of Section 102), (iv) written notification to the OCS (such notification to include Parent’s written undertaking in the OCS’s customary form) and (v) approval of proposals to approve the B-Balloon Merger and the Neovasc Merger by B-Balloon and by Neovasc, respectively, including class voting and voting in accordance with Section 320(c) of the Israel Companies Law.

     4.14 Permits. B-Balloon has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, and B-Balloon reasonably believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. B-Balloon is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. B-Balloon has complied in all material respects with all federal, state or foreign Laws applicable to its business.

     4.15 Brokers or Finders. B-Balloon has not engaged any brokers, finders or agents, and B-Balloon has not incurred, and will not incur, directly or indirectly, as a result of any action taken by B-Balloon or any of its affiliates, any liability for brokerage or finders’ fees or agents’

commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

     4.16 Tax Returns and Payments. B-Balloon has accurately prepared and timely filed all federal, state, local and foreign income tax and other returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges owed by it (regardless of whether shown on any such tax return) or has otherwise made adequate provision for the payment of all taxes, assessments, fees and charges owed by it. B-Balloon has withheld or collected from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries. B-Balloon has not been advised in writing (a) that any of its returns have been or are being audited or (b) of any deficiency in assessment or proposed adjustment to its federal, state or other taxes. No assessment or proposed adjustment of B-Balloon’s income or other taxes is pending. B-Balloon is not currently the beneficiary of any extension of time within which to file any tax report or return. No claim has been made by a Governmental Authority in a jurisdiction where B-Balloon does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of B-Balloon that arose in connection with the failure or alleged failure to pay any tax. B-Balloon has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. B-Balloon has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. B-Balloon has not entered into a closing agreement with respect to any taxes. B-Balloon has not made any payments, and is not and will not become obligated under any contract entered into on or before the Closing Date to make any payments in connection with the transactions contemplated by this Agreement, or in connection with a combination of the transactions contemplated by this Agreement and any other event, that will be non-deductible or subject to excise tax or that would give rise to any obligation to indemnify any Person for any excise tax payable. B-Balloon is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to taxes. B-Balloon does not have any liability for taxes of any person as transferee, successor, by contract or otherwise.

     4.17 Employees. Schedule 4.17 contains a complete list of all employees of B-Balloon and the principal terms of employment for each employee. The employment of each employee of B-Balloon is terminable at will. Subject to Israeli Law, no employee of B-Balloon has been granted the right to continued employment by B-Balloon or to any material compensation following termination of employment with B-Balloon. To B-Balloon’s knowledge, no employee of B-Balloon, nor any consultant with whom B-Balloon has contracted, is in violation of any term of any employment contract, noncompetition or proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, B-Balloon or any judgment, decree or order of any court or administrative agency under which it is subject; and to B-Balloon’s knowledge the continued employment by B-Balloon of its present employees, and the performance of B-Balloon’s contracts with its independent contractors, will not result in any such violation. Neither the execution or delivery of this Agreement, nor the carrying on of B-Balloon’s business by the employees and independent contractors of B-Balloon, nor the conduct of B-Balloon’s business as now conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee or independent contractor is now obligated and of which B-Balloon is aware. B-Balloon has not received any notice alleging that any such violation has occurred. B-Balloon is not in default with respect to any obligation to any of its employees. No employee of B-Balloon is represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to B-Balloon’s knowledge, threatened dispute involving B-Balloon and any employee or group of its employees. B-Balloon has complied and is currently complying with all applicable Laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, except for noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect on B-Balloon.

     4.18 Employee Benefit Plans.

          (a) Schedule 4.18 sets forth a correct and complete list of all B-Balloon Employee Benefit Plans. Each B-Balloon Employee Benefit Plan, and its related documents, has been made available to Parent.

          (b) There are no pending actions, claims or lawsuits that have been asserted or instituted against any B-Balloon Employee Benefit Plan, the assets of any of the trusts under any B-Balloon Employee Benefit Plan or the sponsor of any B-Balloon Employee Benefit Plan, or, to the knowledge of B-Balloon, against any fiduciary or administrator of any B-Balloon Employee Benefit Plan with respect to the operation of any B-Balloon Employee Benefit Plan (other than routine benefit claims), nor does B-Balloon have any knowledge of facts that could reasonably be expected to form the basis for any such claim or lawsuit.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) result in any payment becoming due to any current or former employee, officer, director or consultant of B-Balloon or any of its subsidiaries, (ii) increase any benefits otherwise payable under any B-Balloon Employee Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any rights with respect to any such benefits under any B-Balloon Employee Benefit Plan or (iv) require any contributions or payments to fund, or any security to secure, any obligations under any B-Balloon Employee Benefit Plan. There are no B-Balloon Employee Benefit Plans that, individually or collectively, could give rise to the payment in connection with the transactions contemplated by this Agreement, or in connection with a combination of the transactions contemplated by this Agreement and any other event, of any amount that would not be deductible pursuant to the terms of Israeli Law.

     4.19 Obligations of Management. Except as set forth on Schedule 4.19, each officer and key employee of B-Balloon is currently devoting substantially all of his or her business time to the conduct of the business of B-Balloon. B-Balloon is not aware that any officer or key employee of B-Balloon is planning to work less than full time at B-Balloon in the future. To B-Balloon’s knowledge, no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise or is planning to leave the employ of B-Balloon.

     4.20 Obligations to Related Parties. Except as set forth on Schedule 4.20, there are no loans, leases, agreements, understandings, commitments or other continuing transactions between B-Balloon and any employee, officer, director or member of his or her immediate family or shareholder of B-Balloon or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons. To B-Balloon’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which B-Balloon is affiliated or with which B-Balloon has a business relationship, or any firm or corporation that competes with B-Balloon, except in connection with the ownership of stock of publicly-traded companies (but not exceeding 2% of the outstanding capital stock of any such company). No employee, officer, director or member of his or her immediate family or, to B-Balloon’s knowledge, shareholder of B-Balloon or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons, is, directly or indirectly, interested in any material contract with B-Balloon (other than such contracts as relate to any such person’s ownership of capital stock or other securities of B-Balloon or employment by B-Balloon). B-Balloon is not a guarantor or indemnitor of any Indebtedness of any other Person.

     4.21 Insurance. B-Balloon has in full force and effect general commercial, clinical trial, product liability, fire and casualty insurance policies and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and sufficient in amount to allow it to replace any of its material properties or assets that might be damaged or destroyed or sufficient to cover liabilities to which B-Balloon may reasonably become subject.

     4.22 Environmental and Safety Laws. B-Balloon is in compliance with all applicable environmental Laws, rules and regulations except for noncompliance that, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect on B-Balloon. There is no environmental litigation or other environmental proceeding pending or, to B-Balloon’s knowledge, threatened, by any governmental regulatory authority or others with respect to the business of B-Balloon. No state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by B-Balloon or that may otherwise have a Material Adverse Effect on B-Balloon. To B-Balloon’s knowledge, no Hazardous Substances have been used, treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by B-Balloon in violation of any applicable environmental Laws.

     4.23 OCS. Other than commitments of Parent required to be undertaken at the Effective Time by the OCS, B-Balloon has satisfied all conditions and requirements of instruments of approval granted to it by OCS and any applicable Laws and regulations, including the Law for the Encouragement of' Industrial Research and Development, 1984, with respect to any research and development grants given to it by such office, except to the extent that noncompliance with the foregoing, individually or in the aggregate, would not result in a Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby. All information supplied by B-Balloon with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

     4.24 Disclosure. All disclosures provided by B-Balloon to Parent, Merger Sub I, Merger Sub II and Neovasc regarding B-Balloon, its business and the transactions contemplated hereby, furnished by or on behalf of B-Balloon are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     4.25 US Shareholders are Accredited. B-Ballon reasonably believes that all of its shareholders who are US Persons (as defined in Regulation S of the Securities Act) are “accredited investors” (as defined in Regulation D of the Securities Act).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NEOVASC

     Except as set forth on the Schedule of Exceptions delivered to Parent and B-Balloon hereunder, whether or not such Schedule is specifically referenced herein, Neovasc represents and warrants to Parent and B-Balloon as of the date of this Agreement as follows:

     5.1 Organization and Existence. Neovasc is a corporation duly organized and validly existing under the Laws of the State of Israel. Neovasc has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted. Neovasc is presently qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Neovasc. True and accurate copies of the Neovasc Articles as in effect as of the date hereof, have been delivered to Parent and will be delivered to Parent and B-Balloon at the Closing to the extent of any changes therein that Parent and B-Balloon agree to.

     5.2 Corporate Power. Neovasc has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations hereunder.

     5.3 Authorization. All action on the part of Neovasc, its officers, its directors and its shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all of Neovasc’s obligations hereunder has been taken or will be taken prior to or upon the Closing, as applicable. This Agreement has been duly executed by Neovasc and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes and will constitute a valid and legally binding obligation of Neovasc, except (i) as limited by Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of Law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

     5.4 Subsidiaries. Neovasc does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association, other business entity or Person. Neovasc is not a participant in any joint venture, partnership or similar arrangement.

Since its inception, Neovasc has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any Person.

     5.5 Capitalization.

          (a) The authorized registered share capital of Neovasc as of the date hereof and immediately prior to the Closing is and shall be NIS 300,000, divided into 17,834,870 Neovasc Ordinary Shares, nominal value NIS 0.01 each, and 12,165,130 Neovasc Preferred Shares of which 300,100 are Neovasc Preferred A Shares, nominal value NIS 0.01 each, 428,600 Neovasc Preferred B Shares, nominal value NIS 0.01 each, 636,430 Neovasc Preferred C Shares, nominal value NIS 0.01 each, 2,800,000 Neovasc Preferred D1 Shares, nominal value NIS 0.01 each and 8,000,000 Neovasc Preferred D2 Shares, nominal value NIS 0.01 each. 485,565 Neovasc Ordinary Shares, 300,100 Neovasc Preferred A Shares, 428,600 Neovasc Preferred B Shares, 623,930 Neovasc Preferred C Shares, 2,638,591 Neovasc Preferred D1 Shares and 2,860,217 Neovasc Preferred D2 Shares are issued and outstanding. All such Neovasc Preferred Shares are convertible into Neovasc Ordinary Shares in accordance with the Articles of Association of Neovasc and as set forth on Schedule 5.5. The Neovasc Ordinary Shares and the Neovasc Preferred Shares have the rights, preferences, privileges and restrictions set forth in the Neovasc Articles and under Israeli Law. The Neovasc Shareholder List attached as Schedule 5.5 is true and correct and accurately reflects the number of Neovasc Shares, Neovasc Options and Neovasc Warrants held by each Neovasc Shareholder, Optionholder and Warrantholder as of the date hereof.

          (b) All issued and outstanding shares of Neovasc’s capital stock have been duly authorized and validly issued in compliance with applicable Laws, including without limitation the Israeli Securities Law 1968, other applicable securities Laws and the rules and regulations promulgated thereunder, and are fully paid and nonassessable and free and clear of Liens or third party rights and of any restrictions on transfer, except for transfer restrictions of the federal and state securities laws.

          (c) Except as set forth on Schedule 5.5, there are no options, warrants, preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution or other rights to purchase or acquire from Neovasc any of Neovasc’s authorized and unissued capital stock. There are no rights to have Neovasc’s capital stock registered for sale to the public in connection with the Laws of any jurisdiction, and to the best knowledge of Neovasc, no agreements relating to the voting of Neovasc’s voting securities (except as contemplated hereby) and no restrictions on the transfer of Neovasc’s capital stock, other than those arising under applicable securities Laws. All outstanding shares, options and warrants were issued pursuant to and in compliance with a valid exemption from registration under the Securities Act and have been issued in compliance with applicable state securities Laws, as well as all applicable Israeli securities Laws. The exercise price of each option to purchase or acquire from Neovasc any of Neovasc’s authorized and unissued capital stock is the par value of the Neovasc Ordinary Shares.

     5.6 Financial Statements.

          (a) Neovasc has delivered to Parent and B-Balloon the audited financial statements of Neovasc as of and for the years ended December 31, 2005 and 2006 and the unaudited financial statements of Neovasc as of and for the year ended December 31, 2007 (the “Neovasc Financial Statements”), which are attached as Schedule 5.6. The Neovasc Financial Statements, together with the notes thereto, have been prepared in accordance with GAAP. Neovasc shall deliver the audited financial statements for and as of the year ended December 31 2005, 2006 and 2007 prepared in accordance with GAAP by the Closing and such financial statements, provided that there is no significantly adverse change to Parent or B-Balloon from the financial statements delivered to Parent and B-Balloon prior to the date hereof shall be included as part of the Neovasc Financial Statements for purposes of this Agreement. The Neovasc Financial Statements, together with the notes thereto are and will be true and correct in all material respects and fairly present and will fairly present in all material respects the assets, liabilities and shareholders’ equity of Neovasc as of the dates, and for the periods, indicated therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, which shall not be material. No event has occurred and nothing has come to the attention of Neovasc since December 31, 2007 to indicate that the Neovasc Financial Statements did not fairly present in all material respects the assets, liabilities and shareholders’ equity of Neovasc as of the date thereof. Except as set forth in the Neovasc Financial Statements or Schedule 5.6(a), Neovasc has no liabilities of any nature, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2007 that do not exceed, in the aggregate, $50,000, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Neovasc Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of Neovasc.

          (b) The books and records of Neovasc are being maintained in material compliance with applicable legal and accounting requirements. Neovasc maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability other than in the ordinary course of business consistent with past practice, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.7 Absence of Certain Changes or Events. Since December 31, 2007, except as set forth on Schedule 5.7, (i) there has been no event, occurrence or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect on Neovasc or which, if taken after the date hereof, would constitute a breach of the covenants set forth in Sections 7.12 or 7.18, (ii) Neovasc has not incurred any material liability, (iii) Neovasc has not altered its method of accounting or the identity of its auditor, (iv) Neovasc has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or (v) Neovasc has not issued any equity securities. Neovasc has not taken any steps to seek protection pursuant to any bankruptcy Law nor does Neovasc have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Neovasc is not

Insolvent as of the date hereof, and, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent.

     5.8 Material Agreements. A list of all oral and written material agreements of Neovasc is set forth on Schedule 5.8 (each, a “Neovasc Material Agreement”). Neovasc and to Neovasc’s knowledge, each other party thereto, has in all material respects performed all the obligations required to be performed by them to date (or such non performing party has received a valid, enforceable and irrevocable written waiver with respect to its non performance), has received no notice of default and are not in default (with due notice or lapse of time or both) under any Neovasc Material Agreement. Neovasc has no knowledge of any breach or anticipated breach by the other party to any Neovasc Material Agreement.

     5.9 Intellectual Property.

          (a) Neovasc owns or licenses for use (with a right of sublicense) certain Intellectual Property (“Neovasc Intellectual Property”), which constitute all of the Intellectual Property being all that is necessary for the business of Neovasc as presently conducted. To Neovasc’s knowledge, neither Neovasc’s current products, material pre-clinical and clinical development candidates and processes to make such candidates, nor any Neovasc Intellectual Property, infringe or will infringe on the valid and subsisting Intellectual Property rights of others that Neovasc is aware of or, to Neovasc’s knowledge, any other rights of others. No claim is pending or, to Neovasc’s knowledge, threatened, alleging any such infringement or with respect to the ownership, validity, license or use of, or any infringement resulting from, either the Neovasc Intellectual Property or the sale of any material products or services by Neovasc. No loss or expiration of the Neovasc Intellectual Property is pending or, to Neovasc’s knowledge, threatened. The Schedule of Exceptions contains a complete list of the patents and patent applications, trademark applications and registrations, copyright registrations, and domain name registrations within Neovasc Intellectual Property on Schedule 5.9. There are no outstanding options, licenses or other agreements relating to the Neovasc Intellectual Property, and Neovasc is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. Neovasc is not in violation of any license, sublicense or other agreement to which it is a party or otherwise bound relating to any Intellectual Property. Neovasc is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which Neovasc is a party or by which it is bound that involve indemnification by Neovasc with respect to infringements of Intellectual Property. Except as set forth on Schedule 5.9, to Neovasc’s knowledge, all registrations owned by or on behalf of Neovasc, and applications to Governmental Authorities in respect of such Neovasc Intellectual Property, are valid and in full force and effect. To Neovasc’s knowledge, no person is infringing on the Neovasc Intellectual Property.

          (b) To the best knowledge of Neovasc, each former and current officer, employee and consultant of Neovasc who had or has access to Neovasc confidential information and/or was or is involved in Neovasc research and development has executed a Confidential Information and Invention Assignment Agreement, substantially in the form(s) delivered to Parent or are otherwise bound by confidentiality undertakings, and each such agreement remains in full force and effect pursuant to its terms. To Neovasc’s knowledge, no such officer or employee or consultant is in violation of such proprietary information agreement or of any prior employee contract, proprietary information agreement or other agreement relating to the right of any such individual to be employed by, or to contract with, Neovasc, and, to Neovasc’s knowledge, the continued employment by Neovasc of its present employees, and the performance of Neovasc’s contracts with its independent contractors, will not result in any such violation. Neovasc has not received any written notice alleging that any such violation has occurred.

          (c) The Neovasc Merger does not and will not materially or adversely affect any rights of Neovasc or Surviving Company II to use any material Neovasc Intellectual Property.

     5.10 Title to Properties and Assets; Liens. Neovasc has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case, not subject to any Lien, other than Permitted Liens. With respect to the property and assets it leases, Neovasc is in compliance with such leases in all material respects and holds a valid leasehold interest free of all Liens other than Permitted Liens. Neovasc’s properties and assets are in good condition and repair in all material respects. Neovasc does not currently own, and has never owned, any real property.

     5.11 Compliance with Other Instruments and Laws. Neovasc is not in violation, breach or default of any provision of the Neovasc’s Articles or Amended Articles. Neovasc is not in violation of, default under or breach of any provision of any agreement, instrument, mortgage, deed of trust, loan, contract, lease, license, commitment, judgment, writ, decree, order, obligation or injunction to which it is a party or by which it or any of its properties or assets are bound, which violation, default or breach, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on Neovasc or to prevent or delay the consummation of the transactions contemplated hereby. Neovasc is not in violation of any provision of any federal, state, local or foreign Law, statute, rule or governmental regulation, judgment, injunction or decree of any Governmental Authority, which violation, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on Neovasc, including, without limitation, all environmental Laws, all Laws, regulations and orders relating to anti-trust or trade regulation, employment practices and procedures, the health and safety of employees and consumer credit and the United States Foreign Corrupt Practices Act of 1977. Neovasc has not received any notice of alleged violations of any Laws, rules, regulations, orders or other requirements of governmental or self-regulatory authorities. The execution and delivery of this Agreement by Neovasc, and Neovasc’s performance of and compliance with the terms hereof, or the consummation of the Neovasc Merger and the other transactions contemplated hereby, will not result in any violation, breach or default, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any Neovasc Material Agreement or any of the foregoing provisions, require any consent or waiver under any Neovasc Material Agreement or any of the foregoing provisions (other than any consents or waivers that have been obtained), result in the creation of any Lien upon any of the properties or assets of Neovasc, trigger any right of cancellation, termination or acceleration under any Neovasc Material Agreement or any of the foregoing provisions, create any right of payment in any other person or entity (except as set forth herein), result in the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to Neovasc or result in a Material Adverse Effect on Neovasc. Neovasc has delivered to Parent and B-Balloon copies of all written communications to and from the FDA and written summaries of all such oral communications. Neovasc has no knowledge that could reasonably lead it to believe that the FDA will not approve any of its proposed products or that questions the validity of its clinical trials.

     5.12 Litigation. There is no action, suit, proceeding or investigation pending or, to Neovasc’s knowledge, threatened against or affecting Neovasc or its properties or rights before any court or by or before any Governmental Authority. The foregoing includes, without limitation, actions pending or, to Neovasc’s knowledge, threatened involving the prior employment of any of Neovasc’s employees, their use in connection with Neovasc’s business or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neovasc is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit or proceeding initiated by Neovasc currently pending or which Neovasc intends to initiate. There is no action, suit, claim or proceeding pending or, to the knowledge of Neovasc, threatened, that questions the validity of this Agreement or the right of Neovasc to enter into this Agreement, or to consummate the transactions contemplated hereby.

     5.13 Governmental or Third Party Consents. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority, any court or tribunal, whether Israeli, Canadian, United States or otherwise, or other third party, is required by Neovasc in connection with the valid execution and delivery of this Agreement or the consummation of any transaction contemplated hereby, except (i) the qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration, if available) of the offer, issuance and exchange of the Parent Shares and the assumption of the Parent Assumed Options and Parent Assumed Warrants and the issuance of securities issuable upon exercise of the Parent Assumed Options or Parent Assumed Warrants under applicable securities Laws, including without limitation Israeli, Canadian, United States or otherwise, (ii) the conditional listing approval by the Eligible Market in respect of the Parent Shares to be issued or subject to issuance pursuant to Parent Assumed Options or Parent Assumed Warrants to be assumed or issued in connection with the Mergers, (iii) the Israeli Income Tax Ruling and Israeli Section 102 Tax Ruling (with respect to compliance for purpose of the benefit for employees of the “capital gains” track of Section 102, (iv) written notification to the OCS (such notification to include Parent’s written undertaking in the OCS’s customary form and (v) approval of proposals to approve the B-Balloon Merger and the Neovasc Merger by B-Balloon and by Neovasc respectively, including class voting and voting in accordance with Section 320(c) of the Israel Companies Law.

     5.14 Permits. Neovasc has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, and Neovasc reasonably believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neovasc is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. Neovasc has complied in all material respects with all federal, state or foreign Laws applicable to its business.

     5.15 Brokers or Finders. Neovasc has not engaged any brokers, finders or agents, and Neovasc has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Neovasc or any of its affiliates, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

     5.16 Tax Returns and Payments. Neovasc has accurately prepared and timely filed all federal, state, local and foreign income tax and other returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges owed by it (regardless of whether shown on any such tax return) or has otherwise made adequate provision for the payment of all taxes, assessments, fees and charges owed by it. Neovasc has withheld or collected from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries. Neovasc has not been advised in writing (a) that any of its returns have been or are being audited or (b) of any deficiency in assessment or proposed adjustment to its federal, state or other taxes. No assessment or proposed adjustment of Neovasc’s United States income or other taxes is pending. Neovasc is not currently the beneficiary of any extension of time within which to file any tax report or return. No claim has been made by a Governmental Authority in a jurisdiction where Neovasc does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Neovasc that arose in connection with the failure or alleged failure to pay any tax. Neovasc has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. Neovasc has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Neovasc has not entered into a closing agreement with respect to any taxes. Neovasc has not made any payments, and is not and will not become obligated under any contract entered into on or before the Closing Date to make any payments in connection with the transactions contemplated by this Agreement, or in connection with a combination of the transactions contemplated by this Agreement and any other event, that will be non-deductible subject to excise tax or that would give rise to any obligation to indemnify any Person for any excise tax payable. Neovasc is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to taxes. Neovasc does not have any liability for taxes of any person or as transferee, successor, by contract or otherwise.

     5.17 Employees. Schedule 5.17 contains a complete list of all employees of Neovasc and the principal terms of employment for each employee. The employment of each employee of Neovasc is terminable at will. Subject to Israeli Law, no employee of Neovasc has been granted the right to continued employment by Neovasc or to any material compensation following termination of employment with Neovasc. To Neovasc’s knowledge, no employee of Neovasc, nor any consultant with whom Neovasc has contracted, is in violation of any term of any employment contract, noncompetition or proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Neovasc or any judgment, decree or order of any court or administrative agency under which it is subject; and to Neovasc’s knowledge the continued employment by Neovasc of its present employees, and the performance of Neovasc’s contracts with its independent contractors, will not result in any such violation. Neither the execution or delivery of this Agreement, nor the carrying on of Neovasc’s business by the employees and independent contractors of Neovasc, nor the conduct of Neovasc’s business as now conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee or independent contractor is now obligated and of which Neovasc is aware. Neovasc has not received any notice alleging that any such violation has occurred. Neovasc is not in default with respect to any obligation to any of its employees. No employee of Neovasc is represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to Neovasc’s knowledge, threatened dispute involving Neovasc and any employee or group of its employees. Neovasc has complied and is currently complying with all applicable Laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, except for noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect on Neovasc.

     5.18 Employee Benefit Plans.

          (a) Schedule 5.18 sets forth a correct and complete list of all Neovasc Employee Benefit Plans. Each Neovasc Employee Benefit Plan, and its related documents, has been made available to Parent.

          (b) There are no pending actions, claims or lawsuits that have been asserted or instituted against any Neovasc Employee Benefit Plan, the assets of any of the trusts under any Neovasc Employee Benefit Plan or the sponsor of any Neovasc Employee Benefit Plan, or, to the knowledge of Neovasc, against any fiduciary or administrator of any Neovasc Employee Benefit Plan with respect to the operation of any Neovasc Employee Benefit Plan (other than routine benefit claims), nor does Neovasc have any knowledge of facts that could reasonably be expected to form the basis for any such claim or lawsuit.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) result in any payment becoming due to any current or former employee, officer, director or consultant of Neovasc or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Neovasc Employee Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any rights with respect to any such benefits under any Neovasc Employee Benefit Plan or (iv) require any contributions or payments to fund, or any security to secure, any obligations under any Neovasc Employee Benefit Plan. There are no Neovasc Employee Benefit Plans that, individually or collectively, could give rise to the payment in connection with the transactions contemplated by this Agreement, or in connection with a combination of the transactions contemplated by this Agreement and any other event, of any amount that would not be deductible pursuant to the terms of Israeli Law.

     5.19 Obligations of Management. Except as set forth on Schedule 5.19, each officer and key employee of Neovasc is currently devoting substantially all of his or her business time to the conduct of the business of Neovasc. Neovasc is not aware that any officer or key employee of Neovasc is planning to work less than full time at Neovasc in the future. To Neovasc’s knowledge, no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise or is planning to leave the employ of Neovasc.

     5.20 Obligations to Related Parties. Except as set forth on Schedule 5.20, there are no loans, leases, agreements, understandings, commitments or other continuing transactions between Neovasc and any employee, officer, director or member of his or her immediate family or shareholder of Neovasc or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons. To Neovasc’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Neovasc is affiliated or with which Neovasc has a business relationship, or any firm or corporation that competes with Neovasc, except in connection with the ownership of stock of publicly-traded companies (but not exceeding 2% of the outstanding capital stock of any such company). No employee, officer, director or member of his or her immediate family or, to Neovasc’s knowledge, shareholder of Neovasc or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons, is, directly or indirectly, interested in any material contract with Neovasc (other than such contracts as relate to any such person’s ownership of capital stock or other securities of Neovasc). Neovasc is not a guarantor or indemnitor of any Indebtedness of any other Person.

     5.21 Insurance. Neovasc has in full force and effect or is otherwise covered by general commercial, directors and officers, fire and casualty insurance policies and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and sufficient in amount to allow it to replace any of its material properties or assets that might be damaged or destroyed or sufficient to cover liabilities to which Neovasc may reasonably become subject.

     5.22 Environmental and Safety Laws. Neovasc is in compliance with all applicable environmental Laws, rules and regulations except for noncompliance that, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect on Neovasc. There is no environmental litigation or other environmental proceeding pending or, to Neovasc’s knowledge, threatened, by any governmental regulatory authority or others with respect to the business of Neovasc. No state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by Neovasc or that may otherwise have a Material Adverse Effect on Neovasc. To Neovasc’s knowledge, no Hazardous Substances have been used, treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by Neovasc in violation of any applicable environmental Laws.

     5.23 OCS. Other than commitments of Parent required to be undertaken at the Effective Time by the OCS, Neovasc has satisfied all conditions and requirements of instruments of approval granted to it by OCS and any applicable Laws and regulations, including the Law for the Encouragement of' Industrial Research and Development, 1984, with respect to any research and development grants given to it by such office, except to the extent that noncompliance with the foregoing, individually or in the aggregate, would not result in a Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby. All information supplied by Neovasc with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

     5.24 Disclosure. All disclosures provided by Neovasc to Parent, Merger Sub I, Merger Sub II and B-Balloon regarding Neovasc, its business and the transactions contemplated hereby, furnished by or on behalf of Neovasc are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     5.25 US Shareholders are Accredited. Neovasc reasonably believes that all of its shareholders who are US Persons (as defined in Regulation S of the Securities Act) are “accredited investors” (as defined in Regulation D of the Securities Act).

ARTICLE VI
REPRESENTATIONS, WARRANTIES OF THE PARENT,
MERGER SUB I AND MERGER SUB II

     Except as set forth on the Schedule of Exceptions delivered to B-Balloon and Neovasc hereunder, whether or not such Schedule is specifically referenced herein, each of Parent, Merger Sub I and Merger Sub II severally represents and warrants to each of B-Balloon and Neovasc as of the date of this Agreement as follows:

     6.1 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Canada. Merger Sub I is a corporation duly organized and validly existing under the Laws of the State of Israel. Merger Sub II is a corporation duly organized and validly existing under the Laws of the State of Israel. Each of Parent, Merger Sub I and Merger Sub II has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted. Parent is presently qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect with respect to Parent. True and accurate copies of the Parent Certificate, Parent By-laws, Merger Sub I’s Articles of Association (the “Merger Sub I Articles”), Merger Sub II’s Articles (the “Merger Sub II Articles”), each as in effect as of the date hereof have been delivered to B-Balloon and Neovasc and will be delivered to B-Balloon and Neovasc at the Closing to the extent of any changes in the Parent Certificate and Parent By-Laws that Parent, B-Balloon and Neovasc agree to.

     6.2 Corporate Power. Each of Parent, Merger Sub I and Merger Sub II has all requisite legal and corporate and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations hereunder.

     6.3 Authorization. All corporate and other action on the part of each of Parent, Merger Sub I and Merger Sub II, and their respective officers and directors necessary for the (i) due authorization, execution and delivery of this Agreement and (ii) performance of all obligations of Parent, Merger Sub I and Merger Sub II hereunder has been taken or will be taken prior to or upon Closing, as applicable. All corporate action on the part of the sole member of each of Merger Sub I and Merger Sub II necessary for the (i) due authorization, execution and delivery of this Agreement and (ii) performance of all obligations of Merger Sub I and Merger Sub II hereunder has been taken or will be taken prior to Closing, as applicable. This Agreement has been duly executed by each of Parent, Merger Sub I and Merger Sub II and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes and will constitute a valid and legally binding obligation of each of Parent, Merger Sub I and Merger Sub II, except (i) as limited by Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of Law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. The Parent Board of Directors has full corporate power and authority to appoint and elect the Director Nominees (as defined in Section 7.10) .

     6.4 Authorized Securities.

          (a) The Parent Shares issuable pursuant to Section 3.1(b) and Section 3.2(b) shall be duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of shareholders. The Parent Assumed Options and Parent Assumed Warrants shall be duly issued and authorized when issued in accordance with this Agreement and any Parent Shares issued upon the exercise thereof according to their respective terms, as applicable, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of shareholders. The Parent Securitiesholder List as of January 28, 2008 attached as Schedule 6.4 is true and correct and accurately reflects the number of Parent Shares, Parent Options and Parent Warrants held by each Parent Shareholder, Parent Optionholder and Parent Warrantholder.

          (b) The Parent Shares, Parent Assumed Options and Parent Assumed Warrants will be issued and/or assumed pursuant to and in accordance with Section 2.11 (Business Combination and Reorganization) of National Instrument 45-106 – Prospectus and Registration Exemptions and no prospectus is required to be filed and no filing with, consent or approval of any securities commission or regulatory authority in Canada or the United States is required in connection with the Mergers other than the filing of a material change report and report of exempt distribution by Parent within ten days of closing and a business acquisition report within 75 days of the completion of the Mergers. Except if any “control person” (as defined by Section 1.1 of the BC Securities Act) is created on account of the Mergers and the Concurrent Financing, the Parent Shares issued in the Mergers will not be subject to any statutory or other resale restrictions or hold periods under applicable Canadian Securities Laws. Shares issued under the Concurrent Financing and Parent Assumed Options will be subject to a four month holding period from Closing. Approval of the shareholders of Parent by a 66 2/3% majority of those represented at the Parent Shareholders’ Meeting is required in connection with the Parent Share reverse-split contemplated for the Mergers and only a majority vote is required for the Mergers and Concurrent Financing.

     6.5 Subsidiaries. Other than its interest in Merger Sub I and Merger Sub II, and as otherwise disclosed on Schedule 6.5, Parent does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association, other business entity or Person. Parent is not a participant in any joint venture, partnership or similar arrangement. Parent has not during the last five years consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any Person.

     6.6 Capitalization.

          (a) The authorized capital stock of Parent on the date hereof consists of an unlimited number of Parent Shares and Parent Preferred Shares of which 111,209,545 (pre-reverse split) Parent Shares 4,270,244 Parent Options, and 20,675,572 Parent Warrants are issued and outstanding, and no Parent Preferred Shares are designated, issued or outstanding. The Parent Shares and the Parent Preferred Shares have the rights, preferences, privileges and restrictions set forth in the Parent charter documents and under Canadian Law. All issued and outstanding shares of Parent’s capital stock have been duly authorized and validly issued in compliance with applicable Laws, and are fully paid and nonassessable and free and clear of Liens or third party rights and of any restrictions on transfer in Canada.

          (b) Except as set forth on Schedule 6.4, there are no options, warrants, preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution or other rights to purchase or acquire from Parent any of Parent’s authorized and unissued capital stock. Except as contemplated by this Agreement, there are (i) no rights to have Parent’s capital stock registered for sale to the public in connection with the Laws of any jurisdiction, (ii) to the Parent’s knowledge, no agreements relating to the voting of Parent’s voting securities and (iii) no restrictions on the transfer of Parent’s capital stock or other equity securities, other than those arising under applicable securities Laws, including Canadian Securities Laws. All outstanding shares, options and warrants were issued pursuant to a valid prospectus or an exemption from prospectus requirements under the Canadian Securities Laws and have been issued in compliance with all applicable Canadian Securities Laws, rules of the Eligible Market and all other applicable securities Laws.

     6.7 Compliance with Securities Laws.

          (a) The Parent Shares are listed for trading on the Eligible Market. Parent has filed all forms, reports, statements and documents required to be filed with the Eligible Market, each of which complied in form and substance with and all applicable requirements of the Canadian Securities Laws as in effect on the date so filed. All of Parent’s filings with the Eligible Market since January 1, 2005 contained all the material information required to be contained therein, did not contain a misstatement of a material fact and did not omit to state a material fact that was required to be stated in order to make the information contained therein not misleading at the time such information was filed. Parent has not been notified to any default or alleged default by Parent of any requirement of securities and corporate Laws, including Canadian Securities Laws.

          (b) Parent has filed all forms, reports, statements and documents required to be filed under or in accordance with all Canadian and other applicable securities Laws. The documents publicly filed by Parent under the applicable provisions of Canadian Securities Laws since January 1, 2005 contain all the material information required to be contained therein, do not contain any misstatement of a material fact or fail to include a material fact required to be stated therein or necessary in order to make the statements made therein not misleading at the time such documents were filed. Parent has not received any material comment letters that remain unresolved from any applicable securities commissions or stock exchanges with respect to any such documents or any notice of investigation or similar notice from any such entities with respect to any such documents or otherwise.

          (c) The financial statements of Parent included in all filed or publicly available forms, reports, statements and documents since January 1, 2005 comply in all material respects with applicable accounting requirements and all rules and regulations with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Canadian GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and will be reconciled to GAAP by Closing, and fairly present in all material respects the financial condition, results of all operations and cash flows of Parent as of the dates, and for the periods, indicated therein, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

          (d) The books and records of Parent are maintained in material compliance with applicable legal and accounting requirements. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     6.8 Absence of Certain Changes or Events. Since the date of the latest audited financial statements included within the forms, reports, statements and documents filed under or in accordance with Canadian Securities Laws, except as disclosed in such forms, reports, statements and documents or in Schedule 6.8 of the Schedule of Exceptions or incident to the transactions contemplated hereby or in connection with the Mergers, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect on Parent, or which, if taken after the date hereof, would constitute a breach of the covenants set forth in Sections 7.12 or 7.18, (ii) Parent has not incurred any material liabilities other than in the ordinary course of business consistent with past practice, (iii) Parent has not altered its method of accounting or the identity of its auditors, except as disclosed in such forms, reports, statements and documents, (iv) Parent has not declared or made any dividend or distribution of cash or other property to its shareholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or (v) Parent has not issued any equity securities. Parent has not taken any steps to seek protection pursuant to any bankruptcy Law nor does Parent have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Parent is not Insolvent as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent.

     6.9 Internal Controls. Neither Parent (including, to Parent’s Knowledge, any employee thereof) nor the Parent’s independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal controls utilized by Parent (other than a significant deficiency or material weakness that has been disclosed to the Audit Committee of the Board of Directors of Parent, and, in the case of a material weakness, that has been disclosed as required in any forms, reports, statements or documents filed under or in accordance with, Canadian Securities Laws), (B) any fraud, whether or not material, that involves Parent’s management or other employees who have a significant role in the preparation of financial statements or the internal controls utilized by Parent or (C) any claim or allegation regarding any of the foregoing (other than claims or allegations that have been duly investigated and found not to involve any of the foregoing).

     6.10 Material Agreements. A list of all oral and written material agreements of Parent are included as Schedule 6.10 (each, a “Parent Material Agreement”). Parent and to Parent’s knowledge, each other party thereto, has in all material respects performed all the obligations required to be performed by them to date (or such non performing party has received a valid, enforceable and irrevocable written waiver with respect to its non performance), has received no notice of default and are not in default (with due notice or lapse of time or both) under any Parent Material Agreement. Parent has no knowledge of any breach or anticipated breach by the other party to any Parent Material Agreement, except as set forth on Schedule 6.10.

     6.11 Intellectual Property.

          (a) Parent owns or licenses, directly or through its subsidiaries, for use (with a right of sublicense) certain Intellectual Property disclosed on Schedule 6.11 (“Parent Intellectual Property”), which constitute all of the Intellectual Property being all that is necessary for the business of Parent as presently conducted. To Parent’s knowledge, neither Parent’s current products, material pre-clinical and clinical development candidates and processes to make such candidates, nor any Parent Intellectual Property, infringe or will infringe on the valid and subsisting Intellectual Property rights of others that Parent is aware of or, to Parent’s knowledge, any other rights of others. No claim is pending or, to Parent’s knowledge, threatened, alleging any such infringement or with respect to the ownership, validity, license or use of, or any infringement resulting from, either the Parent Intellectual Property or the sale of any material products or services by Parent. No loss or expiration of the Parent Intellectual Property is pending or, to Parent’s knowledge, threatened. The Schedule of Exceptions contains a complete list of the patents and patent applications, trademark applications and registrations, copyright registrations, and domain name registrations within Parent Intellectual Property. There are no outstanding options, licenses or other agreements relating to the Parent Intellectual Property, and Parent is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. Parent is not in violation of any license, sublicense or other agreement to which it is a party or otherwise bound relating to any Intellectual Property. Parent is not obligated to make any payments by way of royalties (except as set forth on Schedule 6.11, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which Parent is a party or by which it is bound that involve indemnification by Parent with respect to infringements of Intellectual Property. To Parent’s knowledge, all registrations owned by or on behalf of Parent, and applications to Governmental Authorities in respect of such Parent Intellectual Property, are valid and in full force and effect. To Parent’s knowledge, no other person is infringing on the Parent Intellectual Property.

          (b) Schedule 6.11(b) lists each former and current officer, employee and consultant of Parent who had or has access to Parent confidential information and/or was or is involved in Parent research and development has executed a Confidential Information and Invention Assignment Agreement, substantially in the form(s) delivered to Parent, and each such agreement remains in full force and effect pursuant to its terms. To Parent’s knowledge, no officer or employee or consultant is in violation of such proprietary information agreement or of any prior employee contract, proprietary information agreement or other agreement relating to the right of any such individual to be employed by, or to contract with, Parent, and, to Parent’s knowledge, the continued employment by Parent of its present employees, and the performance of Parent’s contracts with its independent contractors, will not result in any such violation. Parent has not received any written notice alleging that any such violation has occurred.

          (c) The Mergers do not and will not materially or adversely affect any rights of Parent, Surviving Company I or Surviving Company II to use any material Parent Intellectual Property.

     6.12 Title to Properties and Assets; Liens. Parent has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case, not subject to any Lien, other than Permitted Liens. With respect to the property and assets it leases, Parent is in compliance with such leases in all material respects and holds a valid leasehold interest free of all Liens. Parent’s properties and assets are in good condition and repair in all material respects. Parent does not currently own, and has never owned, any real property, except as set forth on Schedule 6.12.

     6.13 Compliance with Other Instruments and Laws. Parent is not in violation, breach or default of any provision of the Parent Certificate or the Parent By-laws, each as amended and in effect on the date hereof and as of the Closing. Parent is not in violation of, default under or breach of any provision of any agreement, instrument, mortgage, deed of trust, loan, contract, lease, license, commitment, judgment, writ, decree, order, obligation or injunction to which it is a party or by which it or any of its properties or assets are bound, which violation, default or breach, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on Parent or to prevent or delay the consummation of the transactions contemplated hereby. Parent is not in violation of any provision of any federal, state, local or foreign Law, statute, rule or governmental regulation, judgment, writ, decree, order or injunction of any Governmental Authority, which violation, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect on Parent, including without limitation, all environmental Laws, all Laws, regulations and orders relating to antitrust or trade regulation, employment practices and procedures, the health and safety of employees and consumer credit. Parent has not received any notice of alleged violations of any Laws, rules, regulations, orders or other requirements of Governmental Authorities. The execution and delivery of this Agreement by Parent, and Parent’s performance of and compliance with the terms hereof, or the consummation of the Merger and the other transactions contemplated hereby, will not result in any violation, breach or default, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any Parent Material Agreement or any of the foregoing provisions, require any consent or waiver under any Parent Material Agreement or any of the foregoing provisions (other than any consents or waivers that have been obtained), result in the creation of any Lien upon any of the properties or assets of Parent, trigger any right of cancellation, termination or acceleration under any Parent Material Agreement or any of the foregoing provisions, create any right of payment in any Person (except as contemplated herein), result in the suspension, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to Parent or result in a Material Adverse Effect on Parent. Parent has delivered to B-Balloon and Neovasc copies of all written communications to and from the FDA and written summaries of all such oral communications. Parent has no knowledge that could reasonably lead it to believe that the FDA will not approve any of its proposed products or that questions the validity of its clinical trials. Health Canada’s Therapeutic Products Directorate (“TPD”) is the Canadian federal authority that regulates pharmaceutical drugs and medical devices for human use, including the giving of market authorization in accordance with requirements of safety, efficacy and quality under the Food and Drugs Act and Regulations. Parent has all necessary approvals from TPD and all references to the FDA above are deemed to include TPD.

     6.14 Litigation. There is no action, suit, proceeding or investigation pending or, to Parent’s knowledge, threatened against or affecting Parent, Merger Sub I, Merger Sub II or any of their respective properties or rights before any court or by or before any Governmental Authority. The foregoing includes, without limitation, actions pending or, to Parent’s knowledge, threatened involving the prior employment of any of Parent’s employees, their use in connection with Parent’s business or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. None of Parent, Merger Sub I, or Merger Sub II is party or subject to, and none of their respective assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit or proceeding initiated by Parent, Merger Sub I or Merger Sub II currently pending or which Parent, Merger Sub I or Merger Sub II intends to initiate. There is no action, suit or proceeding initiated by Parent currently pending or which Parent intends to initiate. There is no action, suit, claim or proceeding pending or, to the knowledge of Parent, threatened, that questions the validity of this Agreement or the right of Parent to enter into this Agreement, or to consummate the transactions contemplated hereby.

     6.15 Governmental or Third Party Consents. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority, any court or tribunal, whether Israeli, Canadian, United States or otherwise, or other third party is required by Parent in connection with the valid execution and delivery of this Agreement or the consummation of any transaction contemplated hereby, except (i) the determination that there exists an exemption qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration, if available) of the offer, issuance and sale of the Parent Shares and the assumption of the Parent Assumed Options, Parent Assumed Warrants and the issuance of securities issuable upon exercise of the Parent Assumed Options or Parent Assumed Warrants under applicable securities Laws, including without limitation Israeli, Canadian, United States or otherwise, (ii) the conditional listing approval by the Eligible Market in respect of the Parent Shares to be issued or subject to issuance pursuant to Parent Assumed Options or Parent Assumed Warrants to be assumed or issued in connection with the Mergers, (iii) the Israeli Income Tax Ruling and Israel Section 102 Tax Ruling (with respect to compliance for purposes of the benefit for employees of the “capital gains” tracks of Section 102), (iv) written notification to the OCS (such notification to include Parent’s written undertaking in the OCS’s customary form and (v) approval of proposals to approve the Mergers, Concurrent Financing and related matters contemplated herein.

     6.16 Permits. Parent has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and Parent reasonably believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. All of these are described on Schedule 6.16. Parent is not in default in any material respect under any of such franchises, or other similar authority. Parent has complied in all material respects with all federal, state or foreign Laws applicable to its business.

     6.17 Brokers or Finders. Parent has not engaged any brokers, finders or agents, and Parent has not incurred, and neither will incur, directly or indirectly, as a result of any action taken by Parent or any of its affiliates, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

     6.18 Tax Returns and Payments. Parent has accurately prepared and timely filed all income and other tax returns and other returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges owed by it (regardless of whether shown on any such tax return) or has otherwise made adequate provision for the payment of all taxes, assessments, fees and charges owed by it. Parent has withheld or collected from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries. Parent has not been advised in writing (a) that any of its returns have been or are being audited or (b) of any deficiency in assessment or proposed adjustment to its federal, Canadian, provincial or other taxes. No assessment or proposed adjustment of Parent’s income or other taxes is pending. Parent is not currently the beneficiary of any extension of time within which to file any tax report or return. No claim has been made by a Governmental Authority in a jurisdiction where Parent does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Parent that arose in connection with the failure or alleged failure to pay any tax. Parent has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. Parent has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Parent has not made any payments, and is not and will not become obligated under any contract entered into on or before the Closing Date to make any payments, in connection with the transactions contemplated by this Agreement, or in connection with a combination of the transactions contemplated by this Agreement and any other event, that will be non-deductible or subject to excise tax or that would give rise to any obligation to indemnify any person for any excise tax payable.

     6.19 Employees. Schedule 6.19 contains a full list of each employee of Parent and principal terms of employment. The employment of each employee of Parent is terminable at will. No employee of Parent has been granted the right to continued employment by Parent or to any material compensation following termination of employment with Parent. To Parent’s knowledge, no employee of Parent, nor any consultant with whom Parent has contracted, is in violation of any term of any employment contract, noncompetition or proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Parent or any judgment, decree or order of any court or administrative agency under which it is subject; and to Parent's knowledge the continued employment by Parent of its present employees, and the performance of Parent’s contracts with its independent contractors, will not result in any such violation. Neither the execution or delivery of this Agreement, nor the carrying on of Parent’s business by the employees and independent contractors of Parent, nor the conduct of Parent’s business as now conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee or independent contractor is now obligated and of which Parent is aware. Parent has not received any notice alleging that any such violation has occurred. Parent is not in default with respect to any obligation to any of its employees. No employee of Parent is represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to Parent’s knowledge, threatened dispute involving Parent and any employee or group of its employees. Parent has complied and is currently complying with all applicable Laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, except for noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect on Parent.

     6.20 Employee Benefit Plans.

          (a) Schedule 6.20 sets forth a correct and complete list of all Parent Employee Benefit Plans. Each Parent Employee Benefit Plan, and its related documents, has been made available to Neovasc and B-Balloon. No Parent Employee Benefit Plan is a multi-employer welfare arrangement. Neither Parent nor any Affiliate has any obligation or liability, contingent or otherwise, with respect to any “pension plan”. Neither Parent nor any of its Affiliates has ever participated in and has never been required to contribute to any “multi employer plan”. No Parent Employee Benefit Plan provides for, nor does Parent or any of its subsidiaries have any liability for post-employment life insurance or health benefit coverage for any participant or any beneficiary of a participant.

          (b) The Parent Employee Benefit Plans have been maintained in all material respects in accordance with their terms and with all provisions of Canadian Laws. The exercise price of each option to purchase or acquire from Parent any of Parent’s authorized and unissued capital stock was intended to constitute a price which is equal to or greater than the fair market value of the underlying shares on the date of grant, as then determined in good faith by the Parent board of directors.

          (c) There are no pending actions, claims or lawsuits that have been asserted or instituted against or in connection with any Parent Employee Benefit Plan, the assets of any of the trusts under any Parent Employee Benefit Plan or the sponsor of any Parent Employee Benefit Plan, or, to the knowledge of Parent, against any fiduciary or administrator of any Parent Employee Benefit Plan with respect to the operation of any Parent Employee Benefit Plan (other than routine benefit claims), nor does Parent have any knowledge of facts that could reasonably be expected to form the basis for any such claim or lawsuit.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) result in any payment becoming due to any current or former employee, officer, director or consultant of Parent or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Parent Employee Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any rights with respect to any such benefits under any Parent Employee Benefit Plan or (iv) require any contributions or payments to fund, or any security to secure, any obligations under any Parent Employee Benefit Plan.

          (e) To the extent any Parent Employee Benefit Plan to which employees of Surviving Company I and Surviving Company II may receive equity securities does not comply with the “capital gains” track under Section 102 of the Israeli Income Tax Ordinance, such plan shall be modified to comply in all respects with the requirements for the “capital gains” track under Section 102 by the Closing providing that such changes do not materially and adversely affect Parent by increasing its net employment costs for Israeli employees.

     6.21 Obligations to Related Parties. Except as set forth on Schedule 6.21, there are no loans, leases, agreements, understandings, commitments or other continuing transactions between Parent and any employee, officer, director or member of his or her immediate family or shareholder of Parent or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons. To Parent’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Parent is affiliated or with which Parent has a business relationship, or any firm or corporation that competes with Parent, except in connection with the ownership of stock of publicly-traded companies (but not exceeding 2% of the outstanding capital stock of any such company). No employee, officer, director or member of his or her immediate family or, to Parent’s knowledge, shareholder of Parent or member of his or her immediate family or any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing persons, is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such person’s ownership of capital stock or other securities of Parent or employment by Parent). Parent is not a guarantor or indemnitor of any Indebtedness of any other Person.

     6.22 Insurance. Parent has in full force and effect general commercial, fire and casualty insurance policies and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and sufficient in amount to allow it to replace any of its material properties or assets that might be damaged or destroyed or sufficient to cover liabilities to which Parent may reasonably become subject.

     6.23 Environmental and Safety Laws. Parent is in compliance with all applicable environmental Laws, rules and regulations except for noncompliance that, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect on Parent. There is no environmental litigation or other environmental proceeding pending or, to Parent’s knowledge, threatened, by any governmental regulatory authority or others with respect to the business of Parent. No state of facts exists as to environmental matters or Hazardous

Substances that involves the reasonable likelihood of a material capital expenditure by Parent or that may otherwise have a Material Adverse Effect on Parent. To Parent’s knowledge, no Hazardous Substances have been used, treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by Parent in violation of any applicable environmental Laws.

     6.24 No Assets; No Liabilities. Neither Merger Sub I nor Merger Sub II will own, or will have the right to own prior to the Closing, any assets (including without limitation, tangible and intangible, personal and real property) and neither is involved in the operation of any business or property. Other than as specifically disclosed in such forms, reports, statements or documents and those liabilities related to this Agreement and as set forth in the Schedule of Exceptions, neither Parent, Merger Sub I nor Merger Sub II has any direct or indirect material liability, Indebtedness or obligation (including without limitation, known or unknown, absolute or contingent, liquidated or unliquidated or due or to become due) except relating to the transactions contemplated hereby.

     6.25 Application of Takeover Protections. There are no Takeover Protections that are or would become applicable to Parent as a result of Parent, Merger Sub I, Merger Sub II, Neovasc or B-Balloon fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, as a result of Parent’s issuance of the Parent Shares, Parent Assumed Options or Parent Warrants issuable pursuant to Section 3 or any other warrant or option as specified in this Agreement.

     6.26 Disclosure. All disclosures provided by Parent, Merger Sub I and Merger Sub II to Neovasc and B-Balloon regarding Parent, Merger Sub I and Merger Sub II, their respective businesses and the transactions contemplated hereby, furnished by or on behalf of Parent, Merger Sub I and Merger Sub II are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To Parent’s, Merger Sub I’s and Merger Sub II’s knowledge, no event or circumstance has occurred or information exists with respect to Parent, Merger Sub I or Merger Sub II or their respective business, properties, operations or financial conditions, which, under applicable Law, rule or regulation, requires public disclosure or announcement by Parent but which has not been so publicly announced or disclosed, except for entering into this Agreement.

     6.27 Operations of Merger Sub I and Merger Sub II. Each of Merger Sub I and Merger Sub II is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     6.28 Trading Matters. The Parent Shares are quoted on the Eligible Market. There is no action or proceeding pending or, to Parent’s knowledge, threatened against Parent by any Canadian Securities regulatory authority with respect to any intention by such entities to prohibit or terminate the quotation of any such securities on the Eligible Market.

     6.29 Foreign Corrupt Practices.. Neither Parent nor any director, officer, agent, employee or other Person acting on behalf of' Parent has, in the course of its actions for, or on behalf of, Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment on other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of' any provision of the United States Foreign Corrupt Practices, kickback or other unlawful payment to any foreign or domestic government official or employee nor of any analogous Canadian or other law including the Corruption of Foreign Public Officials Act.

     6.30 OFAC. Parent (i) is not a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg., 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of' such executive order or (iii) is not a Person on the list of' Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other United States Department of Treasury's Office of Foreign Assets Control regulation or executive order. The Mergers and Concurrent Financing are not subject to review under the Investment Canada Act.

     6.31 Patriot Act. Assuming the foregoing were applicable to Parent, Parent would be in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 200l) nor of any other analogous Canadian Law.

ARTICLE VII
ADDITIONAL AGREEMENTS

     7.1 Confidentiality and Announcements. Except as provided below in this Section 7.1, none of the parties hereto, nor any of their respective Affiliates, shall publicly disclose the execution, delivery or contents of this Agreement other than (i) with the prior written consent of the other parties hereto, or (ii) as required by any applicable Law (including for the purpose of holding shareholder meetings and proxies therefor), the applicable rules of any stock exchange, or any Governmental Authority upon prior notice to the other parties hereto. Without limiting the foregoing, the parties understand that this Agreement will be filed with the Companies Registrar and distributed to those persons entitled by law to receive a copy of the respective Merger Proposals, defined below and will also be publicly filed by Parent at www.SEDAR.com. As soon as practicable following the execution of this Agreement, the parties hereto shall agree with each other as to the form, timing and substance of any press release or public disclosure related to this Agreement or the transactions contemplated hereby; provided that (x) such agreement shall not be unreasonably withheld or delayed, and (y) nothing contained herein shall prohibit any party, following notification and consultation with the other party, from making any such disclosure if required by any applicable Law or any Governmental Authority.

     7.2 Tax Free Exchange and Israeli Tax Deferral. Each of Parent, Neovasc and B-Balloon shall use its respective commercially reasonable efforts to cause the Mergers to qualify as a reorganization described in Section 368(a) of the Code and will not take any actions that would reasonably be expected to cause the Mergers to not so qualify. For purposes of the foregoing, this Agreement shall constitute a plan of reorganization. The Income Tax Act (Canada) will not impose any tax on a non-resident of Canada on account of the Mergers.

     7.3 Merger Proposals, Notice and Actions by Companies Registrar.

          (a) As promptly as practicable after the execution and delivery of this Agreement, (i) B-Balloon and Merger Sub I shall jointly prepare a merger proposal (in the Hebrew language) (the “B-Balloon Merger Proposal”) and cause it to be executed in accordance with Section 316 of the Israeli Companies Law, (ii) Neovasc and Merger Sub II shall jointly prepare a merger proposal (in the Hebrew language) (the “Neovasc Merger Proposal,” and, together with the B-Balloon Merger Proposal, collectively, the “Merger Proposals”) and cause it to be executed in accordance with Section 316 of the Israeli Companies Law, (iii) each of B-Balloon and Merger Sub I shall convene a shareholders’ meeting by notice to the shareholders in accordance with the respective Articles of Association and the Israeli Companies Law (the “B-Balloon General Meeting” and “Merger Sub I General Meeting”), (iv) each of Neovasc and Merger Sub II shall convene a shareholders’ meeting by notice to the shareholders in accordance with the respective Articles of Association and the Israeli Companies Law (the “Neovasc General Meeting” and the “Merger Sub II General Meeting”) (v) each of B-Balloon and Merger Sub I shall deliver the B-Balloon Merger Proposal to the Companies Registrar within three Israeli business days of the giving of notice of the shareholders meeting, and (vi) each of Neovasc and Merger Sub II shall deliver the Neovasc Merger Proposal to the Companies Registrar within three Israeli business days of the giving of notice of the shareholders meeting. B-Balloon and Merger Sub I and Neovasc and Merger Sub II shall cause a copy of its respective Merger Proposal to be delivered to each of its secured creditors, if any, no later than three Israeli business days after the date on which such respective Merger Proposal is delivered to the Companies Registrar and shall promptly inform its non-secured creditors of its respective Merger Proposal and its contents in accordance with Section 318 of the Israeli Companies Law and the regulations promulgated thereunder. Promptly after B-Balloon and Merger Sub I, on the one hand, and Neovasc and Merger Sub II on the other hand, shall have complied with the preceding sentence, but in any event no more than three days following the date on which such notice was sent to the creditors, B-Balloon and Merger Sub I, on the one hand, and Neovasc and Merger Sub II, on the other hand, shall inform the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to their creditors under Section 318 of the Israeli Companies Law and the regulations promulgated thereunder.

          (b) B-Balloon and Merger Sub I and Neovasc and Merger Sub II shall provide all required approvals, if any, to the Companies Registrar, including notice of the respective shareholders and class resolutions approving the merger as set forth in Section 7.4 below; each respective merger shall be effected in accordance with Section 323 of the Israeli Companies Law and this Agreement following (i) the later of 30 days from the shareholders resolution approving the merger or 50 days from the submission of the applicable Merger Proposal to the Companies Registrar and (ii) the receipt of the B-Balloon Certificate of Merger and the Neovasc Certificate of Merger from the Companies Registrar as soon as practicable following the Closing.

     7.4 B-Balloon Merger General Meetings.

          (a) B-Balloon General Meeting. B-Balloon shall take all action necessary under all applicable legal requirements to convene, give notice of and hold a B-Balloon General Meeting with class voting, in accordance with the B-Balloon Articles of Association and the Israel Companies Law, to vote on the proposal to approve the B-Balloon Merger, this Agreement and the transactions contemplated hereby. Subject to its fiduciary obligations, the Board of Directors of B-Balloon shall advise B-Balloon’s shareholders that the Board of Directors approved the B-Balloon Merger upon the terms and conditions set forth in this Agreement.

          (b) Merger Sub I General Meeting. Parent (as the sole shareholder of Merger Sub I) shall vote to approve the B-Balloon Merger at a Merger Sub I General Meeting.

          (c) Companies Registrar Notification. Each of B-Balloon and Merger Sub I shall (in accordance with Section 317(b) of the Israeli Companies Law and the regulations thereunder) inform the Companies Registrar of the decision of the respective General Meetings with respect to the B-Balloon Merger within three Israeli business days following the adoption of the respective resolutions.

     7.5 Neovasc Merger General Meetings.

          (a) Neovasc General Meeting. Neovasc shall take all action necessary under all applicable legal requirements to convene, give notice of and hold a Neovasc General Meeting with class voting, in accordance with the Neovasc Articles of Association and the Israel Companies Law, to vote on the proposal to approve the Neovasc Merger, this Agreement and the transactions contemplated hereby. Subject to its fiduciary obligations, the Board of Directors of Neovasc shall advise Neovasc’s shareholders that the Board of Directors approved the Neovasc Merger upon the terms and conditions set forth in this Agreement.

          (b) Merger Sub II General Meeting. Parent (as the sole shareholder of Merger Sub I) shall vote to approve the Neovasc Merger at a Merger Sub II General Meeting.

          (c) Companies Registrar Notification. Each of Neovasc and Merger Sub I shall (in accordance with Section 317(b) of the Israeli Companies Law and the regulations thereunder) inform the Companies Registrar of the decision of the respective General Meetings with class voting with respect to the Neovasc Merger within three Israel business days following the adoption of the respective resolutions.

     7.6 Israeli Income Tax Rulings and Israeli Tax Withholding.

     As soon as reasonably practicable after the execution of this Agreement, each of B-Balloon and Neovasc shall cause its Israeli advisors to prepare and file with the Israeli Tax Authority an application for a ruling(s) to be issued by the Israeli Tax Authority (the “Israeli Tax Ruling”), in accordance with Section 104(h) of the Israeli Income Tax Ordinance, pursuant to which, if so agreed by the Israeli Tax Authority, the following would apply to the B-Balloon Shareholders, Neovasc Shareholders, holders of Neovasc Warrants, holders of B-Balloon Options and holders of Neovasc Options (each, individually, an “Eligible Taxpayer”): (i) Each Eligible Taxpayer whose Israeli taxation in connection with this Agreement would not have been governed by Section 102 of the Israel Income Tax Ordinance (a “Non-102 Eligible Taxpayer”) shall be entitled, at its sole discretion, to elect to enjoy the benefits of Section 104(h) of the Israeli Income Tax Ordinance, which allows for a tax deferral of up to two years (with respect to half of the Non-102 Eligible Taxpayer’s relevant securities) and four years (with respect to the other half of the Non-102 Eligible Taxpayer’s relevant securities). Any Non-102 Eligible Taxpayer making such an election shall do so in the manner, and within the time frame, to be prescribed in the Israeli Tax Ruling, and shall be subject to all of the provisions and limitations set forth in the Israeli Tax Ruling relating thereto, as well as the provisions and limitations set forth in said Section 104(h), including, without limitation, the deposit of such Non-102 Eligible Taxpayer’s Parent securities at Closing, to the extent not held in escrow, (to be held thereby until the earlier of the sale thereof, or the sale of the shares underlying such securities (if applicable)) with a trustee approved by the Israel Tax Authority for the purpose of ensuring full payment of applicable taxes in accordance with said Section 104(h). Any Non-102 Eligible Taxpayer not making such an election shall not be entitled to enjoy the benefits of Section 104(h) in connection with the transactions contemplated herein. (ii) Each Eligible Taxpayer whose Israeli taxation in connection with this Agreement would be governed by Section 102 of the Israel Income Tax Ordinance and who received its securities through a Trustee who was appointed pursuant to said Section 102 (“102 Eligible Taxpayer”) shall continue to be subject to taxation pursuant to said Section 102, but the transactions contemplated herein shall not be considered a tax event triggering a tax payment pursuant to Section 102, and the Parent securities received thereby in connection with the transactions contemplated herein shall enjoy “pass-through” treatment in accordance with the provisions of Section 104(h) which address the tax consequences of 102 Eligible Taxpayers.

     It is contemplated that the Israeli Tax Ruling would exempt Parent from any obligation to withhold Israeli Tax at source from any consideration payable to: (i) those Non-102 Eligible Taxpayers who elect to benefit from the Israeli Tax Ruling and deposit their securities with the trustee appointed in connection therewith; and (ii) the 102 Eligible Taxpayers. Parent shall cooperate with each of B-Balloon and Neovasc and execute such commercially reasonable documents provided that they do not adversely affect Parent or its current securityholders, required in connection with the Israeli Income Tax Ruling. Subject to the terms and conditions hereof, the parties shall use their best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under the applicable law to obtain the Israeli Income Tax Ruling as promptly as practicable. Following the Closing, Parent shall comply with all Laws and requirements as may be applicable in order to protect, and shall not take any action which may adversely affect, the tax-free nature of the Mergers and the other transactions contemplated hereby in accordance with the Israeli Tax Ruling, subject to similar compliance by the Non-102 Eligible Taxpayers who elect to benefit from the Israeli Tax Ruling.

     The parties hereto understand that the Israeli Tax Ruling may contain such provisions as the Israeli Tax Authority may prescribe, and that the tax benefits contemplated in this Section 7.6 may not be granted, or may not be granted in full.

     It is acknowledged that with respect to those Non-102 Eligible Taxpayers who will not elect to benefit from the Israeli Tax Ruling (“Non-Electing Non-102 Holders”), Parent shall be required to withhold Israeli Tax at source (by way of cash payment) from any consideration payable to such Non-Electing Non-102 Holders, except to the extent that the Non-Electing Non-

102 Holders provide sufficient proof, at the sole discretion of Parent, that Israeli withholding does not apply or that a reduced rate applies (in which case the reduced rate will be withheld). Parent may require a bank guarantee or other form of security in order to ensure the reliability of any such proof. It is further acknowledged that the Israeli Tax Ruling is expected to provide that any consideration payable to Non-Electing Non-102 Holders shall be deposited with a trustee, who shall be pre-approved by the Israeli Tax Authority, and who shall be responsible: (i) to pay to the Israeli Tax Authority, in cash, the amount of any Israeli withholding taxes; and (ii) to hold the consideration received on behalf of each Non-Electing Non-102 Holder as security with a view towards ensuring that such Non-Electing Non-102 Holder pay the amount of any Israeli withholding taxes applicable to such Non-Electing Non-102 Holder’s exchange of shares contemplated herein. Any Non-Electing Non-102 Holder whose withholding taxes are actually paid by the Parent or a tax trustee as aforesaid shall be principally responsible to reimburse the Parent and/or the tax trustee, as appropriate, without delay, for the amount paid, as well as all expenses relating thereto. B-Balloon and Neovasc agree to provide to Parent at Closing an accurate list of all Non-Electing Non-102 Holders.

     7.7 Israeli Antitrust, Investment Center and OCS Compliance.

          (a) As promptly as practicable after the date of this Agreement, each of B-Balloon, Neovasc and Parent shall prepare and file any notification required under the Israeli Restrictive Trade Practices Law in connection with the Merger, and they shall reasonably cooperate, as necessary, with a view towards receiving the approval of the Restrictive Trade Practices Commissioner, if required in order to lawfully consummate the Mergers; and

          (b) Each of B-Balloon and Neovasc shall as promptly as practicable after the date of this Agreement, (a) prepare and file the notifications required to be made to the OCS and Investment Center (if applicable), and (ii) use all reasonable efforts to obtain the approval of the Investment Center (if applicable) and any other consents that may be required in connection with its respective Merger. In this connection, if required, Parent shall provide to the OCS and the Investment Center any information reasonably requested by such authorities and shall, without limitation of the foregoing, execute an undertaking in customary form in which Parent undertakes to comply with the OCS Laws and regulations and confirm to the OCS and the Investment Center that each of B-Balloon and Neovasc shall continue after the Merger Effective Times to operate in a manner consistent with its previous undertakings to the OCS and the Investment Center.

     7.8 Transaction Reporting. As promptly as practicable (but in no event, with respect to filing, later than the date required under applicable Law), Parent will prepare and file any forms, reports, statements or documents required to be filed under Canadian Securities Law with respect to the Mergers, as well as under regulations of or as required by the Eligible Market and such Governmental Authorities as may require the filing of such other filings.

     7.9 Notices and other Filings From or to Governmental Authorities.

          (a) Subject to applicable Laws relating to the exchange of information, each party will promptly furnish to the other parties copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of their respective subsidiaries, affiliates or associates from, or delivered by any of the foregoing to, any Governmental Authority relating to or in respect of the transactions contemplated under this Agreement, including without limitation any communication to or from the Israel Securities Authority, the Companies Registrar or any other Israeli Governmental Authority regarding the Mergers or any of the other transactions contemplated by this Agreement.

          (b) Each of the parties recognizes the need to comply with Israeli securities laws regarding the (i) offering of Parent Shares (or the right to purchase Parent Shares) and the assumption of the Assumed Parent Options and Assumed Parent Warrants to former B-Balloon Securityholders and Neovasc Securityholders and the (ii) offering of Parent Shares and Parent warrants in connection with the Concurrent Financing (collectively, the “Israeli Offering”). Unless Parent otherwise agrees, the Israeli Offering is premised on the condition that an Israeli prospectus will not be required and this may involve seeking a determination or exemption from the Israeli Securities Authority and/or determining that the Mergers can be completed pursuant to Section 350 and/or Section 351 of the Israeli Companies Law (Arrangement). Each of the parties agrees to fully cooperate with each other in submitting requests or filings to any Governmental Authority (including Israeli courts) in connection with the Israeli Offering or any exemptions sought in connection thereof (including pursuant to a Section 350 and/or a Section 351 procedure (Arrangement)).

          (c) B-Balloon and Merger Sub I and Neovasc and Merger Sub II will, as soon as practicable following the Closing, file with the Companies Registrar the required notice that all conditions under Section 323(5) of the Israeli Companies Law have been fulfilled and will obtain the respective Certificates of Merger.

     7.10 Parent Directors. Simultaneously with the Closing, Parent shall use its best efforts to cause the “Director Nominees” (as hereinafter defined) to be elected as members of the boards of directors of Parent and its subsidiaries by the existing members of the boards of directors of Parent and its subsidiaries (to the extent that they are not already serving in such capacity). Each Director Nominee shall serve as a director for a term expiring at Parent’s next annual meeting of shareholders following the Closing Date and until his successor is elected and qualified, provided that Parent shall use its best efforts to cause the Parent board of directors to re-nominate each Director Nominee as a director for election at the Parent’s annual meeting of shareholders for each of 2008 and 2009, subject to any limitations imposed by applicable Law or the rules of the Eligible Market or such other exchange on which Parent’s securities are then traded. Parent shall take such action, including amending the Parent Articles, as may be required to cause the number of directors constituting the Parent board of directors immediately after the Closing Date to be increased to nine, if necessary. “Director Nominees” means six persons selected by B-Balloon and Neovasc and three persons selected by Parent, although, initially, B-Balloon and Neovasc may, in their sole discretion, only select four persons.

     7.11 Indemnification and D&O Insurance.

          (a) From and after the Closing, Parent will cause Surviving Company I to fulfill and honor in all material respects the obligations of B-Balloon pursuant to any indemnification provisions under the B-Balloon Articles, any existing indemnification agreements disclosed herein or otherwise for the benefit of any individual who served as a director or officer of B-Balloon (the “B-Balloon Indemnitees”) at any time prior to the B-Balloon Merger Effective Time to the maximum extent permitted by Law.

          (b) From and after the Closing, Parent will cause Surviving Company II to fulfill and honor in all material respects the obligations of Neovasc pursuant to any indemnification provisions under the Neovasc Articles, any existing indemnification agreements disclosed herein or otherwise for the benefit of any individual who served as a director or officer of Neovasc (the “Neovasc Indemnitees”) at any time prior to the Neovasc Merger Effective Time to the maximum extent permitted by Law.

          (c) Parent will provide each B-Balloon Indemnitee and Neovasc Indemnitee with directors and officers liability insurance for a period of seven years after such B-Balloon Merger Effective Time or Neovasc Merger Effective Time, as applicable, on terms no less favorable in coverage and amount than any applicable insurance in effect immediately prior to such B-Balloon Merger Effective Time or Neovasc Merger Effective Time; provided, however, that Parent shall not be obligated to pay in excess of an aggregate amount equal to US$50,000 for such insurance, which amount represents US$25,000 in respect of each of the B-Balloon Indemnitees and the Neovasc Indemnitees.

     7.12 Covenants Relating To Conduct Of Business. During the period from the date of this Agreement to the B-Balloon Merger Effective Time and the Neovasc Merger Effective Time, each of Parent, Merger Sub I, Merger Sub II, B-Balloon and Neovasc shall conduct its business only in the ordinary course and consistent with prudent and prior business practice, except for transactions contemplated hereunder, or with the prior written consent of the other parties, which consent will not be unreasonably withheld; and

          (b) confer on a reasonable basis with each other regarding operational matters and other matters related to the Mergers to which it is a party or involved.

     7.13 Access to Parent, Merger Sub I and Merger Sub II. During the period from the date of this Agreement to the B-Balloon Merger Effective Time and the Neovasc Merger Effective Time, Parent shall afford to B-Balloon and Neovasc and their respective officers, directors, agents and counsel access at times and upon conditions reasonably convenient to Parent to all properties, books, records, contracts and documents of Parent, Merger Sub I and Merger Sub II, and an opportunity to make such investigations as they shall reasonably desire to make of Parent, Merger Sub I and Merger Sub II; and Parent shall furnish or cause to be furnished to B-Balloon and Neovasc and their authorized representatives all such information with respect to the business and affairs of Parent, Merger Sub I and Merger Sub II as B-Balloon and Neovasc and their authorized representatives may reasonably request and make the officers, directors, employees, auditors and counsel of Parent, Merger Sub I and Merger Sub II available for consultation and permit access to other third parties as reasonably requested by Neovasc or B-Balloon for verification of any information so obtained.

     7.14 Access to B-Balloon. During the period from the date of this Agreement to the B-Balloon Merger Effective Time and the Neovasc Merger Effective Time, B-Balloon shall afford to Parent and its officers, directors, agents and counsel access at times and upon conditions reasonably convenient to B-Balloon and to all properties, books, records, contracts and documents of B-Balloon, and an opportunity to make such investigations as it shall reasonably desire to make of B-Balloon; and B-Balloon shall furnish or cause to be furnished to Parent and its authorized representatives all such information with respect to the business and affairs of B-Balloon as Parent and its authorized representatives may reasonably request and make the officers, directors, employees, auditors and counsel of B-Balloon available for consultation and permit access to other third parties as reasonably requested by Parent for verification of any information so obtained.

     7.15 Access to Neovasc. During the period from the date of this Agreement to the B-Balloon Merger Effective Time and the Neovasc Merger Effective Time, Neovasc shall afford to Parent and its officers, directors, agents and counsel access at times and upon conditions reasonably convenient to Neovasc to all properties, books, records, contracts and documents of Neovasc, and an opportunity to make such investigations as it shall reasonably desire to make of Neovasc; and Neovasc shall furnish or cause to be furnished to Parent and its authorized representatives all such information with respect to the business and affairs of Neovasc as Parent and its authorized representatives may reasonably request and make the officers, directors, employees, auditors and counsel of Neovasc available for consultation and permit access to other third parties as reasonably requested by Parent for verification of any information so obtained.

     7.16 Confidentiality Agreement. Each of Parent, Neovasc and B-Balloon acknowledges and agrees that any information received pursuant to Sections 7.13, 7.14 and/or 7.15 shall be subject to the terms of the Confidentiality Agreement described on Schedule 7.16 (the “Confidentiality Agreement”).

     7.17 Parent General Meeting.

          (a) Parent General Meeting. Parent shall take all action necessary under all applicable legal requirements and the requirements of the Eligible Market to convene (promptly after the execution and delivery of this Agreement), give notice of and hold a Parent General Meeting or as otherwise required by Law to vote on the proposal to approve the Mergers, the Concurrent Financing, the Parent Share reverse-split and elect directors required to effect these transactions and generally this Agreement and the transactions contemplated hereby. Subject to its fiduciary obligations, the Board of Directors of Parent shall advise Parent’s shareholders of its conclusion that this Agreement is advisable, fair and in the best interests of the Parent and its shareholders and that the Board of Directors approve this Agreement upon the terms and conditions set forth in this Agreement.

          (b) Parent shall immediately upon execution of this Agreement seek the acceptance hereof by the Eligible Market and shall pay such fees and file such documents as are customary in seeking such acceptance. Parent shall timely provide copies of all communications to and from the Eligible Market to Neovasc and B-Balloon.

     7.18 Prohibited Actions Pending Closing. Except as provided in this Agreement or as disclosed in the Schedule of Exceptions or to the extent Parent, B-Balloon and Neovasc shall otherwise consent in writing, during the period from the date of this Agreement to the Merger Effective Times, none of Parent, Merger Sub I, Merger Sub II, B-Balloon or Neovasc shall:

          (a) create any Lien on any of its properties or assets (whether tangible or intangible), other than (A) Permitted Liens and (B) Liens that will be released at or prior to or in connection with the Closing;

          (b) sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its material assets or cancel any Indebtedness owed to it;

          (c) change any method of accounting or accounting practice used by it, other than such changes required by applicable GAAP or to reconcile Israeli GAAP, Canadian GAAP and GAAP;

          (d) issue or sell any shares of the capital stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities other than (i) upon exercise or conversion of outstanding options, warrants or convertible securities outstanding as of the date hereof, (ii) the Concurrent Financing, (iii) in connection with any financing of B-Balloon or of Neovasc, (iv) to Neovasc’s or B-Balloon’s founders, employees and advisors and (v) pursuant to an exchange offer by Parent to certain securityholders whereby holders of Parent Options and Parent Warrants will be offered a smaller number of Parent Shares to extinguish such options and warrants. Unless Parent otherwise agrees in writing, any transaction described in (iii) and (iv) of this Section 7.18(d) shall not require Parent to issue any additional Parent Securities or pay any liabilities in connection therewith on or after Closing;

          (e) amend or otherwise change its Articles or charter documents, as the case may be, or other governing documents;

          (f) declare, set aside or pay any dividend or distribution with respect to any share of its capital stock or declare or effectuate a stock dividend, stock split or similar event;

          (g) issue any note, bond, or other debt security or create, incur, assume, or guarantee any Indebtedness for borrowed money or capitalized lease obligation;

          (h) make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity;

          (i) enter into any new or additional agreements or materially modify any existing agreements relating to the employment of any officer or director or any written agreements of any of its employees, except as to indemnification of officers and directors and otherwise in the ordinary course of business;

          (j) make any payments out of the ordinary course of business to any of its officers, directors, employees or shareholders; provided, however, that each of B-Balloon and Neovasc may pay to any B-Balloon Securityholder or Neovasc Securityholder, respectively, commercially reasonable consideration for the cancellation or purchase of such securityholder’s B-Balloon Securities or Neovasc Securities, as applicable (any such transaction, a

“Repurchase”); provided further, however, that no Repurchase shall require Parent to issue any additional Parent Securities or pay any liabilities in connection therewith on or after Closing;

          (k) pay, discharge, satisfy or settle any liability (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

          (l) sell, transfer, license, abandon, let lapse, encumber or otherwise dispose of any Intellectual Property;

          (m) agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of Parent, B-Balloon or Neovasc, as the case may be, to consummate the transactions contemplated by this Agreement; or

          (n) agree to take any of the actions specified in this Section 7.18.

     7.19 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to satisfy the conditions to Closing to be satisfied by it and to consummate and make effective the transactions contemplated by this Agreement and make effective, in the most expeditious manner practicable, including, without limitation, using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using commercially reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Merger Effective Times any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use commercially reasonable efforts to take all such necessary action.

     7.20 AMEX Listing Application. As soon as reasonably practicable after the Closing Date, Parent shall use its commercially reasonable efforts, to the extent allowed under the rules of the AMEX, to take all actions and prepare all filings and other documents necessary to be filed with the AMEX in connection with the initial listing application for the inclusion of the Parent Shares on the AMEX, conduct ongoing negotiations with the AMEX with respect to such listing and perform all acts reasonably requested by the AMEX. Such AMEX listing shall be in addition to and not in substitution for the TSX Venture Exchange listing. The TSX Venture Exchange shall remain an Eligible Market.

     7.21 No Triggering Events; Gain Recognition Agreements. Parent shall not take or permit any action (or inaction) to occur, and shall cause B-Balloon and Neovasc not to take or permit any action (or inaction) to occur, at any time before January 1, 2014, in any case that could result in the occurrence of any triggering event within the meaning of Treasury regulation section 1.367(a) -8T(d) and (e) or in the recognition of any gain pursuant to Treasury regulation section 1.367(a) -8T(f), in any such case in respect of any exchange of shares pursuant to either the B-Balloon Merger or the Neovasc Merger (a “Triggering Event”). The provisions of the preceding sentence shall apply to any successor to or transferee of any assets of Parent, B-Balloon and Neovasc or other corporation if such application could result in a Triggering Event. If there is any change in relevant Treasury regulations after the date of this Agreement, this Section 7.21 shall be interpreted and applied subject to the later regulations. Parent additionally agrees to execute for B-Balloon and Neovasc Shareholders who are United States taxpayers, gain recognition agreements in a customary form. Parent acknowledges that this will require Parent to agree not to cause any Triggering Event to occur, including without limitation, the disposition of any B-Balloon Shares or Neovasc Shares acquired by it through the Mergers in a taxable transaction through January 1, 2014. Parent will also agree not to permit Successor II and Successor II to dispose of substantially all (as meant by 368(a)(1)(C) of the U.S. Internal Revenue Code) of their assets for the same period of time.

     7.22 Lockup Agreements.

          (a) B-Balloon shall cause the Persons set forth on Schedule 7.22(a) to deliver to Parent and Neovasc an executed lockup letter agreement substantially in the form of Exhibit C hereto prior to the B-Balloon Merger Effective Time (the “B-Balloon Lockup Agreements”).

          (b) Neovasc shall cause the Persons set forth on Schedule 7.22(b) to deliver to Parent and B-Balloon an executed lockup letter agreement substantially in the form of Exhibit D hereto prior to the Neovasc Merger Effective Time (the “Neovasc Lockup Agreements”).

          (c) Parent shall cause the Persons set forth on Schedule 7.22(c), each director and executive officer after the Closing to deliver to B-Balloon and Neovasc an executed lockup letter agreement substantially in the form of Exhibit E hereto prior to the Mergers (the “Parent Lockup Agreements”).

     7.23 Notices and Consents. Each of Parent, B-Balloon and Neovasc will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third party consents referred to in the Schedule of Exceptions delivered by it hereunder.

     7.24 Available Cash.

          (a) B-Balloon and Neovasc Available Cash. B-Balloon presently has cash and cash equivalents in the approximate amount set forth on Schedule 7.24(a) (after deduction of all known liabilities) and no material debt or other material obligations which would be required to be reflected in its financial statements in accordance with GAAP. B-Balloon’s burn rate, not including expenses related to the B-Balloon Merger and the actions contemplated by this Agreement, shall not exceed the per month amount set forth on Schedule 7.24(a) prior to Closing. Neovasc presently has cash and cash equivalents in the approximate amount set forth on Schedule 7.24(a) (after deduction of all known liabilities) and no material debt or other material obligations which would be required to be reflected in its financial statements in accordance with GAAP. Neovasc’s burn rate, not including expenses related to the Neovasc Merger and the actions contemplated by this Agreement, shall not exceed the per month amount set forth on Schedule 7.24(a) prior to Closing.

          (b) Parent Available Cash. Parent presently has cash and cash equivalents in the approximate amount set forth on Schedule 7.24(b) (after deduction of all known liabilities)

and no material debt or other material obligations which would be required to be reflected in the financial statements of Parent in accordance with GAAP. Parent’s burn rate, not including expenses related to the Mergers and the transactions contemplated by this Agreement, shall not exceed the per month amount set forth on Schedule 7.24(b) prior to Closing.

     7.25 No Additional Representations or Warranties. Each of Parent, Merger Sub I, Merger Sub II, B-Balloon and Neovasc acknowledge that the others have not made any representation, warranty or covenant, express or implied, as to the accuracy or completeness of any information regarding any of them, except as expressly set forth in this Agreement or the Schedule of Exceptions. SUBJECT TO ANY RIGHTS ANY PARTY MAY HAVE UNDER LAW OR EQUITY WITH RESPECT TO FRAUD OR WILLFUL CONCEALMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW, IN EQUITY, OR OTHERWISE, IN RESPECT OF PARENT, MERGER SUB I, MERGER SUB II, B-BALLOON, OR NEOVASC, AS APPLICABLE, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EACH SUCH PARTY EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.

     7.26 Alternative Merger Processes. The parties hereto hereby acknowledge that this Agreement identifies as one alternative for the Merger approval process Part Eight, Chapter One of the Israeli Companies Law (“320 Procedures”) and further acknowledge and agree that sections 350 and/or 351 of the Israeli Companies Law (“350 Procedures”) may be used as an alternative process. The parties did not intend and nothing herein shall be construed as a determination by the parties, including the respective Boards of Directors of B-Balloon, Neovasc, Merger Sub I, Merger Sub II and Parent, that either procedure is preferred or more beneficial to the respective companies or their shareholders and the reference to one or the other procedure shall create no rights or expectations that a particular procedure will be implemented. For the avoidance of doubt, it is hereby acknowledged and agreed that there is no intention to create an expectation or reliance on a particular merger approval process. The respective Boards of Directors of B-Balloon, Neovasc, Merger Sub I and Merger Sub II will determine whether to employ the 320 Procedures or the 350 Procedures for the Merger approvals prior to any shareholder action required for the approval. If it is determined to employ the 350 Procedures, then the procedures and deliverables in connection with the Mergers and the transactions contemplated herein shall be adjusted accordingly by way of a technical protocol to be signed by the parties hereto.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE CLOSING

     8.1 Conditions Precedent to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

          (a) Shareholder Approvals. Each of the Mergers shall have been duly approved by the requisite vote of the outstanding B-Balloon Shares, in the case of the B-Balloon Merger, and the outstanding Neovasc Shares, in the case of the Neovasc Merger, in each case, entitled to vote thereon in accordance with Israeli Law (the “Israeli Company Shareholder Approvals”). In addition, this Agreement, including the Concurrent Financing and contemplated Parent Share reverse split, shall have been approved by the requisite majority of Parent‘s shareholders entitled to vote thereon. B-Balloon, Neovasc and Parent shall have no liability in the event their respective shareholders, including by class voting, do not approve the Mergers and the transactions contemplated herein.

          (b) Governmental Authorities’ Approvals. All Governmental Authorities’ approvals, including approval of the Eligible Market, required for the consummation of the Mergers, if any, shall have been obtained.

          (c) No Injunctions or Restraints. No restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of either the B-Balloon Merger or the Neovasc Merger shall be in effect.

          (d) Completion of Concurrent Financing. The Subscription Agreements and cash proceeds of the Concurrent Financing shall have been delivered to the Parent.

     Without limiting the foregoing conditions precedent to Closing, the issuance by the Registrar of the Certificate of B-Balloon Merger and Certificate of Neovasc Merger is a condition subsequent to the Closing for the completion and effectiveness of the Mergers.

     8.2 Conditions Precedent to Obligations of Parent, Merger Sub I and Merger Sub II. Parent’s, Merger Sub I’s and Merger Sub II’s obligations to effect the Mergers and consummate the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction or waiver of each condition precedent listed below.

          (a) Representations and Warranties. As of the Closing, each representation and warranty set forth in Article IV and Article V shall be accurate and complete in all material respects, except (i) to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date, (ii) to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (iii) to the extent that modifications to the applicable Schedules of Exceptions have been accepted as provided in the definitions of “Schedule of Exceptions.”

          (b) Lockup Agreements. Parent shall have received executed copies of the B-Balloon Lockup Agreements and the Neovasc Lockup Agreements.

          (c) Receipt of Accredited Investor Information. Each Investor in the Concurrent Financing shall have delivered to the Parent a Subscription Agreement in the form attached hereto as Exhibit F together with the subscription proceeds related thereto.

          (d) Performance of Obligations of B-Balloon and Neovasc.

               (i) B-Balloon shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (ii) Neovasc shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (e) Third-Party Consents. Neovasc shall have procured all of the third-party consents required under this Agreement and set forth on Schedule 8.2(e)(i) delivered by it, if any, and B-Balloon shall have procured all of the third-party consents set forth on Schedule 8.2(e)(ii) delivered by it, if any.

          (f) B-Balloon Officer’s Certificate. Parent, Merger Sub I and Merger Sub II shall have received a certificate of B-Balloon signed by the chief executive officer of B-Balloon certifying as to the matters set forth in Section 8.2(a) with respect to B-Balloon and 8.2(d)(i) .

          (g) Neovasc Officer’s Certificate. Parent, Merger Sub I and Merger Sub II shall have received a certificate of Neovasc signed by the chief executive officer or a director of Neovasc certifying as to the matters set forth in Section 8.2(a) with respect to Neovasc and 8.2(d)(ii) .

          (h) B-Balloon Secretary’s Certificate. The duly authorized Secretary of B-Balloon shall have delivered to Parent certified copies of the B-Balloon Articles and resolutions adopted by its board of directors and shareholders of each class entitled to vote authorizing the B-Balloon Merger and the transactions contemplated hereby.

          (i) Neovasc Secretary’s Certificate. The duly authorized Secretary of Neovasc shall have delivered to Parent certified copies of the Neovasc Articles and resolutions adopted by its board of directors and shareholders of each class entitled to vote authorizing the Neovasc Merger and the transactions contemplated hereby.

          (j) Other Documents. Parent shall have received all of the documents, agreements and instruments to be delivered to it in accordance with this Agreement including in connection with the Concurrent Financing, and shall have been provided with such other documents as it shall have reasonably requested from B-Balloon or Neovasc, including without limitation an opinion of counsel for each of B-Balloon and Neovasc, each in form and substance reasonably acceptable to the parties hereto.

          (k) Resignations. The persons set forth on Schedule 8.2(k) shall have either (i) resigned or (ii) been removed from their positions as officers and directors of Parent, B-Balloon, Neovasc and the Merger Subs set forth next to their names on Schedule 8.2(k) and shall have been replaced by the Director Nominees.

          (l) No Material Adverse Effect. No event or condition resulting in or which is reasonably expected to result in a Material Adverse Effect on any of the other parties to this Agreement (such party taken as a whole) shall have occurred.

     8.3 Conditions Precedent to Obligation of B-Balloon. B-Balloon’s obligations to effect the B-Balloon Merger and consummate the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction or waiver of each condition precedent listed below.

          (a) Representations and Warranties. As of the Closing, each representation and warranty set forth in Article V and Article VI shall be accurate and complete in all material respects, except (i) to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date, (ii) to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (iii) to the extent that modifications to the applicable Schedules of Exceptions have been accepted as provided in the definition of “Schedule of Exceptions”.

          (b) Lockup Agreements. B-Balloon shall have received executed copies of the Neovasc Lockup Agreements and the Parent Lockup Agreements.

          (c) Third-Party Consents. Neovasc shall have procured all of the third-party consents required under this Agreement and set forth on Schedule 8.2(e)(i) delivered by it, if any; and Parent shall have procured all of the third-party consents set forth on Schedule 8.3(c) delivered by it, Merger Sub I and Merger Sub II, if any.

          (d) Performance of Obligations of Neovasc, Parent, Merger Sub I and Merger Sub II.

               (i) Neovasc shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (ii) Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (iii) Merger Sub I shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (iv) Merger Sub II shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (e) Neovasc Officer’s Certificate. B-Balloon shall have received a certificate of Neovasc signed by the chief executive officer or a director of Neovasc certifying as to the matters set forth in Section 8.3(a) with respect to Neovasc and 8.3(d)(i) .

          (f) Parent, Merger Sub I and Merger Sub II Officer’s Certificate. B-Balloon shall have received a certificate of Parent signed by the chief executive officer of Parent certifying as to the matters set forth in Section 8.3(a) with respect to Parent, Merger Sub I and Merger Sub II and 8.3(d)(ii), (iii) and (iv).

          (g) Neovasc Secretary’s Certificate. The duly authorized Secretary of Neovasc shall have delivered to B-Balloon certified copies of the Neovasc Articles and resolutions adopted by its board of directors and shareholders of each class entitled to vote authorizing the Neovasc Merger and the transactions contemplated hereby.

          (h) Parent Secretary’s Certificate. The duly authorized Secretary of Parent shall have delivered to B-Balloon certified copies of the Parent Certificate, the Parent By-Laws, the Merger Sub I Articles, the Merger Sub II Articles and resolutions adopted by Parent’s board of directors on behalf of Parent and as the sole shareholder of each of Merger Sub I and Merger Sub II authorizing the Mergers and the transactions contemplated hereby.

          (i) Other Documents. B-Balloon shall have received all of the documents, agreements and instruments to be delivered to it in accordance with this Agreement, including in connection with the Concurrent Financing, and shall have been provided with such other documents as it shall have reasonably requested from Parent or Neovasc, including without limitation an opinion of counsel for each of Neovasc and Parent, each in form and substance reasonably acceptable to the parties hereto.

          (j) B-Balloon Israeli Income Tax Ruling. B-Balloon shall have obtained the Israeli Income Tax Ruling.

          (k) B-Balloon OCS and Investment Center Approvals. B-Balloon shall have complied with Section 7.7 and received any approvals required thereunder, if any.

          (l) Resignations. The persons set forth on Schedule 8.2(k) shall have either (i) resigned or (ii) been removed from their positions as officers and directors of Parent, B-Balloon, Neovasc and the Merger Subs set forth next to their names on Schedule 8.2(k) and shall have been replaced by the Director Nominees.

          (m) Employee Benefit Plans. Parent shall have complied with Section 6.20(c) ..

          (n) No Material Adverse Effect. No event or condition resulting in or which is reasonably expected to result in a Material Adverse Effect on any of the other parties to this Agreement (such party taken as a whole) shall have occurred.

          (o) Geyer Engineering Waiver. Geyer Engineering Ltd. (“GEL”) shall have executed an agreement, in form and substance satisfactory to the parties hereto, pursuant to which GEL irrevocably agrees to waive (i) its right to receive any payment from Parent under that certain Engagement Agreement, dated April 12, 2002, by and among Parent and GEL (the “Engagement Agreement”), in the event GEL elects to terminate the Engagement Agreement during the six month period immediately following Closing and (ii) any payment from Parent or its affiliates otherwise related to any change in control or potential change in control in connection with the Mergers or the transactions contemplated hereby.

     8.4 Conditions Precedent to Obligation of Neovasc. Neovasc’s obligations to effect the Neovasc Merger and consummate the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction or waiver of each condition precedent listed below.

          (a) Representations and Warranties. As of the Closing, each representation and warranty set forth in Article IV and Article VI shall be accurate and complete in all material respects, except (i) to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date, (ii) to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (iii) to the extent that modifications to the applicable Schedule of Exceptions have been accepted as provided in the definition of “Schedule of Exceptions.”

          (b) Lockup Agreements. Neovasc shall have received executed copies of the B-Balloon Lockup Agreements and the Parent Lockup Agreements.

          (c) Third-Party Consents. B-Balloon shall have procured all of the third-party consents required under this Agreement and set forth on Schedule 8.2(e)(ii) delivered by it and Parent shall have procured all of the third-party consents set forth on Schedule 8.3(c) delivered by it, Merger Sub I and Merger Sub II.

          (d) Performance of Obligations of B-Balloon and Parent, Merger Sub I and Merger Sub II.

               (i) B-Balloon shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (ii) Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (iii) Merger Sub I shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (iv) Merger Sub II shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (e) B-Balloon Officer’s Certificate. Neovasc shall have received a certificate of B-Balloon signed by the president of B-Balloon certifying as to the matters set forth in Section 8.4(a) with respect to B-Balloon and 8.4(d)(i) ..

          (f) Parent, Merger Sub I and Merger Sub II Officer’s Certificate. Neovasc shall have received a certificate of Parent signed by the chief executive officer of Parent certifying as to the matters set forth in Section 8.4(a) with respect to Parent, Merger Sub I and Merger Sub II, and 8.4(d)(ii), (iii) and (iv).

          (g) B-Balloon Secretary’s Certificate. The duly authorized Secretary of B-Balloon shall have delivered to Neovasc certified copies of the B-Balloon Articles and resolutions adopted by its board of directors and shareholders of each class entitled to vote authorizing the B-Balloon Merger and the transactions contemplated hereby.

          (h) Parent, Merger Sub I and Merger Sub II Secretary’s Certificate. The duly authorized and respective Secretaries of Parent, Merger Sub I and Merger Sub II shall have delivered to Neovasc, as applicable, certified copies of the Parent Certificate, the Parent By-laws, the Merger Sub I Articles, the Merger Sub II Articles and resolutions adopted by Parent’s board of directors on behalf of Parent and as the sole shareholder of each of Merger Sub I and Merger Sub II authorizing the Mergers and the transactions contemplated hereby.

          (i) Other Documents. Neovasc shall have received all of the documents, agreements and instruments to be delivered to it in accordance with this Agreement, including in connection with the Concurrent Financing, and shall have been provided with such other documents as it shall have reasonably requested from B-Balloon or Parent, including without limitation an opinion of counsel for each of B-Balloon and Parent, each in form and substance reasonably acceptable to the parties hereto.

          (j) Neovasc Israeli Income Tax Ruling. Neovasc shall have obtained its Israeli Income Tax Policy.

          (k) Neovasc OCS and Investment Center Approvals. Neovasc shall have complied with Section 7.7 and shall have received any approvals required thereunder, if any.

          (l) Resignations. The persons set forth on Schedule 8.2(k) shall have either (i) resigned or (ii) been removed from their positions as officers and directors of Parent, B-Balloon, Neovasc and the Merger Subs set forth next to their names on Schedule 8.4(l) and shall have been replaced by the Director Nominees.

          (m) Parent Employee Benefit Plans. Parent shall have complied with Section 6.20(e) .

          (n) No Material Adverse Effect. No event or condition resulting in or which is reasonably expected to result in a Material Adverse Effect on any of the other parties to this Agreement (such party taken as a whole) shall have occurred.

          (o) Geyer Engineering Waiver. GEL shall have executed an agreement, in form and substance satisfactory to the parties hereto, pursuant to which GEL irrevocably agrees to waive (i) its right to receive any payment from Parent under the Engagement Agreement in the event GEL elects to terminate the Engagement Agreement during the six month period immediately following Closing and (ii) any payment from Parent or its affiliates otherwise related to any change in control or potential change in control in connection with the Mergers or the transactions contemplated hereby.

     8.5 Post-Closing Events. At the Closing, all documents delivered by the Parties at Closing shall be deposited in escrow (the “Closing Escrow”) pending the receipt from the Companies Registrar of the Certificate of B-Balloon Merger and the Certificate of Neovasc Merger. B-Balloon and Neovasc shall deliver the respective Certificates of Merger to the Closing Escrow agent, at which time all Transaction Documents shall be released to the respective parties in accordance with the terms of this Agreement and the Letters of Transmittal shall be distributed in accordance herewith.

     8.6 Waiver of Conditions. Any condition to a party's obligations to effect the Mergers and consummate the other transactions contemplated to occur in connection with the Closing may be waived by that party with the consent of the Board of Directors of that party, without the need for further corporate consent or approval.

ARTICLE IX
TERMINATION

     9.1 Termination. This Agreement may be terminated at any time prior to the B-Balloon Merger Effective Time and the Neovasc Merger Effective Time, whether before or after the requisite approvals of the shareholders of B-Balloon, Neovasc, Merger Sub I and Merger Sub II and, if applicable, Parent:

     (a) By mutual written consent of Parent, B-Balloon and Neovasc.

     (b) By Parent at any time prior to the B-Balloon Merger Effective Time and Neovasc Merger Effective Time in the event B-Balloon or Neovasc has breached any material representation, warranty, or covenant made by it in this Agreement in any material respect, Parent has notified such party in writing of the breach and the breach has continued without cure (i) for a period of 30 days after such notice of breach, or (ii) at the End Date, whichever shall be the earliest.

     (c) By B-Balloon at any time prior to the B-Balloon Merger Effective Time and Neovasc Merger Effective Time in the event Parent, Merger Sub I, Merger Sub II or Neovasc has breached any material representation, warranty, or covenant made by it in this Agreement in any material respect, B-Balloon has notified such party in writing of the breach and the breach has continued without cure (i) for a period of 30 days after such notice of breach, or (ii) at the End Date, whichever shall be the earliest.

     (d) By Neovasc at any time prior to the B-Balloon Merger Effective Time and Neovasc Merger Effective Time in the event Parent, Merger Sub I, Merger Sub II or B-Balloon has breached any material representation, warranty, or covenant made by it in this Agreement in any material respect, Neovasc has notified such party in writing of the breach and the breach has continued without cure (i) for a period of 30 days after such notice of breach, or (ii) at the End Date, whichever shall be the earliest.

     (e) By either B-Balloon, Neovasc or Parent if the B-Balloon Merger Effective Time and the Neovasc Merger Effective Time shall not have occurred on or before the End Date; provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(e) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Mergers on or before the End Date.

     (f) By either B-Balloon, Neovasc or Parent if any restraining order, injunction, legal restraint, prohibition or other judgment has been issued by any court of competent jurisdiction that has the effect of preventing the consummation of either the B-Balloon Merger or the Neovasc Merger and such restraint, injunction or prohibition has become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(f) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the restraining order, injunction, legal restraint, prohibition or other judgment to have been issued by any court of competent jurisdiction.

     9.2 Liability. In the event of termination of this Agreement pursuant to this Article IX, this Agreement shall terminate and there shall be no other liability on the part of B-Balloon, Neovasc or Parent to any other party except (a) liability arising out of a any breach of this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at Law or in equity and (b) the provisions of the Confidentiality Agreement, Section 7.1, this Section 9.2, and Article XI, which provisions shall survive such termination.

ARTICLE X
INDEMNIFICATION

     10.1 Survival. The representations and warranties of Parent, Merger Sub I, Merger Sub II, B-Balloon and Neovasc contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing, and for a period of 12 months following the Closing.

     10.2 Indemnification.

          (a) Parent hereby agrees to indemnify and hold harmless B-Balloon and Neovasc and, as applicable, their respective officers, directors, shareholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys' fees) (“Losses”) due to or arising out of a material breach of any representation, warranty or covenant provided by Parent, Merger Sub I or Merger Sub II hereunder.

          (b) B-Balloon hereby agrees to indemnify and hold harmless Parent and Neovasc and, as applicable, their respective officers, managers, directors, shareholders, members, agents and representatives from and against any and all Losses due to or arising out a material breach of any representation, warranty or covenant provided by B-Balloon hereunder; provided, however, that no indemnification shall be applicable to any Losses with respect to taxes incurred by virtue of the Mergers unless such loss was caused by a breach of Section 7.2.

          (c) Neovasc hereby agrees to indemnify and hold harmless Parent and B-Balloon and, as applicable, their respective officers, managers, directors, shareholders, members, agents and representatives from and against any and all Losses due to or arising out of a material breach of any representation, warranty or covenant provided by Neovasc hereunder; provided, however, that no indemnification shall be applicable to any Losses with respect to taxes incurred by virtue of the Mergers unless such loss was caused by a breach of Section 7.2.

     10.3 Holdback; Limitation of Liability. As security for the Parties' respective indemnification obligations hereunder, Parent shall hold back ten percent (10.0%) of the Parent Shares to be issued to each B-Balloon Shareholder in connection with the B-Balloon Merger (the “B-Balloon Escrowed Securities”) and to be issued to each Neovasc Shareholder in connection with the Neovasc Merger (the “Neovasc Escrowed Securities,” and together with the B-Balloon

Escrowed Securities, the “Escrowed Securities”) pursuant to the terms of Article III hereof and this Article X. The Escrowed Securities shall be held in escrow pursuant to an escrow agreement in the form attached hereto as Exhibit G and released in accordance with the terms thereof on the date that is 364 days after the Closing Date, except with respect to a number of such B-Balloon Escrowed Securities and/or Neovasc Escrowed Securities, as applicable, reasonably determined to be necessary to satisfy any claim made pursuant to this Article X in writing prior to such release date, which securities shall be held pursuant to the terms hereof until such claim is fully and finally resolved. Parent shall offset Losses for which B-Balloon is obligated to provide indemnification hereunder against the B-Balloon Escrowed Securities on a pro rata basis based on the number of such securities (calculated on a fully diluted basis) issued to each holder thereof and held in such escrow, and the aggregate number of B-Balloon Escrowed Securities subject to such offset shall be determined by dividing the amount of such indemnifiable losses, as fully and finally determined to be due, by the average closing price per Parent Share on the Eligible Market or other applicable exchange, as applicable, for the ten-day period ending on the day prior to such offset. Parent shall offset Losses for which Neovasc is obligated to provide indemnification hereunder against Neovasc Escrowed Securities on a pro rata basis based on the number of such securities (calculated on a fully diluted basis) issued to each Neovasc Shareholder and held in such escrow, and the aggregate Escrowed Securities subject to such offset shall be determined by dividing the amount of such indemnifiable losses, as fully and finally determined to be due, by the average closing price per Parent Share on the Eligible Market, as applicable, for the ten-day period ending on the day prior to such offset. Notwithstanding anything else in this Agreement to the contrary, in no event shall B-Balloon or Neovasc have any liability of any kind or nature under this Agreement or any applicable Law to any Parties or third party beneficiaries hereunder other than pursuant to the Holdback and the indemnification obligations of such Persons shall be limited to the Holdback. Accordingly, if any indemnitee incurs Losses that exceed the value of the B-Balloon Escrowed Securities or Neovasc Escrowed Securities (as determined pursuant to this section), as the case may be, with respect to which it seeks indemnification hereunder, neither B-Balloon, Neovasc nor any of their respective shareholders shall be liable for such portion of the Losses that exceeds the value of the B-Balloon Escrowed Securities or Neovasc Escrowed Securities, as the case may be.

     10.4 Satisfaction of Parent Indemnification. If Parent shall be liable for indemnification under Section 10.2(a), Parent shall satisfy such indemnification by issuing additional Parent Shares on a pro rata basis to the holders of B-Balloon and Neovasc securities, as applicable, calculated on a pro rata basis based on the number of Parent Shares, Parent Assumed Options and Parent Warrants (calculated on a fully diluted basis) issued to each holder of B-Balloon and Neovasc securities, as applicable, and the aggregate number of Parent Shares to be issued to satisfy such indemnification obligation shall be determined by dividing the amount of such indemnifiable losses as fully and finally determined to be due, by the average closing price per Parent Share on the Eligible Market or other applicable exchange for the ten-day period ending on the day prior to satisfaction of such indemnification obligation. Notwithstanding anything else in this Agreement to the contrary, in no event will Parent by liable to any Parties or third party beneficiaries hereunder for any amount which exceeds, in the aggregate, 10% of the Parent Shares, Parent Assumed Options and Parent Assumed Warrants issued hereunder.

     10.5 Sole Remedy; Limitation of Damages; Basket. The indemnification set forth in this Article X shall be the sole remedy of the parties with respect to breaches of representations and warranties hereunder and any claim arising our of or relating to this Agreement and the transactions contemplated hereby. In no event shall any party be entitled to punitive, exemplary, special, incidental or consequential damages or the like for any breach of any term hereunder. No Party hereto shall be required to make an indemnification payment to an indemnitee pursuant to this Article X until such time as the total amount of Losses that have been incurred or suffered by one or more of the indemnitees hereunder exceeds $50,000; if the total amount if such Losses exceeds $50,000, the indemnitee(s) shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Losses, and not merely the portion of such Losses exceeding $50,000.

     10.6 Right to Indemnification Not Affected by Knowledge or Waiver. The right to indemnification, payment of losses or other remedy based upon breach of representations, warranties, or covenants will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, or covenant.

ARTICLE XI
MISCELLANEOUS

     11.1 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. None of the parties to this Agreement may assign or otherwise transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

     11.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

     11.3 Facsimile. A facsimile, scanned or e-mailed copy of an original written signature shall be deemed to have the same effect as an original written signature.

     11.4 Captions and Headings. The captions and headings contained in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     11.5 Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) upon receipt, when sent by facsimile to the number set forth below or emailed to the address set forth below; or (iii) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed. Each person making a communication hereunder by facsimile or email will promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto. A party may change or supplement the addresses given below, or designate additional addresses for purposes of this Section 11.5, by giving the other parties written notice of the new address in the manner set forth above.

If to Parent:	Medical Ventures Corp.
13700 Mayfield Place, Suite 2135
Richmond, BC V6V 2E4 Canada
Phone: 604-270-4344
FAX: 604-270-4384

with a copy to:	Lang Michener LLP
1500-1055 West Georgio Street
P.O. Box 11117
Vancouver, British Columbia, Canada
V6E 4N7
Attn: Bernhard Zinkhofer, Esq.
bzinkhofer@lmls.com
TEL: 604-691-7483
FAX: 604-893-2395

If to B-Balloon:	B-Balloon Ltd.
6 Yoni Netanyahu Street
Or Yehuda 60376, Israel
Tel.: 011 972 3 533 9973
Fax.: 011 972 3 5339970
eyal@bballoon.com

with a copy to:	Tadmor & Co.
17 Ha'arba'a Street
The Millennium Tower
Tel Aviv 64739, Israel
Attn: Yoel Neeman, Adv.
yoel@tadmor.com
Tel.: +972 3 684 6000
Fax. +972 3 684 6001

with a copy to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn: Robert L. Grossman, Esq.
grossmanb@gtlaw.com
305-579-0756
305-961-5756

If to Neovasc:	Neovasc Medical Ltd.
6 Yoni Netanyahu Street
Or Yehuda 60376, Israel
Tel.: +972 3 634 6716
Fax.: +972 3 634 6717

with a copy to:	Amit Pollak Matalon & Co.
Nitsba Tower, 19th Floor
17 Yitzhak Sadeh Street
Tel Aviv 67775 Israel
Attn: Daniel Marcus, Adv. and Joann R. Blasberg, Adv.
d_marcus@apm-law.com; j_blasberg@apm-law.com
011 972 3 568 9000
FAX: 011 972 3 568 9001

with a copy to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn: Robert L. Grossman, Esq.

     11.6 Amendments and Waivers. Any term of this Agreement may be amended, only with the written consent of Parent, B-Balloon and Neovasc, until the B-Balloon Effective Time and the Neovasc Effective Time. Thereafter, such action shall be taken only with the written consent of a majority in interest of the pre-Closing shareholders of each of Parent, B-Balloon and Neovasc, but only to the extent permitted by Israeli Law, for B-Balloon and Neovasc, and Canadian Law and the Eligible Market for Parent. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) at any time by the Party or Parties hereto entitled to the benefit thereof.

     11.7 Enforceability; Severability. The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable Law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     11.8 Governing Law. All matters relating to the Mergers shall be governed by Israeli Law. This Agreement shall otherwise be construed in accordance with, and governed in all respects by, the Laws of the Province of British Columbia, Canada.

     11.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLE WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS

BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.10 No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement, except that the B-Balloon Shareholders and holders of other B-Balloon securities and the Neovasc Shareholders and holders of other Neovasc securities, are third party beneficiaries with respect to the provisions set forth in Sections 10.2(a) and 10.4 of this Agreement.

     11.11 Entire Agreement. This Agreement and the Confidentiality Agreement, and all exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     11.12 Delays or Omissions. No delay or omission to exercise any right power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise set forth herein, all remedies, either under this Agreement or by Law or otherwise afforded to any party, will be cumulative and not alternative.

     11.13 Expenses. If the Mergers are not consummated, each party shall bear and pay all of the legal, accounting and other costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

     11.14 Schedules, Exhibits and Schedule of Exceptions. The Exhibits and Schedules, including the Schedule of Exceptions, annexed hereto and referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. A disclosure in any particular Schedule of the Schedule of Exceptions, or the forms, reports, statements or documents filed by Parent, or otherwise in this Agreement will be deemed adequate to disclose another exception to a representation or warranty made herein if the disclosure identifies the exception with reasonable particularity so that any exception to any other Schedule is reasonably apparent.

[Signatures begin on next page.]

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the day, month and year first above written.

B-Balloon, Ltd.,
an Israeli company

By:	/s/ Eyal Sandach
Name:	Eyal Sandach
Title:	Chief Executive Officer

Neovasc Medical Ltd.,
an Israeli company

By:	/s/ Amir Miller
Name:	Amir Miller
Title:	Director

Medical Ventures Corp.
a Canadian corporation

By:	/s/ Paul Geyer
Name:	Paul Geyer
Title:	CEO, Chairman

Medical Ventures Acquisition 1, Ltd.,
an Israeli company

By:	/s/ Paul Geyer
Name:	Paul Geyer
Title:	Director

Medical Ventures Acquisition 2, Ltd,
an Israeli company

By:	/s/ Paul Geyer
Name:	Paul Geyer
Title:	Director

EXHIBIT A
CONCURRENT FINANCING TERMS
(all figures are pre reverse-split)

Issue:

Treasury offering of a minimum of 30 million equity units (the “Units”), each Unit consisting of: (i) one common share of Parent (a “Share”); and, (ii) C$0.62 of a share purchase warrant (each whole warrant is a “Warrant”) at an issue price of C$0.20 per Unit. The Shares and Warrants will be reflected in separate certificates issued concurrently at closing.

Amount:	Minimum C$6 million.

Warrants:	Each full Warrant will entitle the holder to acquire at any time up to 18 months following closing, one Share from Parent at an exercise price of C$0.25 per Share.

Use of Proceeds:	To fund product development.

Listing:

The Common Shares are listed on the Eligible Market. The Shares and Shares acquired on exercise of the Warrants will also be listed on the Eligible Market. The Warrants will be transferable subject to applicable Law) but will not be listed.

Offering Procedure:

The Common Shares will be offered by private placement only. Common Shares may be offered in Canada, United States or internationally to accredited investors pursuant to applicable registration and prospectus exemptions.

Eligible Purchasers:	Subscribers must be accredited investors as contemplated by securities legislation. Other exemptions may apply and will be contained in the subscription agreement.

Resale restrictions:

The Shares, Warrants and any shares acquired on exercise of the warrants will be restricted from trading in Canada or through the Eligible Market for a four-month period from closing. Longer resale restrictions will apply in the United States under Rule 144, although pursuant to SEC Rule 904, the Share and Shares issued on exercise of the Warrants may be resold through the Parent after the four-month period under applicable Canadian rules, subject to Parent’s receipt of certain customary resale documentation.

EXHIBIT B
PARENT OPTION PLAN

MEDICAL VENTURES CORP.

AMENDED STOCK OPTION PLAN
(Containing Amendments made Effective November 22, 2005)

1.	PURPOSE OF THE PLAN

Medical Ventures Corp. (the “Company") hereby establishes a stock option plan for directors, officers and Service Providers (as defined below) of the Company and its subsidiaries, to be known as the "Medical Ventures Corp. Stock Option Plan" (the "Plan"). The purpose of the Plan is to give to directors, officers and Service Providers, as additional compensation, the opportunity to participate in the profitability of the Company by granting to such individuals options to buy shares of the Company at a price equal to the market price prevailing on the date the option is granted.

2.	DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1	"Associate" means an associate as defined in the Securities Act.

2.2	"Board" means the Board of Directors of the Company.

2.3

“Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities of the Company (as defined in the Securities Act), which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

2.4	“Company” means Medical Ventures Corp. and its successors.

2.5	"Consultant" means a consultant as defined in Section 1.2 of Policy 4.4 of the TSX Venture Exchange.

2.6

“Discounted Market Price” of Shares means, if the Shares are listed only on the TSX Venture Exchange, the Market Price less the maximum discount permitted under the policy of the TSX Venture Exchange applicable to Options;

2.7	"Disability" means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

(a)

being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(b) acting as a director or officer of the Company or its subsidiaries.

2.8	"Exchanges" means the TSX Venture Exchange and, if applicable, The Toronto Stock Exchange and any other stock exchange on which the Shares are listed.

2.9	"Expiry Date" means the date set by the Board under section 3.1 of the Plan, as the last date on which an Option may be exercised.

2.10	"Grant Date" means the date specified in an Option Agreement as the date on which an Option is granted.

2.11	"Insider" means:

(a) an insider as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a subsidiary of the Company; and

(b) an Associate of any person who is an insider under subsection (a).

2.12	"Investor Relations Activities" means investor relations activities as that term is defined in Policy 1.1 of the TSX Venture Exchange.

2.13	“Joint Actor” means a person acting jointly or in concert with an offeror, as such term is defined in section 78 of the Securities Act.

2.14

"Market Price" of Shares at any Grant Date means, if the Shares are listed on The Toronto Stock Exchange, the closing price per Share on The Toronto Stock Exchange or for the last day Shares were traded prior to the Grant Date or, if the Shares are only listed on the TSX Venture Exchange, “Market Price” of Shares means the last closing price per Share on the trading day immediately preceding the day on which the TSX Venture Exchange received notice that the directors granted the Option (in accordance with the policies of the TSX Venture Exchange as may exist from time to time) or if the Shares are not listed on any stock exchange, “Market Price” of Shares means the price per Share on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

2.15	"Option" means an option to purchase Shares granted pursuant to this Plan.

2.16	"Option Agreement" means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to an Optionee an Option.

2.17

"Optionee" means each of the directors, officers and Service Providers granted an Option pursuant to this Plan and their heirs, executors and administrators and, subject to the policies of the Exchange, an Optionee may also be a corporation wholly-owned by an individual eligible for an Option grant pursuant to this Plan.

2.18	"Option Price" means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of section 5.

2.19	"Option Shares" means the aggregate number of Shares which an Optionee may purchase under an Option.

2.20	“Plan” means this Medical Ventures Corp. Stock Option Plan.

2.21	"Shares" means the common shares in the capital stock of the Company as constituted on the date of this agreement provided that, in the event of any adjustment pursuant to section 5, "Shares" shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.22	“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof.

2.23	"Service Provider" means:

(a) an employee or Insider of the Company or any of its subsidiaries;

(b) any other person or company engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company; and

(c)

any person who is providing ongoing management or consulting services to the Company or to any entity controlled by the Company indirectly through a company that is a Service Provider under subsection 2.23(b).

2.24

"Unissued Option Shares" means the number of Shares, at a particular time, which have been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of section 5, such adjustments to be cumulative.

2.25	“Vested” means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

3.	GRANT OF OPTIONS

3.1	Option Terms

The Board may from time to time authorize the issue of Options to directors, officers and Service Providers of the Company and its subsidiaries. The Option Price under each Option shall be not less than the Discounted Market Price if listed on the TSX Venture Exchange or the Market Price if listed on the Toronto Stock Exchange on the Grant Date. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than five years after the Grant Date if the Company is designated as a Tier 2 issuer on the TSX Venture Exchange or ten years if the Company is designated as a Tier 1 on the TSX Venture Exchange or listed on The Toronto Stock Exchange Options shall not be assignable (or transferable) by the Optionee.

3.2	Limits on Shares Issuable on Exercise of Options

The maximum number of Shares which may be issuable pursuant to options granted under the Plan shall be 10% of the issued and outstanding Shares of the Company from time to time. The number of Shares which may be reserved for issuance under the Plan, together with all of the Company's other previously established or proposed share compensation arrangements, within a one-year period:

(a)	to any one Optionee and any Associates of such Optionee, shall not exceed 5% of the outstanding issue; and

(b)	in aggregate to all Optionees who are Insiders, shall not exceed 10% of the outstanding issue.

The number of options to purchase Shares that may be granted in a one-year period:

(a)	to any one Consultant, shall not exceed 2% of the outstanding issue;

(b)	to any one Optionee and any Associates of such Optionee, shall not exceed 5% of the outstanding issue;

(c)	in aggregate, to all Optionees who are Insiders, shall not exceed 10% of the outstanding issue; and

(d)	to any one Service Provider conducting Investor Relations Activities, shall not exceed 2% of the outstanding issue.

For the purposes of this section, Shares issued pursuant to an entitlement granted prior to the grantee becoming an Insider may be excluded in determining the number of Shares issuable to Insiders. For the purposes of subsections (a) and (b) above, "outstanding issue" is determined on the basis of the number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued pursuant to Share compensation arrangements over the preceding one-year period.

3.3	Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. For stock options to Employees, Consultants or Management Company Employees, the Company is representing in the Plan and in the applicable Stock Option Agreement that the Optionee is a bona fide Employee, Consultant, or Management Company (as defined in the applicable policies of the Exchanges), as the case may be, of the Company or its subsidiary. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.	EXERCISE OF OPTION

4.1	When Options May be Exercised

Subject to sections 4.3 and 4.4, an Option may be exercised to purchase any number of Shares up to the number of Vested Unissued Option Shares at any time after the Grant Date up to 5:00 p.m. Vancouver time on the Expiry Date and shall not be exerciseable thereafter.

4.2	Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee's cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3	Vesting of Option Shares

The Directors may determine and impose terms upon which each Option shall become Vested in respect of Option Shares.

4.4	Termination of Employment

If an Optionee ceases to be a director, officer or Service Provider of the Company or one of the Company’s subsidiaries, his or her Option shall be exercisable as follows:

(a)	Death, Disability or Retirement

If the Optionee ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company, due to his or her death, Disability or retirement in accordance with the Company’s retirement policy in force from time to time, or, in the case of an Optionee that is a company, the death, Disability or retirement of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of:

	(i)	90 days after the date of Disability or retirement;

	(ii)	one year after the date of death; and

	(iii)	the Expiry Date;

(b)	Termination for Cause

If the Optionee, or in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.23(c), the Optionee's employer, ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, or, in the case of the Optionee who satisfies the definition of Service Provider set out in subparagraph 2.23(c) of the Optionee’s employer, is employed or engaged; any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be cancelled as of that date.

(c)	Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subparagraph 2.23, the Optionee’s employer, ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of the Expiry Date and the date which is 30 days after the Optionee or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subparagraph 2.23(c), the Optionee’s employer, ceases to be a director, officer or Service Provided of the Company or a subsidiary of the Company.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Option Shares at the time that the relevant event referred to in this paragraph 4.4 occurred, shall not be or become exercisable in respect of such Unissued Option Shares and shall be cancelled.

4.5	Effect of a Take-Over Bid

If a bona fide offer (an “Offer”) for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Option Shares subject to such Option will become Vested whereupon the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above the Option Shares that are not taken up and paid for, shall be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms for such Option Shares becoming Vested shall be reinstated pursuant to paragraph 4.3. If any Option Share are returned to the Company under this paragraph 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6	Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan Vested and accelerate the Expiry Date for the exercise of all unexercised Options granted under the Plan so that all Options will either be exercised or expire prior to the date upon which Shares must be tendered pursuant to the Offer.

4.7	Effect of a Change of Control

If a Change of Control occurs, all Option Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee.

4.8	Exclusion from Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.23(c), the Optionee's employer, retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.9	Financial Assistance

Subject to the provisions of the Company Act (British Columbia) or other applicable corporate statute and, if required, subject to prior acceptance of the Exchanges, the Board of Directors of the Company may at any time or from time to time authorize the Company to provide financial assistance to an Optionee, on such terms and conditions as the Board of Directors may determine, to assist such Optionee in exercising his or her Options. Any financial assistance so provided will be repayable with full recourse.

4.10	Shares Not Acquired

Any Unissued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

5.	ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1	Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a "Share Reorganization") then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)	the Option Price will be adjusted to a price per Share which is the product of:

	(i)	the Option Price in effect immediately before that effective date or record date; and

(ii)

a fraction the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)

the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subsection (a)(ii).

5.2	Special Distribution

Subject to the prior approval of the Exchanges, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;

(a)	shares of the Company, other than the Shares;

(b)	evidences of indebtedness;

(c)	any cash or other assets, excluding cash dividends (other than cash dividends which the board of directors of the Company has determined to be outside the normal course); or

(d)	rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a "Special Distribution"), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Shares as a result of such Special Distribution.

5.3	Corporate Organization

Whenever there is:

(a)	a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in sections 5.1 or 5.2;

(b)

a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)	a transaction whereby all or substantially all of the Company's undertaking and assets become the property of another corporation;

(any such event being herein called a "Corporate Reorganization") the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of all Unissued Option Shares or if appropriate, as otherwise determined by the Directors.

5.4	Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company’s auditors, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia, that the Directors may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

5.5	Regulatory Approval

Any adjustment to the Option Price or the number of unissued Option Shares purchasable under the Plan pursuant to the operation of any one of paragraphs 5.1, 5.2 or 5.3 is subject to the approval of the Exchanges and any other governmental authority having jurisdiction.

6.	MISCELLANEOUS

6.1	Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment.

6.2	Necessary Approvals

The Plan shall be effective only upon the approval of the shareholders of the Company given by way of an ordinary resolution. Any Options granted under this Plan prior to such approval shall only be exercised upon the receipt of such approval. Disinterested shareholder approval (as required by the Exchanges) will be obtained for any reduction in the exercise price of the Optionee is an Insider of the Company at the time of the proposed amendment. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of the Exchanges and any governmental authority having jurisdiction. If any shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

6.3	Administration of the Plan

The Directors shall, without limitation, have full and final authority in their discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in section 5.4, the interpretation and construction of any provision of the Plan by the Directors shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company. Directors may delegate administration of the Plan to a committee of the Board.

6.4	Income Taxes

As a condition of and prior to participation in the Plan any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan.

6.5	Amendments to the Plan

The Directors may from time to time, subject to applicable law and to the prior approval, if required, of the Exchanges or any other regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee.

6.6	Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the Secretary of the Company.

6.7	No representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

6.8	Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

6.9	No Assignment or Transfer

No Optionee may assign or transfer any of his or her rights under the Plan.

6.10	Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

6.11	Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

6.12	Governing Law

The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the province of British Columbia.

6.13	Time of Essence

Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

6.14	Entire Agreement

This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

Approved by the Board of Directors on October 28, 2003, as amended November 22, 2005.

SCHEDULE “A”

MEDICAL VENTURES CORP.

STOCK OPTION PLAN

OPTION AGREEMENT

Without prior approval of the TSX Venture Exchange (“Exchange”) and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Exchange or otherwise in Canada or to or for the benefit of a Canadian resident untill, 200l. [Insert date which is 4 months from date of grant]

This Option Agreement is entered into between Medical Ventures Corp. ("the Company") and the Optionee named below pursuant to the Company Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.	on ___________________(the "Grant Date");

2.	________________________________(the "Optionee");

3.	was granted the option (the “Option”) to purchase ____________Common Shares (the "Option Shares") of the Company;

4.	for the price (the "Option Price") of $_____________per share;

5.	which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

______________________________________________________________________________

6.	terminating on ___________________________________ (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the l day of l, 200l.

MEDICAL VENTURES CORP.
OPTIONEE

By:
Authorized Signatory

EXHIBIT C
B-BALLOON LOCK-UP AGREEMENTS

Parent Corp.
_____________________

_____________________

_____________________

Attn: _____________________

Ladies and Gentlemen:

     The undersigned, a holder of shares of B-Balloon, Ltd., an Israeli company (“B-Balloon”), Neovasc, Ltd., an Israeli company (“Neovasc”), and/or Parent Corp., a Canadian corporation (“Parent”), will hold Common Shares, no par value, of Parent (“Parent Shares”) after the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of _______ __, 2008 by and among B-Balloon, Neovasc and Parent (the “Merger Agreement”). For good and valuable consideration, the undersigned hereby irrevocably agrees that following the closing of the Merger Agreement, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Parent Share, including, without limitation, Parent Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and Parent Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Parent Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Parent Shares or securities convertible into or exercisable or exchangeable for Parent Shares or any other securities of Parent or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period commencing on the date of the closing of the Merger Agreement and ending on the first anniversary of such date (the “Term”). Notwithstanding the foregoing, each of Peregrine Ventures (Israel) LP and Peregrine VC Investments LP (together, “Peregrine”) may distribute or otherwise transfer its Parent Shares to Peregrine limited partners; provided, however, that, if any such transfer occurs during the Term, each such Peregrine limited partner receiving Parent Shares shall execute a counterpart to this Lock-Up Letter Agreement.

     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours truly,

By:
Name:
Title:

Dated: _____________________

EXHIBIT D
NEOVASC LOCK-UP AGREEMENTS

Parent Corp.
_____________________

_____________________

_____________________

Attn: _____________________

Ladies and Gentlemen:

     The undersigned, a holder of shares of B-Balloon, Ltd., an Israeli company (“B-Balloon”), Neovasc, Ltd., an Israeli company (“Neovasc”), and/or Parent Corp., a Canadian corporation (“Parent”), will hold Common Shares, no par value, of Parent (“Parent Shares”) after the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of _______ __, 2008 by and among B-Balloon, Neovasc and Parent (the “Merger Agreement”). For good and valuable consideration, the undersigned hereby irrevocably agrees that following the closing of the Merger Agreement, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Parent Share, including, without limitation, Parent Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and Parent Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Parent Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Parent Shares or securities convertible into or exercisable or exchangeable for Parent Shares or any other securities of Parent or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period commencing on the date of the closing of the Merger Agreement and ending on the first anniversary of such date (the “Term”). Notwithstanding the foregoing, each of Peregrine Ventures (Israel) LP and Peregrine VC Investments LP (together, “Peregrine”) may distribute or otherwise transfer its Parent Shares to Peregrine limited partners; provided, however, that, if any such transfer occurs during the Term, each such Peregrine limited partner receiving Parent Shares shall execute a counterpart to this Lock-Up Letter Agreement.

     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours truly,

By:
Name:
Title:

Dated: ___________________________

EXHIBIT E
PARENT LOCK-UP AGREEMENTS

Parent Corp.
_____________________

_____________________

_____________________

Attn: _____________________

Ladies and Gentlemen:

     The undersigned, a holder of shares of B-Balloon, Ltd., an Israeli company (“B-Balloon”), Neovasc, Ltd., an Israeli company (“Neovasc”), and/or Parent Corp., a Canadian corporation (“Parent”), will hold Common Shares, no par value, of Parent (“Parent Shares”) after the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of _______ __, 2008 by and among B-Balloon, Neovasc and Parent (the “Merger Agreement”). For good and valuable consideration, the undersigned hereby irrevocably agrees that following the closing of the Merger Agreement, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Parent Share, including, without limitation, Parent Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and Parent Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Parent Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Parent Shares or securities convertible into or exercisable or exchangeable for Parent Shares or any other securities of Parent or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period commencing on the date of the closing of the Merger Agreement and ending on the first anniversary of such date.

     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours truly,

By:
Name:
Title:

Dated: ________________________

EXHIBIT F
FORM OF SUBSCRIPTION AGREEMENT FOR CONCURRENT FINANCING

UNIT SUBSCRIPTION AGREEMENT

TO:	MEDICAL VENTURES CORP. (herein “MEV” or the “Issuer”)
2135 – 13700 Mayfield Place
Richmond, BC V6V 2E4
Phone: (604) 270-4344 Fax: (604) 270-4384

FROM:
(Investor Name)
RE:	Units of MEV at C$2.00 each (C$0.20 each prior to pending 10:1 reverse-split)
Reference Date: February <>, 2008
Cut-off Time: 5:00 p.m., March <>, 2008 Pacific Standard Time, (“PST”)

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION

1.	Complete the information required on page 2 with respect to subscription amounts and registration and delivery particulars for the Share certificates.

2.	Complete the applicable forms (the “Forms”) at the end of this Subscription:

(a)

If the investor is not an individual (corporation, trust or other than a natural person) or it is a Portfolio Manager – Complete TSX Venture Exchange Registration Form 4C. (If you have previously filed this form in connection with another transaction or issuer on the TSX Venture Exchange and your information has not changed you need NOT complete another one.) (See Schedule A).

	(b)	Subscribers resident in Canada, sign Schedule B – Representation Letter For Accredited Investors;

(c)

Subscribers who are U.S. Persons (see definition) or who were offered the Units in the United States, who execute or deliver this Agreement in the United States, or who are “U.S. Persons” (as hereinafter defined) must be “accredited investors” within the meaning assigned in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act, and must complete and sign Schedule C – Certificate of U.S. Purchaser.

	(d)	Subscribers who are not U.S. Persons or Canadian residents need only complete page 2.

3.

All investors courier or fax completed forms to Medical Ventures Corp., 2135 – 13700 Mayfield Place, Richmond, BC V6V 2E4 Attention: Chris Clark CFO or fax your completed Subscription Agreement to : 604-270-4384 (tel: 604-270-4344). Funds may be attached to the forms by certified cheque or bank draft payable to “Lang Michener LLP in Trust.” or wired as below. All monetary amounts herein are in Canadian dollars, U.S. Dollars will be converted at the prevailing approximate rate on or about the actual the date of receipt and the number of Units issued adjusted accordingly. Funds must be received no later than <>day, March <>, 2008 at 5:00 p.m. PST time by wire or delivery to the following law firm Trust Account. Funds will be held and released subject to the conditions described in section 4.

SUBJECT TO THE CLOSING CONDITIONS DESCRIBED IN SECTION 4 BEING MET, BY EXECUTION HEREOF YOU ARE IRREVOCABLY AUTHORIZING THE COMPANY’S LAWYERS WHO ARE RECEIVING THESE FUNDS TO RELEASE THEM WITHOUT FURTHER AUTHORITY FROM YOU.

WIRE INSTRUCTIONS FOR CDN Dollars:
Law firm Account Name: Lang Michener LLP, In Trust
Bank Name:	BMO Bank of Montreal
First Bank Tower, 595 Burrard St.
Vancouver, B.C. V7X 1L7
Bank No.	001
Swift No.:	BOFMCAM2
Transit No.:	0004
Account No.:	1577-447
Details:	Medical Ventures Corp.

Wire Instructions for U.S. Dollars
Account Name:	Lang Michener LLP, In Trust
Bank Name:	BMO Bank of Montreal
First Bank Tower, 595 Burrard St.
Vancouver, B.C. V7X 1L7
Swift No.:	BOFMCAM2
Transit No.:	0004
Bank No.:	001
Account No.:	4692-529
Details:	Medical Ventures Corp.

(Name of Investor – please print)	Subscription: $

(Signature of Investor)	The Issuer reserves the right to accept this subscription in whole or in part.

(Official Capacity or Title of Signatory, if Investor is not an
individual – please print)

(Please print name of individual whose signature appears above if different than the name of the name of the Investor printed above.)

(Investor’s Address)	Subscription Amount Enclosed:
$
Payable to: Lang Michener LLP in Trust. or wired as per page 1

Investor’s Telephone Number and Fax Number)

Investor’s E-Mail Address (optional)

REGISTER the Units as set forth below	DELIVER the Units as set forth below:

Name	Name

Account reference, if applicable	Account reference, if applicable

Address	Contact Name

Address

Telephone Number

Consent to the Disclosure of Information under Privacy Legislation

The Investor acknowledges that certain “Personal Information” (information about an identifiable individual) about the Investor may be required to be disclosed by the Issuer to the TSX Venture Exchange (the “Exchange”) pursuant to Exchange policies and the Investor consents to the disclosure of such Personal Information by the Issuer to the Exchange, and to the collection, use and disclosure of such Personal Information by the Exchange in accordance with its specified purposes.

OTHER INFORMATION TO BE COMPLETED BY EACH INVESTOR

A.	Corporate Placee or Investment Portfolio Manager Registration Form (Schedule A) IF THE INVESTOR IS NOT AN INDIVIDUAL (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX Venture Exchange Inc. (the “Exchange”) up to the date of this Agreement; or

hereby delivers to the Issuer a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto as for filing with the Exchange; and

B.	Present Ownership of Securities
The Investor either [CHECK WHERE APPROPRIATE]:

does not own directly or indirectly, or exercise control or direction over, any Common shares in the capital stock of the Issuer or securities convertible into Common shares in the capital stock of the Issuer (excluding the Units subscribed for herein); or

owns directly or indirectly, or exercise control or direction over, ________________________ Common shares in the capital stock of the Issuer and options, warrants and convertible securities entitling the Investor to acquire an additional ________________________ Common shares in the capital stock of the Issuer (excluding the Units ________________________ subscribed for herein).

C.	Insider Status
The Investor either [CHECK WHERE APPROPRIATE]:

is NOT an “Insider” of the Issuer as defined in the British Columbia Securities Act;

is an “Insider” of the Issuer as defined in the British Columbia Securities Act, namely: “Insider” means:
	(a)	a director or senior officer of the issuer;
	(b)	a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
	(c)	a person that has
(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or
(iii)

a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held,   any securities held by the person as underwriter in the course of a distribution, or

	(d)	the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D.	Member of “Pro Group”
The Investor either [CHECK WHERE APPROPRIATE]:

is NOT a Member of the “Pro Group” as defined in the Rules of the Exchange is a Member of the “Pro Group” as defined in the Rules of the Exchange, namely: “Pro Group” means:

	1.	Subject to subparagraphs (2), (3) and (4), “Pro Group” shall include, either individually or as a group:
(a) the member (i.e. a member of the Exchange under its requirements);
(b) employees of the member;
(c) partners, officers and directors of the member;
(d) affiliates of the member; and

	(e)	associates of any parties referred to in subparagraphs (1) through (4).

2.

The Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm’s length of the member;

3.

The Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm’s length of the member;

4.	The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:
	(a)	the person is an affiliate or associate of the member acting at arm’s length of the member;
	(b)	the associate or affiliate has a separate corporate and reporting structure;
	(c)	there are sufficient controls on information flowing between the member and the associate or affiliate; and
	(d)	the member maintains a list of such excluded persons.

ACCEPTANCE: The Issuer hereby accepts the above subscription as to _______________-Units.

MEDICAL VENTURES CORP.

Per:		Acceptance Date:
Authorized Signatory

Contact Information of the Issuers Attorneys holding the Subscription Funds:

Lang Michener LLP
Barristers and Solicitors
1500-1055 West Georgia Street
P.O. Box 11117
Vancouver, British Columbia, Canada
V6E 4N7
Attn: Bernhard Zinkhofer
Phone 604 691 7483
Email bzinkhofer@lmls.com
Fax 604 893 2395
Mob 604 644 9461

Purchase of $2.00 Units Exempt from Prospectus Requirements

1. Definitions

1.1

(a) “Accredited Investor” means, for a Subscriber resident in Canada or the United States a high net worth or high income person a specifically defined on the relevant accredited investor forms attached hereto;

(b) “Applicable Securities Laws” means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the Exchange, having application over this Offering and the Issuer including those laws in the jurisdiction in which the Investor is ordinarily resident;

(c) “Concurrent Mergers” means the Issuer’s proposed mergers with each of [Brother and Nephew as announced __________the merger agreement and plan or reorganization pertaining to which may be downloaded from www.SEDAR.com, the Canadian public company securities filing website;

(d) “Closing” means a completion of an issue and sale by the Issuer and the purchase by the Investors of the Securities pursuant to this Subscription Agreement commencing at 9:00 a.m. Florida time on the Closing Date;

(e) “Closing Date” means the Closing Date of the Concurrent Merger;

(f) “Cut-off Time” means the date after which the Issuer will no longer accept Subscriptions. The Cut-off Time is <>, March <>, 2008 at 5:00 p.m. (PST);

(g) “Exchange” means the TSX Venture Exchange, the Canadian stock exchange on which MEV’s shares are traded;

(h) “Exemptions” means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

(i) “Foreign Portfolio Manager” means a person who carries on business as a “portfolio manager” (within the meaning of that term under Applicable Securities Laws) in an International Jurisdiction and who purchases Units as an agent for fully managed accounts;

(j) “fully managed” in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Law;

(k) “International Jurisdiction” means a country other than Canada or the United States;

(l) “Investor” means the person or persons named as Investor on the face page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(m) “material” means material in relation to the Issuer and any subsidiary considered on a consolidated basis;

(n) “material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(o) “material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(p) “misrepresentation” is as defined under Applicable Securities Laws;

(q) “Offering” means the planned sale by the Issuer of at least C$6,000,000 of Units on the terms set forth in this Subscription Agreement;

(r) “Portfolio Manager” means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(s) “Public Record” means information which has been publicly filed by the Issuer on SEDAR at www.SEDAR.com;

(t) “Principal Canadian Jurisdictions” means British Columbia, Alberta and Ontario and certain other jurisdictions referred to in Multilateral Instrument 45-102;

(u) “Regulation D” means Regulation D under the U.S. Securities Act;

(v) “Regulation S” means Regulation S under the U.S. Securities Act;

(w) “Regulatory Acceptance” means the acceptance of the transaction contemplated hereby and the approval for listing of the Shares comprised in the Securities by the Exchange;

(x) “Securities” means the Shares, Warrants and Warrant Shares;

(y) “Share” means a Common share of the Issuer without par value in the capital of the Issuer after consolidation (reverse-split) on a [10:1 basis];

(z) “Subscription Agreement” means this subscription agreement between the Investor and the Issuer, including all Schedules and as it may be amended from time to time by mutual consent of the parties;

(aa) “Termination Date” means June <>, 2008 the date after which this agreement shall automatically terminate if the Closing has not occurred. If the Termination Date occurs the subscription funds will be returned to the Subscriber without interest or deduction;

(bb) “Unit” means one Share and 0.62 (sixty-two one hundredths) of one whole Warrant sold together. This meaning is for reference and convenience only. Certificates will be issued as separate Shares and Warrants;

(cc) “U.S. Person” means a U.S. Person as defined in Regulation S;

(dd) “U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America;

(ee) “Warrants” means Share purchase warrants; each whole Warrant is exercisable to acquire an additional Shares of the Issuer at any time during the 18-month period immediately following the Closing Date on the terms described in section 3 herein;

(ff) “Warrant Certificate” means the certificate representing the Warrant issued to an Investor as part of an Unit; and

(gg) “Warrant Shares” means the Shares to be issued upon the exercise of the Warrants.

2. Prospectus Exempt Subscription Commitment

2.1 The undersigned (the “Investor”) hereby subscribes for and agrees to purchase from Medical Ventures Corp. (the “Issuer”), subject to the terms and conditions set forth herein, that number of Units of the Issuer set out on the face page of this Subscription Agreement at the price of C$2.00 per Unit. Subject to the terms hereof, this subscription is an offer by the Investor and will be deemed to have become an agreement only upon its acceptance by the Issuer.

3. Description of Units – Share and Warrants

3.1 Each Unit consists of one Share and 0.62 of one Warrant.

3.2 The Warrants will be governed by the terms and conditions set out in the certificate representing the Warrants (the “Warrant Certificates”) which will be delivered to the Investor at Closing. Each Warrant Certificate will contain, among other things, provision for the appropriate adjustment in a class, number and price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Issuer or payments of stock dividends or upon the merger or reorganization of the Issuer (other than the Concurrent Merger).

3.3 Each Warrant is exercisable for 18 months from Closing at C$2.50 per Share.

4. Closing and Conditions

4.1 The Investor must deliver or fax to the offices or fax number of the Issuer (both on page 1) on or before the Cut-off Time, this Subscription Agreement duly completed and executed in accordance with the instructions on the face page of this Subscription Agreement together with evidence the subscription funds have been wired or delivered to the Issuer’s attornies who will hold these funds pending Closing and return them if Closing has not happened by the Termination Date. On request by the Issuer, the Investor agrees to complete and deliver any other information as may reasonably be required by the Exchanges or under Applicable Securities Laws to complete the purchase and sale contemplated by this Subscription Agreement.

4.2 Delivery against payment for the Units will be completed by the Issuer at its offices on the Closing Date provided that all conditions to Closing have been met. On the Closing, certificates representing the Shares and Warrants will be delivered to the Investor as the Investor shall instruct. Investor hereby waives receiving any prior notice of Closing. Closing is anticipated to occur on or about April <>, 2008.

4.3 Once this Subscription Agreement is accepted by the Issuer, the completion of the sale of Units contemplated by this Subscription Agreement is subject only to 1) Regulatory Acceptance being obtained and 2) completion of the Concurrent Mergers.

4.4 The Investor agrees that the funds advanced hereunder may upon satisfaction or waiver of the conditions referred to section 4.3 may be automatically advanced to the Company. Funds advance in U.S. dollars will not be insured by the law firm until converted into Cdn Dollars and the Subscriber hereby acknowledges and consents to this.

5. Investor’s Acknowledgements – Regarding Risk, Restrictions, Independent Advice

5.1 The Investor represents and warrants to acknowledge and agree with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer that:

(a) its decision to execute this Subscription Agreement and purchase the Units agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of information about the Issuer in the Public Record;

(b) no prospectus has been filed by the Issuer with any securities commission or similar authority in Canada or elsewhere, in connection with the issuance of the Securities hereunder, and the issuance and the sale of the Units is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i) the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii) the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii) the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c) the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d) to the knowledge of the Investor, the sale of the Securities was not accompanied by any public advertisement;

(e) the Investor’s offer made by this Subscription Agreement is (i) irrevocable pending the Termination Date (and subject to the right of the Issuer to reject any Subscription prior to Closing by refunding any subscription funds); and (ii) requires acceptance by the Issuer;

(f) this Subscription is not enforceable by the Investor unless it has been accepted by the Issuer and the Investor waives any requirement on the Issuer’s behalf to immediately communicate its acceptance for this Subscription to the Investor;

(g) the Securities are speculative investments which involve a substantial degree of risk;

(h) the Investor is sophisticated in financial investments, has had access to and has received all information concerning the Issuer that the Investor has considered necessary in connection with the Investor’s investment decision and the Investor will not receive an offering memorandum or similar disclosure document with respect to the Securities offered hereunder;

(i) the subscription proceeds will be available to the Issuer at Closing and this subscription is not conditional on any other subscription completing. The Issuer may pay finder’s or referral fees in connection with this Subscription in its discretion;

(j) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(k) the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor in completing the sale and issue of the Units to the Investor.

5.2 The Investor hereby agrees that with respect to any personal information provided in this document or otherwise received by or in possession of the Issuer (“Personal Information”), the Investor hereby consents to:

(a) the disclosure of any Personal Information to the Exchange and such securities commissions as may have jurisdiction over the Issuer; and

(b) the further collection, use and disclosure of any Personal Information by the aforesaid regulatory authorities for the discharge of their regulatory functions.

6. Investor’s Prospectus Requirement Exemption Status

6.1 The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Issuer (which representations, warranties and covenants shall survive the Closing of the Offering) that the Investor is purchasing the Units as principal for its own account, it is not purchasing such Units for the benefit of any other person, it is not purchasing Units with a view to the resale or distribution of such Units and at least one of the following Exemptions applies to the Investor:

(a) Insiders’ Family, Close Friends and Business Associates Exemption (Investors Outside of Canada go to §6.2 and note also §6.3(m) )

The Investor is:

(i) a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

(ii) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

(iii) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer;

(iv) a close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

(v) a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

(vi) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer;

(vii) a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer;

(viii) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii); or

(ix) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii).

(b) Minimum Amount Exemption

The aggregate acquisition cost of purchasing the Units will not be less than C$150,000 paid in cash at the time of purchase, and the Investor has not been created or used solely to purchase or hold the Units in reliance on this Exemption;

(c) Accredited Investor Exemption

The Investor is an “Accredited Investor” and the Investor has properly completed and duly executed the Representation Letter for Accredited Investors attached to this Subscription Agreement as Schedule B indicating the means by which the Investor is an Accredited Investor and confirms the truth and accuracy of all statements made by the Investor in such certificate; or

(d) For residents of Ontario only, the Investor is:

(i) a founder of the Issuer,

(ii) an affiliate of a founder of the Issuer,

(iii) a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Issuer, or

(iv) a person that is a control person of the Issuer.

6.2 Investors Outside of Canada (U.S. Investors see also 6.3 (h))

If the Investor is resident in a jurisdiction outside of Canada (including the US) it acknowledges and certifies that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(b) there is no government or other insurance covering the Units;

(c) there are risks associated with the purchase of the Units;

(d) there are restrictions on the Investor’s ability to resell the Units, and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Units;

(e) the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Units through a person registered to sell the Units under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(f) the Investor is knowledgeable of securities legislation in the Investor’s jurisdiction of residence that may have application over the Investor or the Offering which would apply to this subscription and is satisfied that the Issuer and the Investor will not breach such laws by completing the transaction contemplated hereby;

(g) the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the laws of such Investor’s International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor’s Units, and to the investor’s knowledge the Issuer has no filing obligations in the International Jurisdiction;

(h) no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(i) the Units are being acquired for investment only and not with a view to resale or distribution within the International Jurisdiction; and

(j) if the Investor is a resident of the United Kingdom then it complies with the provisions of §5.1 of this Subscription Agreement as if it were a resident of British Columbia and it is a person of the kind described in Article 11(3) of the Financial Services Act, 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business.

6.3 Other General Representations Applicable to All Investors

The following representations are hereby made by each Investor subject to the provisos contained below:

(a) the Investor has no knowledge of a “material fact” or “material change”, as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b) the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out under the heading “Name and Address of Investor” on the execution page of this Subscription Agreement;

(c) the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, or other entity, it is duly incorporated or otherwise formed and validly existing under the laws of its jurisdiction of incorporation or formation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor is a party or by which the Investor is bound;

(e) the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f) in connection with the Investor’s investment in the Units, the Investor has not relied upon the Issuer for investment, legal or tax advice, and has in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisers or has waived its rights thereto and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Units and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Units;

(g) no person has made to the Investor any written or oral representations:

(i) that any person will resell or repurchase the Units;

(ii) that any person will refund the purchase price for the Units;

(iii) as to the future price or value of the Units; or

(iv) that the Units will be listed and posted for trading on any stock exchange or that application has been made to list the Units on any stock exchange;

No U.S. Investor Participation Except with Accredited Investor Form (Schedule C)

(h) The Investor represents and warrants EITHER (i) or (ii) that:

(i) the Investor

(A) is not, and is not purchasing the Units for the account of or benefit of, a U.S. Person or a person in the United States;

(B) was not offered Units in the United States; and

(C) did not execute or deliver this Agreement in the United States; OR

(ii) the Investor:

(A) is a U.S. Person or a person in the Unites States who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act; and

(B) has duly completed, executed and delivered to the Issuer the Certificate of U.S. Purchaser attached hereto as Schedule C, and represents, warrants and covenants to the Issuer as to the accuracy of all matters set out therein as at the date hereof and on the Closing Date;

(i) The Investor additionally represents and warrants that:

(i) the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A) the transfer or assignment of any rights or interests in any of the Units;

(B) the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription Agreement; or

(C) the voting of the Units; and

(ii) the Investor has no intention to distribute either directly or indirectly any of the Units in the United States or to U.S. Persons; and

(iii) the Investor represents that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(j) The Investor acknowledges that:

(i) the Securities have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available;

(ii) the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities; and

(iii) the Investor will not engage in any directed selling efforts (as defined by Regulation S under the U.S. Securities Act) in the United States in respect of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Securities;

Compliance with Resale Laws

(k) the Investor will comply with Applicable Securities Laws including, if applicable, Rule 904 of Regulation S concerning the resale of the Units and all related restrictions (and the Issuer is not in any way responsible for such compliance) and shall speak and consult with its own legal advisors with respect to such compliance;

Own Expense

(l) the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Units shall be borne by the Investor;

International Investor

(m) if the Investor is resident of an International Jurisdiction (meaning herein a country other than Canada or the United States) then:

(i) the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(ii) the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction or, if such is not applicable, the Investor is permitted to purchase the Investor’s Units and the Issuer has no filing obligations in the International Jurisdiction;

(iii) no laws in the Investor’s International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv) the Units are being acquired for investment only and not with a view to resale and distribution within the Investor’s International Jurisdiction.

7. The Issuer’s Representations

7.1 The Issuer represents and warrants to the Investor that, as of the date of this Subscription Agreement and at Closing hereunder:

(a) the Issuer’s Public Record is correct in all material respects and does not omit any material information about the Issuer;

(b) the Issuer and its subsidiaries are valid and existing corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated, and each is a “foreign private issuer” as defined in §230.405 of Regulation C promulgated under the U.S. Securities Act and shall remain a foreign private issuer;

(c) the Issuer has complied, or will comply, with Applicable Securities Laws and all applicable corporate laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any “direct selling efforts,” as such term is defined in Regulation S, or any “general solicitation or general advertising” as described in Regulation D;

(d) the financial statements contained in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer’s last financial statements except as filed in the Public Record;

(e) the creation, issuance and sale of the Securities by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(f) the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient Units in the treasury of the Issuer to enable it to issue the Units;

(g) this Subscription Agreement when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(h) neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(i) no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer’s knowledge no investigations or proceedings for such purposes are pending or threatened; and

(j) except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued Shares of the Issuer or any other security convertible or exchangeable for any such shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Issuer.

8. Covenants of the Issuer

8.1 The Issuer hereby covenants with each Investor that it will:

(a) offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Issuer in connection with the Offering; and

(b) within the required time, file with the Exchange any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials.

9. Resale Restrictions and Legending of Securities

9.1 Each Investor acknowledges that any resale of the Securities will be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. All Investors will receive, for the Units acquired, Share and Warrant certificates bearing the following legend imprinted thereon:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert that date which is four months and a day from the Closing Date.]

Without prior written approval of the Exchange and compliance with all applicable securities legislation, the common shares underlying represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert that date which is four months and a day from the Closing Date.]”

9.2 Investors who are U.S Persons, who provide herein an address in the U.S., who execute this Subscription Agreement in the United States (which the Issuer will presume absent other evidence) or who are otherwise subject to U.S. securities laws will receive certificates bearing the legends contemplated by the Certificate of U.S. Purchaser.

10. Investor’s Consent to Issuer to Correct or Complete Subscription Agreement

10.1 The Investor consents to the Issuer, and its law firm, completing or correcting the Investor’s Subscription Agreement in any non-material fashion as may reasonably be required to make it effective.

11. General

11.1 Time is of the essence hereof.

11.2 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

11.3 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

11.4 This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

11.5 This Subscription Agreement may not be assigned by any party hereto.

11.6 The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

11.7 This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

11.8 This Subscription Agreement, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Investor pursuant hereto, the completion of the issue of Units of the Issuer and any subsequent disposition by the Investor of the Units.

11.9 The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

11.10 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else.

11.11 All monetary amounts are in Canadian dollars.

SCHEDULE A

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name:

	(b)	Complete Address:

	(c)	Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? ______________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ______________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

	(a)	It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

	(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

	(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 1
(as at March 11, 2004)
2049584.2

4.	If the answer to 2(a) above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at	on		.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 2
(as at March 11, 2004)
2049584.2

SCHEDULE B

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS-CANADIAN INVESTORS ONLY)

TO: Medical Ventures Corp. (“MEV”)

In connection with the purchase of Common shares in the capital of MEV (the “Shares”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule B), the Subscriber hereby represents, warrants, covenants and certifies to MEV that:

1.

The Subscriber is purchasing the Shares as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106 entitled “Properties and Registration Exemptions” (“NI 45-106”);

2.	The Subscriber is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

3.	Upon execution of this Schedule B by the Subscriber, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

Dated: _________________________, 2008.

Print name of Subscriber
By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL APPENDIX “A” ON THE NEXT PAGE

APPENDIX “A”

TO SCHEDULE B

Accredited Investor - (defined in NI 45-106) means:

[ ]	(a)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

[ ]	(b)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(c)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

[ ]	(d)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

[ ]	(e)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]	(f)	a Canadian financial institution, or a Schedule III bank;

[ ]	(g)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

[ ]	(h)

a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]	(i)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ]	(j)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

[ ]	(k)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]	(l)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

[ ]	(m)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]	(n)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]	(o)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

		(ii)	a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

		(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

[ ]	(p)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]	(q)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(r)	a person acting on behalf of a fully managed account managed by that person, if that person

		(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

		(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]	(s)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(t)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

[ ]	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

[ ]	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

		(i)	an accredited investor; or

		(ii)	an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force;

and for purposes hereof:.

(a)	"Canadian financial institution" means

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	"control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means any person that holds or is one of a combination of persons that hold

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)

"eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	"executive officer" means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

	(iv)	performing a policy-making function in respect of the issuer;

(e)	"financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	"founder" means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(g)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	"investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(i)	"person" includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(j)	"related liabilities" means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets.

(k)	"spouse" means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE C

ACCREDITED INVESTOR CERTIFICATE OF U.S. PURCHASER

This form must be completed by United States investors (only)

A “United States investor” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). This includes (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person. Capitalized terms not specifically defined in this Certificate will have the meaning ascribed to them in the Subscription Agreement to which this Certificate is attached.

2. The Investor covenants, represents and warrants to Medical Ventures Corp. (the “Issuer”) that:

(a) it understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b) it acknowledges that it has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c) it understands and agrees that there may be material tax consequences to the Investor of an acquisition, disposition or exercise of any of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Investor under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such securities. In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code of 1986, as amended;

(d) it understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(e) it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Shares and, upon issuance, any Warrant Shares will bear a legend in substantially the following form:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and, in the case of each of (1) and (2), the holder has prior to such sale furnished to the

Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to Medical Ventures Corp.

Provided that if Medical Ventures Corp. is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained from the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to Medical Ventures Corp. and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

If the Issuer is a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act at the time of sale, a new certificate, which will constitute “good delivery”, will be made available to the Investor upon provision by the Investor to the transfer agent of a declaration (in the form attached as Appendix “A”) that the sale of the securities represented thereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

(f) it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(g) if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Investor is not an individual, the office of the Investor at which the Investor received and accepted the offer to purchase the Issuer’s Shares is the address listed on the signature page of the Subscription Agreement.

(h) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and it is able to bear the economic risk of loss of its entire investment;

(i) the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Units;

(j) it is acquiring the Units for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws;

(k) if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless

(i) the sale is to the Issuer;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the case of clauses (ii) or (iv) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer;

(l) It understands and agrees that the Warrants may not be exercised in the United States or by or on behalf of a U.S. person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer to such effect, and that certificates representing the Warrants will bear a legend to the following effect :

"THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A "U.S. PERSON" OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

(m) It is an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please place your initials on the appropriate line(s)):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

Category 3.	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; or

Category 4.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

Category 5.	An investment company registered under the Investment Company Act of 1940; or

Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of $5,000,000; or

Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

Category 12.	A director, executive officer or general partner of the Issuer; or

Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

Category 14.

A natural person who had an individual income in excess of $200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D; or

Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES INVESTORS NEED TO COMPLETE AND SIGN

Date

Duly authorized signatory for Investor

(Print name of Investor)

Appendix “A” to

Schedule C

Form of Declaration for Removal of 1933 Act Legend

TO: Registrar and transfer agent for the Shares of Medical Ventures Corp. (“MEV”)

The undersigned (a) acknowledges that the sale of the securities of Medical Ventures Corp. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the applicable Canadian stock exchanges designated in Regulation S or any other Designated Offshore Securities Market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and (5) the contemplated sale is not a transaction, or part of a series of transaction which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:
Name of Seller

By:
Name:
Title:

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, __________________________ (the “Seller”) dated ________________________, with regard to our sale, for such Seller’s account, of the __________________ Shares, represented by certificate number ___________ (the “Shares”), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the TSX Venture Exchange or Toronto Stock Exchange and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

By:
Name of Firm	Authorized Officer

EXHIBIT G
ESCROW AGREEMENT

ESCROW AGREEMENT

     This Escrow Agreement (this “Escrow Agreement”), dated as of _______ __, 2008 by and among B-BALLOON LTD., an Israeli company (“B-Balloon”), MEDICAL VENTURES CORP., a Canadian corporation (“Parent”), NEOVASC LTD., an Israeli company (“Neovasc”), and the two representatives of the parties identified in Schedule A hereto (together with the third Representative to be appointed in accordance with Schedule A, the “Representatives”) and ____________________________. (the “Escrow Agent”).

RECITALS

     B-Balloon, Neovasc, Parent, Medical Ventures Acquisition I, Ltd, an Israeli company, and Medical Ventures Acquisition II, Ltd, an Israeli company, have entered into a Merger Agreement and Plan of Reorganization, dated as of January 30, 2008 (the “Merger Agreement”) pursuant to which, among other matters, B-Balloon and Neovasc will become wholly-owned subsidiaries of Parent in a transaction in which the consideration to the shareholders of B-Balloon (the “Shareholders”) is common shares of Parent, no par value (the “Parent Shares”).

     The Merger Agreement contemplates the establishment of escrow arrangements with respect to _______ Parent Shares otherwise to be delivered to the Shareholders as provided in the Merger Agreement (the “Consideration Shares”) to secure the indemnification obligations of B-Balloon and Neovasc under the Merger Agreement.

     Each of the parties hereto is entering into this Escrow Agreement in consideration for, among other things, the execution and delivery of the Merger Agreement by Parent.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, all of the terms defined in the Merger Agreement shall have the same meaning herein as attributed to them in the Merger Agreement.

     2. Escrow Funds. B-Balloon hereby delivers to the Escrow Agent the Consideration Shares pursuant to Section 10.3 of the Merger Agreement and the Escrow Agent acknowledges receipt thereof and agrees to hold the Consideration Shares in escrow pursuant to the terms of this Escrow Agreement. The Consideration Shares and any and all securities received in respect of the Consideration Shares that are distributed on a pro rata basis to all holders of Parent Shares, collectively, shall be deemed to be, and shall be held as the “Escrow Funds”. For the purpose of this Escrow Agreement, each Consideration Share shall be valued as set forth in Section 10.3 of the Merger Agreement.

     3. Voting of Consideration Shares; Right to Receive Dividends. Unless and until any of the Consideration Shares are returned to Parent pursuant to the terms of this Escrow Agreement: (i) each Shareholder shall be entitled to vote its respective number of each such Shareholder’s Consideration Shares as set forth on Schedule B hereto; and (ii) each Shareholder shall be entitled to receive any distribution of dividends (whether in cash or in kind) on account of such Shareholder’s Escrow Funds at the time such distribution is made to all holders of Parent

Shares, other than distribution of securities which will constitute Escrow Funds pursuant to Section 2 above. Any such distribution of or in respect of Consideration Shares or Escrow Funds in accordance with this Escrow Agreement is subject to any tax or other withholding required under applicable law, and any amount so withheld shall be treated, for purposes of the Merger Agreement and this Escrow Agreement, as though paid to the applicable Shareholder.

4. Claims Procedures and Disbursements of Escrow Funds.

     (a) If Parent and/or Neovasc (the “Claimant”) determines to assert a claim for breach of a representation, warranty or covenant of B-Balloon pursuant to the Merger Agreement (a “Claim”), then the Claimant(s) shall deliver written notice of such claim (“Claim Notice”), to B-Balloon, the Representatives and the Escrow Agent, specifying the nature of the Claim and, if possible, the estimated amount involved (“Estimated Claim Amount”). Upon receipt of any Claim Notice, the Escrow Agent shall promptly make entries or notations in the account records relating to the Escrow Funds, indicating that Escrow Funds, in the amount of the Estimated Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice (“Escrow Notation”). The Representatives shall confer about the claim in accordance with procedures to be determined by them.

     (b) If two or more of the Representatives accept such Claim in whole, the Representatives shall deliver a written response in writing to Claimant(s), the other parties and the Escrow Agent within twenty (20) business days of the date that the Representatives receive a Claim Notice regarding such Claim, and the Representatives shall promptly prepare and deliver a written direction to the Escrow Agent (“Joint Written Direction”), which states the amount of Escrow Funds, to be disbursed to Claimant(s), which amount shall equal the Estimated Claim Amount set forth in the applicable Claim Notice.

     (c) If two or more of the Representatives dispute any matter with respect to a Claim, then the Representatives shall deliver a claim response to the Claimant(s), the other parties and the Escrow Agent within twenty (20) business days of the date that the Representatives have received a Claim Notice regarding such Claim, and if such Claim shall be resolved by two or more of the Representatives, then the Representatives shall promptly prepare and deliver a Joint Written Direction to the Escrow Agent, which states the amount, if any, of Escrow Funds, to be disbursed to the Claimant(s), and Escrow Agent shall disburse such Escrow Funds in accordance with the Joint Written Direction, with a direction to remove the Escrow Notation as to the remainder no longer subject to the Claim. Otherwise, such dispute shall be handled in accordance with Section 11 of this Escrow Agreement.

     (d) The decision of two or more of the Representatives as set forth herein shall be binding on the parties.

     (e) Escrow Agent shall disburse the Escrow Funds at any time, and from time to time, in accordance with a Joint Written Direction or as directed in accordance with Section 10 or Section 15 of this Escrow Agreement.

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     5. Cancellation of Consideration Shares. Upon receipt of any Consideration Shares distributed hereunder in satisfaction of a Claim, Parent shall take all actions necessary to cancel such Shares in order that they are no longer issued and outstanding.

     6. Appointment of Escrow Agent. Parent, B-Balloon and the Representatives hereby appoint ____________________________ as the Escrow Agent under this Escrow Agreement. The Escrow Agent is hereby authorized to take any and all actions indicated in this Escrow Agreement to be taken by the Escrow Agent and all such further actions consistent herewith as it shall deem necessary or desirable to implement the provisions hereof. The Escrow Agent represents and warrants to Parent, B-Balloon and the Representatives that it has all legal power and authority to act in the manner contemplated by this Escrow Agreement.

     7. No Implied Duties of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement which are purely ministerial in nature, and no implied duties or obligations of the Escrow Agent may be read into this Escrow Agreement. The Escrow Agent shall:

     (a) have no responsibility to inquire into or determine the genuineness, authenticity or sufficiency of any documents or instruments submitted to it in connection with its duties hereunder;

     (b) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind; and

     (c) be entitled to refrain from taking any action contemplated by this Escrow Agreement if it becomes aware of any disagreement between the parties hereto as to any material facts, or as to the happening of any contemplated event, prior to such action.

     The Escrow Agent shall neither be responsible for nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between any of the parties hereto, and the Escrow Agent shall be required to act only pursuant to the terms and provisions of this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement.

     8. No Implied Duties of Representatives. Each of the Representatives undertakes to perform only such duties as are expressly set forth in this Escrow Agreement, and no implied duties or obligations of such Representative may be read into this Escrow Agreement. Each of the Representatives shall: (a) have no responsibility to inquire into or determine the genuineness, authenticity or sufficiency of any documents or instruments submitted to it in connection with its duties hereunder;

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     (b) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind; and

     (c) not be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document between any of the parties hereto, and each Representative shall be required to act pursuant only to the terms and provisions of this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Representatives shall be inferred from the terms of this Escrow Agreement or any other agreement.

     9. Indemnification of Escrow Agent. Unless the Escrow Agent discharges any of its duties under this Escrow Agreement in violation of specific terms of this Escrow Agreement and is grossly negligent or guilty of willful misconduct with regard to its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any person for any action taken or loss suffered by such person, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind. Except with respect to the foregoing liability exceptions, Parent and B-Balloon, jointly and severally, shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, public or private, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, and shall indemnify the Escrow Agent against any and all expenses, including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity, both at the trial and appellate levels (all of the foregoing in this Section 9, collectively, “Claims”); provided, however, that any amount that Parent and B-Balloon are required to indemnify the Escrow Agent for hereunder shall be paid 50% by Parent and 50% from the Escrow Funds, prior to any other distribution from the Escrow Funds (but parri passu with the Representatives right to indemnification as set forth in Section 10 below). In the events such Escrow Funds are insufficient or cannot be utilized to indemnify the Escrow Agent hereunder, Parent shall be fully responsible for such indemnification.

     10. Indemnification of Representatives. Unless any of the Representatives discharges any of its duties under this Escrow Agreement in violation of specific terms of this Escrow Agreement and is grossly negligent or guilty of willful misconduct with regard to its duties hereunder, such Representative shall not be liable to any person for any action taken or loss suffered by such person, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind. Except with respect to the foregoing liability exceptions, Parent and B-Balloon, jointly and severally, shall indemnify the Representatives and hold them harmless from any and all Claims; provided, however, that any amount that Parent and B-Balloon are required to indemnify the Representatives for hereunder shall be paid 50% by Parent and 50% from the Escrow Funds, prior to any other distribution from the Escrow Funds (but pari passu with Escrow Agent’s right to indemnification set forth in Section 9 above). In the event such Escrow Funds are insufficient or cannot be utilized to indemnify the Representatives hereunder, Parent shall be fully responsible for such indemnification.

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     11. Discretion of Escrow Agent to File an Interpleader Action. In the event of a dispute as to the proper disposition of the Escrow Funds, the Escrow Agent may hold the Escrow Funds until receipt of evidence satisfactory to it that the dispute has been resolved, and until receipt of notice directing the proper disposition of the Escrow Funds. If the parties, including the Escrow Agent, are in disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by the Escrow Agent under this Escrow Agreement, the Escrow Agent may, but shall not be required to, file an action in interpleader to resolve any disagreement in a court of competent jurisdiction in ____________________________. The parties may also take any action against each other as permitted pursuant to the Merger Agreement. The Escrow Agent shall be indemnified by the parties hereto for all costs and reasonable attorneys’ fees (both trial and appellate) incurred in its capacity as Escrow Agent in connection with any such interpleader action or any other action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a judgment in the interpleader action or such other action is entered and becomes final.

     12. Consultation with Counsel. Each of the Escrow Agent and the Representatives may consult with outside counsel of its own choice and shall have full and complete authorization and protection to act in accordance with the opinion of such counsel as to any matters in connection with this Escrow Agreement to the extent that any act or failure to act undertaken on the advice of counsel is undertaken in good faith and is not contrary to the specific provisions of this Escrow Agreement. The Escrow Agent and the Representatives shall be indemnified by the other parties hereto (as set forth in Section 9 and Section 10, above) for all costs and reasonable attorneys’ fees incurred in connection with such consultation. The Escrow Agent and the Representatives shall not be liable for any action taken in reliance upon the advice of counsel and in good faith.

     13. Resignation. The Escrow Agent may resign as escrow agent by giving Parent, Neovasc, B-Balloon and the Representatives thirty (30) days prior written notice of the effective date of such resignation. In the event of the resignation of the Escrow Agent and upon receipt of appropriate instructions from Parent, Neovasc, B-Balloon and the Representatives, the Escrow Agent shall make appropriate arrangements for the transfer of the Escrow Funds to a substitute escrow agent for Parent, Neovasc, B-Balloon and the Representatives.

     14. Amendment. This Escrow Agreement may be amended at any time only by and upon written agreement of the Escrow Agent, Parent, Neovasc, B-Balloon and at least two of the Representatives.

     15. Termination and Disbursement of Escrow Funds.

     (a) To the extent Escrow Funds remain on the date twelve (12) months following the Closing Date, promptly after such twelve (12) month period, and subject to a ten (10) business days advance notice to Parent, Neovasc, B-Balloon and the Representatives, the Escrow Funds shall be released to the Shareholders in accordance with the Merger Agreement and Section 15(b) herein, except with respect to such Escrow Funds subject to an Escrow Notation (unless two or more of the Representatives instruct otherwise). This Escrow Agreement will terminate at 11:59 p.m. after the later of (i) twelve (12) months after the Closing

5

Date, (ii) all expenses required to be paid to the Escrow Agent, if any, have been paid and (iii) the resolution by two or more of the Representatives of all claims that are subject to reimbursement from the Escrow Funds. At termination of this Escrow Agreement, the remaining Escrow Funds, if any, held by the Escrow Agent shall be disbursed to the Shareholders in accordance with Section 15(b) herein.

     (b) In the event that the Escrow Agent is to release Escrow Funds in accordance with this Escrow Agreement, the Escrow Agent shall be authorized to transfer to each Shareholder, and shall so transfer and release to each Shareholder, the total number of Consideration Shares to be so transferred and released to such Shareholder pursuant to the Merger Agreement.

     16. Escrow Agent Counsel to Purchaser. ______________ understands that the Escrow Agent is counsel to _______ and agree that the Escrow Agent shall not be precluded from continuing to represent _______ in any controversy or litigation arising in connection with the Merger Agreement, this Escrow Agreement and/or any related agreements by reason of acting as escrow agent.

     17. Fees and Expenses. Parent and B-Balloon understand that the Escrow Agent will bill its normal hourly fees and reasonable expenses to Parent, for all time spent by the Escrow Agent in carrying out its responsibilities as provided herein, but, in the event of any dispute hereunder, such fees shall be paid equally by Parent and from the proceeds of the Escrow Funds, provided that such fees and expenses shall be paid from the proceeds of the Escrow Funds prior to any other distribution from the Escrow Funds. In the event and to the extent that such proceeds of the Escrow Funds are insufficient or cannot be utilized to pay the Escrow Agent fees and expenses, such fees and expenses shall be paid by Parent.

     18. Representations and Warranties of Parent, B-Balloon and Neovasc.

     Each of Parent, Neovasc and B-Balloon hereby represents and warrants that this Escrow Agreement constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with his respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     19. Miscellaneous.

     (a) Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed, as follows:

If to Escrow Agent:

6

If to Parent:	Medical Ventures Corp.
13700 Mayfield Place, Suite 2135
Richmond, BC V6V 2E4 Canada
Phone: 604-270-4344
FAX: 604-270-4384

with a copy to:	Lang Michener LLP
1500-1055 West Georgio Street
P.O. Box 11117
Vancouver, British Columbia, Canada
V6E 4N7
Attn: Bernhard Zinkhofer, Esq.
bzinkhofer@lmls.com
604-691-7483
FAX: 604-893-2395

If to B-Balloon:	B-Balloon Ltd.
6 Yoni Netanyahu Street
Or Yehuda 60376, Israel
Tel: 011 972 3 533 9973
Fax: 011 972 3 533 9970
eyal@bballoon.com

with a copy to:	Tadmor & Co.
17 Ha’arba’a Street
Tel Aviv 64739, Israel
Attn: Yoel Neeman, Adv.
yoel@tadmor.com
Tel: 011 972 3 684 6000
Fax: 011 972 3 684 6001

with a copy to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn: Robert L. Grossman, Esq.
grossmanb@gtlaw.com
305-579-0756
305-961-5756

If to Neovasc:	Neovasc Medical Ltd.
6 Yoni Netanyahu Street
Or Yehuda 60376, Israel
Tel.: +972 3 634 6716
Fax.: +972 3 634 6717

7

with a copy to:	Amit Pollak Matalon
Nitsba Tower, 19th Floor
17 Yitzhak Sadeh Street
Tel Aviv 67775 Israel
Attn: Daniel Marcus, Adv. and Joann R. Blasberg, Adv.
d_marcus@apm-law.com; j_blasberg@apm-law.com
011 972 3 568 9000
FAX: 011 972 3 568 9001

with a copy to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn: Robert L. Grossman , Esq.
grossmanb@gtlaw.com
305-579-0756
305-961-5756

If to the
Representatives:

with a copy to:

or at such other place as any party hereto shall furnish to each other party hereto in writing.

     (b) Binding Effect Assignment; Third Party Beneficiaries. No party may assign, its rights and obligations hereunder without the consent of the other parties. Subject to the foregoing, this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Escrow Agreement is not intended, and shall not create, any third party beneficiaries or rights in any third parties.

     (c) Governing Law. This Escrow Agreement is governed by and shall be construed and enforced in accordance with the internal laws of the _____________________.

     (d) Effect on Share Purchase Agreement. The provisions of this Escrow Agreement are not intended to alter, modify, negate or replace any provisions of the Merger Agreement that may be in conflict with the provisions hereof. In the event of any conflict or inconsistency between the terms hereof and the Merger Agreement, the Merger Agreement shall control.

     (e) Counterparts. This Escrow Agreement may be executed in two or more counterparts (including by facsimile transmission or portable document format (PDF)), each of which shall be deemed an original, but all of which together shall constitute one and the same

8

instrument. It shall not be necessary for every party to sign each counterpart but only that each party shall sign at least one such counterpart.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

9

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Escrow Agreement the day and year first above written.

(“Escrow Agent”)

By:
Name:
Title:

B-Balloon, Ltd.,
an Israeli company

By:
Name:
Title:	Chief Executive Officer

Neovasc, Ltd.,
an Israeli company

By:
Name:
Title:	Chief Executive Officer

Medical Ventures Corp.,
a Canadian corporation

By:
Name:
Title:

The Representatives

10

Schedule A

Representatives
B-Balloon Representative
Parent/Neovasc Representative
Third Representative	To be appointed by the mutual agreement of
B-Balloon Representative and
Parent/Neovasc Representative

Schedule B

Shareholder	Number of Consideration Shares
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]

ESCROW AGREEMENT

     This Escrow Agreement (this “Escrow Agreement”), dated as of _______ __, 2008 by and among B-BALLOON LTD., an Israeli company (“B-Balloon”), MEDICAL VENTURES CORP., a Canadian corporation (“Parent”), NEOVASC LTD., an Israeli company ("Neovasc"), and the two representatives of the parties identified in Schedule A hereto (together with the third Representative to be appointed in accordance with Schedule A, the “Representatives”) and ____________________________. (the “Escrow Agent”).

RECITALS

     B-Balloon, Neovasc, Parent, Medical Ventures Acquisition I, Ltd, an Israeli company, and Medical Ventures Acquisition II, Ltd, an Israeli company, have entered into a Merger Agreement and Plan of Reorganization, dated as of January 30, 2008 (the “Merger Agreement”) pursuant to which, among other matters, B-Balloon and Neovasc will become wholly-owned subsidiaries of Parent in a transaction in which the consideration to the shareholders of Neovasc (the “Shareholders”) is common shares of Parent, no par value (the “Parent Shares”).

     The Merger Agreement contemplates the establishment of escrow arrangements with respect to _______ Parent Shares otherwise to be delivered to the Shareholders as provided in the Merger Agreement (the “Consideration Shares”) to secure the indemnification obligations of B-Balloon and Neovasc under the Merger Agreement.

     Each of the parties hereto is entering into this Escrow Agreement in consideration for, among other things, the execution and delivery of the Merger Agreement by Parent.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, all of the terms defined in the Merger Agreement shall have the same meaning herein as attributed to them in the Merger Agreement.

     2. Escrow Funds. Neovasc hereby delivers to the Escrow Agent the Consideration Shares pursuant to Section 10.3 of the Merger Agreement and the Escrow Agent acknowledges receipt thereof and agrees to hold the Consideration Shares in escrow pursuant to the terms of this Escrow Agreement. The Consideration Shares and any and all securities received in respect of the Consideration Shares that are distributed on a pro rata basis to all holders of Parent Shares, collectively, shall be deemed to be, and shall be held as the “Escrow Funds”. For the purpose of this Escrow Agreement, each Consideration Share shall be valued as set forth in Section 10.3 of the Merger Agreement.

     3. Voting of Consideration Shares; Right to Receive Dividends. Unless and until any of the Consideration Shares are returned to Parent pursuant to the terms of this Escrow Agreement: (i) each Shareholder shall be entitled to vote its respective number of each such Shareholder’s Consideration Shares as set forth on Schedule B hereto; and (ii) each Shareholder shall be entitled to receive any distribution of dividends (whether in cash or in kind) on account of such Shareholder’s Escrow Funds at the time such distribution is made to all holders of Parent

Shares, other than distribution of securities which will constitute Escrow Funds pursuant to Section 2 above. Any such distribution of or in respect of Consideration Shares or Escrow Funds in accordance with this Escrow Agreement is subject to any tax or other withholding required under applicable law, and any amount so withheld shall be treated, for purposes of the Merger Agreement and this Escrow Agreement, as though paid to the applicable Shareholder.

     4. Claims Procedures and Disbursements of Escrow Funds.

     (a) If Parent and/or B-Balloon (the “Claimant”) determines to assert a claim for breach of a representation, warranty or covenant of Neovasc pursuant to the Merger Agreement (a “Claim”), then the Claimant(s) shall deliver written notice of such claim (“Claim Notice”), to Neovasc, the Representatives and the Escrow Agent, specifying the nature of the Claim and, if possible, the estimated amount involved (“Estimated Claim Amount”). Upon receipt of any Claim Notice, the Escrow Agent shall promptly make entries or notations in the account records relating to the Escrow Funds, indicating that Escrow Funds, in the amount of the Estimated Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice (“Escrow Notation”). The Representatives shall confer about the claim in accordance with procedures to be determined by them.

     (b) If two or more of the Representatives accept such Claim in whole, the Representatives shall deliver a written response in writing to Claimant(s), the other parties and the Escrow Agent within twenty (20) business days of the date that the Representatives receive a Claim Notice regarding such Claim, and the Representatives shall promptly prepare and deliver a written direction to the Escrow Agent (“Joint Written Direction”), which states the amount of Escrow Funds, to be disbursed to Claimant(s), which amount shall equal the Estimated Claim Amount set forth in the applicable Claim Notice.

     (c) If two or more of the Representatives dispute any matter with respect to a Claim, then the Representatives shall deliver a claim response to the Claimant(s), the other parties and the Escrow Agent within twenty (20) business days of the date that the Representatives have received a Claim Notice regarding such Claim, and if such Claim shall be resolved by two or more of the Representatives, then the Representatives shall promptly prepare and deliver a Joint Written Direction to the Escrow Agent, which states the amount, if any, of Escrow Funds, to be disbursed to the Claimant(s), and Escrow Agent shall disburse such Escrow Funds in accordance with the Joint Written Direction, with a direction to remove the Escrow Notation as to the remainder no longer subject to the Claim. Otherwise, such dispute shall be handled in accordance with Section 11 of this Escrow Agreement.

     (d) The decision of two or more of the Representatives as set forth herein shall be binding on the parties.

     (e) Escrow Agent shall disburse the Escrow Funds at any time, and from time to time, in accordance with a Joint Written Direction or as directed in accordance with Section 10 or Section 15 of this Escrow Agreement.

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     5. Cancellation of Consideration Shares. Upon receipt of any Consideration Shares distributed hereunder in satisfaction of a Claim, Parent shall take all actions necessary to cancel such Shares in order that they are no longer issued and outstanding.

     6. Appointment of Escrow Agent. Parent, Neovasc and the Representatives hereby appoint ____________________________ as the Escrow Agent under this Escrow Agreement. The Escrow Agent is hereby authorized to take any and all actions indicated in this Escrow Agreement to be taken by the Escrow Agent and all such further actions consistent herewith as it shall deem necessary or desirable to implement the provisions hereof. The Escrow Agent represents and warrants to Parent, Neovasc and the Representatives that it has all legal power and authority to act in the manner contemplated by this Escrow Agreement.

     7. No Implied Duties of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement which are purely ministerial in nature, and no implied duties or obligations of the Escrow Agent may be read into this Escrow Agreement. The Escrow Agent shall: (a) have no responsibility to inquire into or determine the genuineness, authenticity or sufficiency of any documents or instruments submitted to it in connection with its duties hereunder; (b) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind; and (c) be entitled to refrain from taking any action contemplated by this Escrow Agreement if it becomes aware of any disagreement between the parties hereto as to any material facts, or as to the happening of any contemplated event, prior to such action.

     The Escrow Agent shall neither be responsible for nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between any of the parties hereto, and the Escrow Agent shall be required to act only pursuant to the terms and provisions of this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement.

     8. No Implied Duties of Representatives. Each of the Representatives undertakes to perform only such duties as are expressly set forth in this Escrow Agreement, and no implied duties or obligations of such Representative may be read into this Escrow Agreement. Each of the Representatives shall:

     (a) have no responsibility to inquire into or determine the genuineness, authenticity or sufficiency of any documents or instruments submitted to it in connection with its duties hereunder;

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     (b) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind; and

     (c) not be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document between any of the parties hereto, and each Representative shall be required to act pursuant only to the terms and provisions of this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Representatives shall be inferred from the terms of this Escrow Agreement or any other agreement.

     9. Indemnification of Escrow Agent. Unless the Escrow Agent discharges any of its duties under this Escrow Agreement in violation of specific terms of this Escrow Agreement and is grossly negligent or guilty of willful misconduct with regard to its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any person for any action taken or loss suffered by such person, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind. Except with respect to the foregoing liability exceptions, Parent and Neovasc, jointly and severally, shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, public or private, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, and shall indemnify the Escrow Agent against any and all expenses, including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity, both at the trial and appellate levels (all of the foregoing in this Section 9, collectively, “Claims”); provided, however, that any amount that Parent and Neovasc are required to indemnify the Escrow Agent for hereunder shall be paid 50% by Parent and 50% from the Escrow Funds, prior to any other distribution from the Escrow Funds (but parri passu with the Representatives right to indemnification as set forth in Section 10 below). In the events such Escrow Funds are insufficient or cannot be utilized to indemnify the Escrow Agent hereunder, Parent shall be fully responsible for such indemnification.

     10. Indemnification of Representatives. Unless any of the Representatives discharges any of its duties under this Escrow Agreement in violation of specific terms of this Escrow Agreement and is grossly negligent or guilty of willful misconduct with regard to its duties hereunder, such Representative shall not be liable to any person for any action taken or loss suffered by such person, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind. Except with respect to the foregoing liability exceptions, Parent and Neovasc, jointly and severally, shall indemnify the Representatives and hold them harmless from any and all Claims; provided, however, that any amount that Parent and Neovasc are required to indemnify the Representatives for hereunder shall be paid 50% by Parent and 50% from the Escrow Funds, prior to any other distribution from the Escrow Funds (but pari passu with Escrow Agent’s right to indemnification set forth in Section 9 above). In the event such Escrow Funds are insufficient or cannot be utilized to indemnify the Representatives hereunder, Parent shall be fully responsible for such indemnification.

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     11. Discretion of Escrow Agent to File an Interpleader Action. In the event of a dispute as to the proper disposition of the Escrow Funds, the Escrow Agent may hold the Escrow Funds until receipt of evidence satisfactory to it that the dispute has been resolved, and until receipt of notice directing the proper disposition of the Escrow Funds. If the parties, including the Escrow Agent, are in disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by the Escrow Agent under this Escrow Agreement, the Escrow Agent may, but shall not be required to, file an action in interpleader to resolve any disagreement in a court of competent jurisdiction in ____________________________. The parties may also take any action against each other as permitted pursuant to the Merger Agreement. The Escrow Agent shall be indemnified by the parties hereto for all costs and reasonable attorneys’ fees (both trial and appellate) incurred in its capacity as Escrow Agent in connection with any such interpleader action or any other action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a judgment in the interpleader action or such other action is entered and becomes final.

     12. Consultation with Counsel. Each of the Escrow Agent and the Representatives may consult with outside counsel of its own choice and shall have full and complete authorization and protection to act in accordance with the opinion of such counsel as to any matters in connection with this Escrow Agreement to the extent that any act or failure to act undertaken on the advice of counsel is undertaken in good faith and is not contrary to the specific provisions of this Escrow Agreement. The Escrow Agent and the Representatives shall be indemnified by the other parties hereto (as set forth in Section 9 and Section 10, above) for all costs and reasonable attorneys’ fees incurred in connection with such consultation. The Escrow Agent and the Representatives shall not be liable for any action taken in reliance upon the advice of counsel and in good faith.

     13. Resignation. The Escrow Agent may resign as escrow agent by giving Parent, Neovasc, B-Balloon and the Representatives thirty (30) days prior written notice of the effective date of such resignation. In the event of the resignation of the Escrow Agent and upon receipt of appropriate instructions from Parent, Neovasc, B-Balloon and the Representatives, the Escrow Agent shall make appropriate arrangements for the transfer of the Escrow Funds to a substitute escrow agent for Parent, Neovasc, B-Balloon and the Representatives.

     14. Amendment. This Escrow Agreement may be amended at any time only by and upon written agreement of the Escrow Agent, Parent, Neovasc, B-Balloon and at least two of the Representatives.

     15. Termination and Disbursement of Escrow Funds.

     (a) To the extent Escrow Funds remain on the date twelve (12) months following the Closing Date, promptly after such twelve (12) month period, and subject to a ten (10) business days advance notice to Parent, Neovasc, B-Balloon and the Representatives, the Escrow Funds shall be released to the Shareholders in accordance with the Merger Agreement and Section 15(b) herein, except with respect to such Escrow Funds subject to an Escrow Notation (unless two or more of the Representatives instruct otherwise). This Escrow Agreement will terminate at 11:59 p.m. after the later of (i) twelve (12) months after the Closing

5

Date, (ii) all expenses required to be paid to the Escrow Agent, if any, have been paid and (iii) the resolution by two or more of the Representatives of all claims that are subject to reimbursement from the Escrow Funds. At termination of this Escrow Agreement, the remaining Escrow Funds, if any, held by the Escrow Agent shall be disbursed to the Shareholders in accordance with Section 15(b) herein.

     (b) In the event that the Escrow Agent is to release Escrow Funds in accordance with this Escrow Agreement, the Escrow Agent shall be authorized to transfer to each Shareholder, and shall so transfer and release to each Shareholder, the total number of Consideration Shares to be so transferred and released to such Shareholder pursuant to the Merger Agreement.

     16. Escrow Agent Counsel to Purchaser. ______________understands that the Escrow Agent is counsel to _______and agree that the Escrow Agent shall not be precluded from continuing to represent _______ in any controversy or litigation arising in connection with the Merger Agreement, this Escrow Agreement and/or any related agreements by reason of acting as escrow agent.

     17. Fees and Expenses. Parent and Neovasc understand that the Escrow Agent will bill its normal hourly fees and reasonable expenses to Parent, for all time spent by the Escrow Agent in carrying out its responsibilities as provided herein, but, in the event of any dispute hereunder, such fees shall be paid equally by Parent and from the proceeds of the Escrow Funds, provided that such fees and expenses shall be paid from the proceeds of the Escrow Funds prior to any other distribution from the Escrow Funds. In the event and to the extent that such proceeds of the Escrow Funds are insufficient or cannot be utilized to pay the Escrow Agent fees and expenses, such fees and expenses shall be paid by Parent.

     18. Representations and Warranties of Parent, B-Balloon and Neovasc.

     Each of Parent, Neovasc and B-Balloon hereby represents and warrants that this Escrow Agreement constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with his respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     19. Miscellaneous.

     (a) Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed, as follows:

If to Escrow Agent:

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If to Parent:	Medical Ventures Corp.
13700 Mayfield Place, Suite 2135
Richmond, BC V6V 2E4 Canada
Phone: 604-270-4344
FAX: 604-270-4384

with a copy to:	Lang Michener LLP
1500-1055 West Georgio Street
P.O. Box 11117
Vancouver, British Columbia, Canada
V6E 4N7
Attn: Bernhard Zinkhofer, Esq.
bzinkhofer@lmls.com
604-691-7483
FAX: 604-893-2395

If to B-Balloon:	B-Balloon Ltd.
6 Yoni Netanyahu Street
Or Yehuda 60376, Israel
Tel: 011 972 3 533 9973
Fax: 011 972 3 533 9970
eyal@bballoon.com

with a copy to:	Tadmor & Co.
17 Ha’arba’a Street
Tel Aviv 64739, Israel
Attn: Yoel Neeman, Adv.
yoel@tadmor.com
Tel: 011 972 3 684 6000
Fax: 011 972 3 684 6001

with a copy to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn: Robert L. Grossman, Esq.
grossmanb@gtlaw.com
305-579-0756
305-961-5756

If to Neovasc:	Neovasc Medical Ltd.
6 Yoni Netanyahu Street
Or Yehuda 60376, Israel
Tel.: +972 3 634 6716
Fax.: +972 3 634 6717

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with a copy to:	Amit Pollak Matalon
Nitsba Tower, 19th Floor
17 Yitzhak Sadeh Street
Tel Aviv 67775 Israel
Attn: Daniel Marcus, Adv. and Joann R. Blasberg, Adv.
d_marcus@apm-law.com; j_blasberg@apm-law.com
011 972 3 568 9000
FAX: 011 972 3 568 9001

with a copy to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn: Robert L. Grossman, Esq.
grossmanb@gtlaw.com
305-579-0756
305-961-5756

If to the
Representatives:

with a copy to:

or at such other place as any party hereto shall furnish to each other party hereto in writing.

     (b) Binding Effect Assignment; Third Party Beneficiaries. No party may assign, its rights and obligations hereunder without the consent of the other parties. Subject to the foregoing, this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Escrow Agreement is not intended, and shall not create, any third party beneficiaries or rights in any third parties.

     (c) Governing Law. This Escrow Agreement is governed by and shall be construed and enforced in accordance with the internal laws of the _____________________.

     (d) Effect on Share Purchase Agreement. The provisions of this Escrow Agreement are not intended to alter, modify, negate or replace any provisions of the Merger Agreement that may be in conflict with the provisions hereof. In the event of any conflict or inconsistency between the terms hereof and the Merger Agreement, the Merger Agreement shall control.

     (e) Counterparts. This Escrow Agreement may be executed in two or more counterparts (including by facsimile transmission or portable document format (PDF)), each of which shall be deemed an original, but all of which together shall constitute one and the same

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instrument. It shall not be necessary for every party to sign each counterpart but only that each party shall sign at least one such counterpart.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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     IN WITNESS WHEREOF, the parties hereto have made and entered into this Escrow Agreement the day and year first above written.

(“Escrow Agent”)

By:
Name:
Title:

B-Balloon Ltd.,
an Israeli company

By:
Name:
Title:	Chief Executive Officer

Neovasc Ltd.,
an Israeli company

By:
Name:
Title:	Chief Executive Officer

Medical Ventures Corp.,
a Canadian corporation

By:
Name:
Title:

The Representatives

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Schedule A

Representatives

Neovasc Representative

Parent/B-Balloon Representative

Third Representative	To be appointed by the mutual agreement
of Neovasc Representative and
Parent/Neovasc Representative

Schedule B

Shareholder	Number of Consideration Shares
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]
[Name]

Schedule 3

EXCHANGE PROTOCOL SCHEDULE
Re Sections 3.1(b), 3.2(b), 3.3(b), 3.4(b), 3.5, 3.6

I. Total Parent Shares to be Exchanged (by Issuance and/or Reservation)

On the Closing Parent shall issue to: (i) Brother Securityholders a number of Parent Shares and Parent Assumed Options as is equal to the number of Parent Securities that will be extant as of immediately prior to Closing on a fully diluted basis (not including options available under Parent's option Plan where such available options have not been granted or promised) ; (ii) Nephew Securityholders a number of Parent Shares, Parent Assumed Options and Parent Assumed Warrants as is equal to the number of Parent Securities that will be extant as of immediately prior to Closing on a fully diluted basis (not including options available under Parent's option Plan where such available options have not been granted or promised). The actual number of Parent Securities that will be extant as of immediately prior to the Closing, on a fully diluted basis, will be determined by Parent two weeks before the expected Closing Date and each of Brother and Nephew will be notified of such number ("Parent Total Outstanding"). Such number of Parent Securities will be at minimum 5,840,513 and at maximum 6,789,267, for each of Brother Securityholders and Nephew Securityholders as more fully detailed in the chart below this paragraph In order to maximize the number of post-closing options available under Parent's Option Plan, the parties agree that, subject to the agreement of the holders of Brother and Nephew options with nominal exercise prices, Parent may issue into escrow with a trustee acceptable to holders of nominal exercise price options of Brother and Nephew, fully paid Parent Shares on a one-for-one basis to be held by the trustee pending the actual exercise of such nominal exercise price options of Brother and Nephew. For purposes hereof, nominal exercise price dilutives means an equivalent exercise price of $0.01 or less per Parent Share after the Closing. The Brother and Nephew CEO exchange certifications referred to below will confirm whether the holders of such options agree to the exchange of fully paid Parent Shares which the parties acknowledge must be subject to arrangements being in place so that no taxes to the holders of the nominal exercise price options is thereby triggered.

Parent Securities Summary:

2055284.1

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***Note: The Number of Parent Shares, Parent Warrants and Parent Options (collectively the Parent Securities) is expected to change between Merger Agreement execution and the Closing based on exchanges, exercises and expirations.* Parent Securities do not include options available under Parent's option Plan where such available options have not been granted or promised.**

II. Definitive Lists of Allocations to Brother Securityholders and Nephew Securityholders

Within one week of Parent's notice, each of Brother and Nephew shall provide to Parent definitive lists, including beneficial name and address, security registration details if different, certified by each of Brother's and Nephew's Chief Executive Officer, allocating the Parent Securities figure amongst Nephew Securityholders and Brother Securityholders, divided respectively, in each case as to the number of Parent Shares, Parent Assumed Options and Parent Assumed Warrants to be issued to each Nephew Securityholder and each Brother Securityholder. Said certified lists shall provide the information required by Sections 3.1(b), 3.2(b), 3.3(b), 3.4(b) and 3.5. The principles for such allocations are set forth in Section III (for Nephew) and Section IV (for Brother).

Parent Assumed Options and Parent Assumed Warrants shall have a term to expiry coterminous with the term to expiry of current Brother Options and Nephew Options and Nephew Warrants.

	As of Merger Agreement Execution			Assuming Warrant and Option Buyback		
	Pre-Consolidation	Post-Consolidation		Pre-Consolidation	Post-Consolidation)	
Parent Shares outstanding	111,209,545	5,560,477		116,810,264	5,840,513	
Parent Warrants outstanding	20,399,466	1,019,973		Nil	Nil	
Parent Options outstanding	4,176,328	208,816		Nil	Nil	
Fully Diluted	135,785,339	6,789,267		116,810,264	5,840,513	

The exercise price of each Parent Assumed Option and Parent Assumed Warrant pre-consolidation will be determined by dividing the prevailing exercise price for each Brother Option, Nephew Option and Nephew Warrant by the applicable Exchange Ratio (described below). To take into account the consolidation of Parent Shares at Closing, the post-consolidation exercise price will be determined at Closing by multiplying the applicable exercise price per Parent Assumed Option and Parent Assumed Warrant as of the Merger Agreement date by 20 and converting the relevant currency into CDN$ by reference to the average buy/sell rate quoted in the Wall Street Journal. Notwithstanding the foregoing sentence, the aggregate

2055284.1

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consideration for all Nephew Warrants will not exceed the aggregate consideration required to exercise them as of the date of the Merger Agreement.

III. Nephew Exchange Protocol -- Calculations for Allocation of Parent Shares to Nephew Securityholders

The total number of Parent Shares issuable at the Nephew Merger Effective Time to Nephew Shareholders and/or reserved for issuance upon exercise of Parent Assumed Warrants and Parent Assumed Options with respect to Nephew Options is equal to the Parent Total Outstanding (such number is referred to as the "Nephew Portion").

Allocation of the Nephew Portion among Nephew's security holders requires: first, the allocation of Parent Shares in order to satisfy the amounts of the liquidation preferences of the holders of Nephew Preferred Stock, including Nephew Preferred Stock issuable on exercise of the pre-Merger Nephew warrants (individually and collectively, the " Nephew LP Amount"); and second, the allocation of the remainder of the Nephew Portion ("Nephew Portion Remainder") to be issued to and/or reserved for all pre-Merger Nephew Shareholders, Nephew Warrant Holders and Nephew Option Holders, on a pro rata basis according to the pre-Merger holdings in Nephew on a fully diluted, as-if converted basis.

Since the Nephew LP Amount is a monetary figure (based on historical investment amounts and events), the allocation of Parent Shares in satisfaction of the Nephew LP Amount requires application of the per share price for each Parent Share. The calculations under the allocation formula (the "Formula") will use the price per share ("PPS") based on the terms of the Concurrent Financing.

First step--Liquidation Preference Satisfaction: Each class and/or series of Preferred Stock of Nephew, including Preferred Stock issuable on exercise of the pre-Merger Nephew warrants, has a specific liquidation preference (both as to the amount, in US dollars, plus accrued interest, if applicable, and order of preference). The Nephew LP Amount for each series will be calculated until the Merger Effective Time, with interest calculated from the original investment date to the Merger Effective Time. Note that the Nephew LP Amount attributable to Preferred D-2 Shares issuable on exercise of the Nephew Warrants will be calculated on an "as exercised" basis as of the Merger Effective Time, with no interest accruing thereon. Once the total Nephew LP Amount is calculated (including interest), the security holders and the amounts to which they are entitled (including those warrants calculated on an "as exercised" basis) are ranked in order of preference. The Nephew LP Amount (denominated in US dollars) is then converted into Canadian dollars, based on the rate of exchange at the Closing or as soon as practicable prior thereto. The Nephew LP Amount (in Canadian dollars) is then satisfied by: (i) each holder of Preferred Stock receiving such number of Parent Shares (valued at the PPS) as is required to "pay" such holder's portion of the Nephew LP Amount; and (ii) a number of Parent Shares (valued at the PPS) being reserved for issuance upon the post-Merger exercise of the Nephew Assumed Warrants to "pay" the relevant Nephew warrant holder's portion of the Nephew LP Amount. (The number of Parent Shares used to satisfy (i) and (ii) above is referred to herein as the "Nephew LP Shares", which is equal to and consumes the Nephew LP Amount)

Second Step--Allocation of Nephew Portion Remainder: The number of Parent Shares comprising the Nephew Portion Remainder (i.e., the difference between the Nephew Portion and the total Nephew LP Shares) shall be issued and/or reserved, for each Nephew pre-Merger security holder, according to such security holder's pro rata holdings in Nephew immediately

2055284.1

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prior to the Merger Effective Time, on a fully diluted, as-if converted basis (taking into consideration the applicable conversion rates for the Preferred Stock as set forth in the Articles of Association).

Nephew Ordinary Shares. Pursuant to Section 3.2(b), the exchange ratio of Nephew Ordinary Shares for Parent Shares (the "Nephew Ordinary Shares Exchange Ratio") is calculated by dividing the Nephew Portion Remainder by the number of Nephew Ordinary Shares issued and outstanding, on a fully diluted, as-if converted basis as of immediately prior to the Merger Effective Time (assuming exercise of warrants and options and conversion into Ordinary Shares of each class and series of Preferred Stock at the applicable conversion rates for such classes and series as set forth in the Articles of Association).

Nephew Options. Pursuant to Section 3.4(b), the Nephew Exchange Ratio for Parent Assumed Options is equal to the Nephew Ordinary Shares Exchange Ratio. Accordingly, each Nephew Option, upon assumption by Parent and becoming a Parent Assumed Option, will be exercisable into such number of Parent Shares equal to the number of Nephew Shares underlying the Nephew Option immediately prior to the Merger Effective Time *multiplied* by the Nephew Ordinary Shares Exchange Ratio.

Nephew Warrants. Pursant to Section 3.5, the Nephew Preferred D-2 Exchange Ratio is determined by dividing the sum of (i) the number of Parent Shares reserved to satisfy the Nephew LP Amount for the Preferred D-2 Shares issuable upon exercise of the Nephew warrants, as set forth in the First Step above, and (ii) the pro rata portion of the Nephew Portion Remainder to be reserved for the issuance of Parent Shares upon the exercise of Parent Assumed Warrants as set forth above in this Second Step, by the total number of Nephew Ordinary Shares issued and outstanding, on a fully diluted, as-if converted basis as of immediately prior to the Merger Effective Time (assuming the exercise of all warrants and options and conversion into Ordinary Shares of each class and series of Preferred Stock at the applicable conversion rates for such classes and series as set forth in the Articles of Association).

IV. Brother Exchange Protocol Calculations for Allocation of Parent Shares to Brother Securityholders

The total number of Parent Shares issuable at the Brother Merger Effective Time to Brother Shareholders and/or reserved for issuance upon exercise of Parent Assumed Options with respect to Brother Options is equal to the Parent Total Outstanding (such number is referred to as the "Brother Portion").

Allocation of the Brother Portion among Brother's Securityholders requires: first, the allocation of Parent Shares in order to satisfy the amounts of the liquidation preferences of the holders of Brother Preferred Stock (individually and collectively, the " Brother LP Amount"); and second, the allocation of the remainder of the Brother Portion ("Brother Portion Remainder") to be issued to and/or reserved for all pre-Merger Brother Shareholders and Brother Option Holders, on a pro rata basis according to the pre-Merger holdings in Brother on a fully diluted, as-if converted basis.

Since the Brother LP Amount is a monetary figure (based on historical investment amounts and events), the allocation of Parent Shares in satisfaction of the Brother LP Amount requires application of the per share price for each Parent Share. The calculations under the allocation

2055284.1

- 5 -

formula (the "Formula") will use the price per share ("PPS") based on the terms of the Concurrent Financing.

First step--Liquidation Preference Satisfaction: Each class and/or series of Preferred Stock of Brother has a specific liquidation preference (both as to the amount, in US dollars, plus accrued interest, if applicable, and order of preference). The Brother LP Amount for each series will be calculated until the Merger Effective Time, with interest calculated from the original investment date to the Merger Effective Time. Once the total Brother LP Amount is calculated (including interest), the security holders and the amounts to which they are entitled are ranked in order of preference. The Brother LP Amount (denominated in US dollars) is then converted into Canadian dollars, based on the rate of exchange at the Closing or as soon as practicable prior thereto. The Brother LP Amount (in Canadian dollars) is then satisfied by each holder of Preferred Stock receiving such number of Parent Shares (valued at the PPS) as is required to "pay" such holder's portion of the Brother LP Amount. The number of Parent Shares used to satisfy the liquidation preference is referred to herein as the "Brother LP Shares," which is equal to and consumes the Brother LP Amount.

Second Step--Allocation of Brother Portion Remainder: The number of Parent Shares comprising the Brother Portion Remainder (i.e., the difference between the Brother Portion and the total Brother LP Shares) shall be issued and/or reserved, for each Brother pre-Merger security holder, according to such security holder's pro rata holdings in Brother immediately prior to the Merger Effective Time, on a fully diluted, as-if converted basis (taking into consideration the applicable conversion rates for the Preferred Stock as set forth in the Articles of Association).

Brother Ordinary Shares. Pursuant to Section 3.2(b), the exchange ratio of Brother Ordinary Shares for Parent Shares ("Brother Ordinary Shares Exchange Ratio") is calculated by dividing the Brother Portion Remainder by the number of Brother Ordinary Shares issued and outstanding, on a fully diluted, as-if converted basis as of immediately prior to the Merger Effective Time (assuming exercise of warrants and options and conversion into Ordinary Shares of each class and series of Preferred Stock at the applicable conversion rates for such classes and series as set forth in the Articles of Association).

Brother Options. Pursuant to Section 3.4(b), the Brother Exchange Ratio for Parent Assumed Options is equal to the Brother Ordinary Shares Exchange Ratio. Accordingly, each Brother Option, upon assumption by Parent and becoming a Parent Assumed Option, will be exercisable into such number of Parent Shares equal to the number of Brother Shares underlying the Brother Option immediately prior to the Merger Effective Time *multiplied* by the Brother Ordinary Shares Exchange Ratio.

2055284.1

Schedule 4.6

1. Audited financial statements as of and for the fiscal years ended December 31st, 2004, December 31st, 2005 and December 31, 2006- See Attached
2. Un-audited financial statements as of the fiscal years ended December 31st, 2007 - See Attached

Schedule 4.6(a)

- Preferred B Share Purchase Agreement, dated September 24, 2007 with (i) **Frost Gamma Investments Trust**, (ii) **Jane Hsiao**, (iii) **Steven D. Rubin** and, (iv) **Subbarao Uppaluri** (collectively, **"Frost Entities"**) (**"Frost SPA Agreement"**)
- Preferred B Share Purchase Agreement, dated October 6, 2007 with (i) **Peregrine Ventures (Israel) L.P.**, (ii) **Stiftung Fuhrungskrafte der Siemens-Gesellschaften in der Schweiz**, (iii) **Pensionskasse der Siemens-Gesellschaften in der Schweiz**, (iv) **Peregrine VC Investments L.P.**, (v) **The Investment Corporation of the United Mizrachi Bank**, (vi) **Peregrine VC Investments II (Other Investors), L.P.**, (vii) **Peregrine VC Investments II (U.S. Investors), L.P.** and, (viii) **Peregrine VC Investments II (Israel), L.P.** (collectively, **"Peregrine Entities"**), (**"Peregrine SPA Agreement"**)
- Preferred B-2 Warrants were exercised by Frost Entities on January 15, 2008.
- Proposed sponsored research agreements with (i) Case Western Reserve University and (ii) Cleveland Clinic.
- Development Services Agreement with Eucatech AG, dated October 2, 2007.
- Brother has adopted an Employees Stock Option Plan (the **"Plan"**) on January 17, 2008, and submitted the Plan to the Israeli Tax Authorities for approval on January 21, 2008.
- Brother has outstanding liability to Peregrine for reimbursement of expenses in connection with past transactions pursuant to the Peregrine SPA Agreement.
- Brother's Indemnification Letters with Brother's directors (i) Mr. Boaz Lifshitz (ii) Mr. Steven Rubin, and (iii) Mr. Lior Shchori

4

B-Balloon LTD.

BALANCE SHEETS

	December 31	
	2007	2006
	Unaudited	Audited
	U.S dollars in tuosands	
ASSETS		
Current Assets:		
Cash and cash equivalents	113	91
Short- term bank deposit	-	24
Accounts receivable	75	21
Total current assets	189	136
Property and equipment- Net	43	29
	232	165
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities:		
Convertible Loans from related parties	-	769
Trade	70	19
Other	84	49
Total current liabilities	153	837
Long Term Liability-		
Liability for employee retirement	20	12
Shareholders' Equity (Capital Deficiency)		
Share Capital & paid-in capital	2,557	630
Accumulated deficit	-2,498	-1,314
Total shareholders' equity	59	-684
	232	165

Schedule 4.8

Material Agreements

- Incubator Agreement by and between Brother, Incentive Incubator L.P and Ziv Eherenfeld dated February 24, 2005.
- Shareholders Agreement by and between Brother, Incentive Incubator L.P, Ziv Eherenfeld and the Investors listed in Exhibit A thereto dated February 2, 2005.
- Lease Agreement dated August 9, 2006 with landlord Matzalui Construction Co., Ltd.
- Frost SPA Agreement, dated September 24, 2007.
- Peregrine SPA Agreement, dated October 6, 2007.
- Proposed sponsored research agreements with (i) Case Western Reserve University and, (ii) Cleveland Clinic.
- Development Services Agreement with Eucatech AG, dated October 2, 2007.
- Brother's Consultancy Agreements with (i) Prof. Gad Keren, (ii) Dr. Arik Finkelstein, (iii) Prof. Horst Sievert, (iv) Dr. Jonathan Tschori, (v) Dr. Stefan Verheye, and (vi) Dr. Michael Jaff.
- Employees' and Consultants' Non Disclosure Agreements with Brother.
- Brother's 2008 Employees Stock Option Plan
- Brother's Indemnification Letters with Brother's directors (i) Mr. Boaz Lifshitz (ii) Mr. Steven Rubin, and (iii) Mr. Lior Shchori
- Employees' and Consultants' Option Agreements with Brother.
- Agreement with the OCS for grant funding, as described in Schedule 4.9(a).

6

Schedule 4.9

Schedule 4.9(a)

- Certain limitations may apply the use of the following two patents (*i*) International Application Number. PCT/IL2004/001002, Publication Number: WO/2005/041810 dated November 2, 2004 and (*ii*) International Application No. PCT/IL2006/000147, Publication Number: WO/2006/085304, dated February 7, 2006 as described in the documents titled "freedom to operate" dated July 24th, 2006 and July 26th, 2006 in respect of such patents which was delivered to Parent and Nephew.
- Brother is obligated to pay royalties to the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor on the proceeds from sales of systems resulting from the research and development project in which the Office of the Chief Scientist ("**OCS**") has participated by way of grant (OCS Fine No. 37725), at royalty rates of 3% of the cumulative proceeds received by Brother.

Schedule 4.9(b)

See Schedule 4.17.

14

Schedule 4.10

Liens

Bank guarantee in the amount of US$ 10,000 until September 30, 2008 for securing Brother's Lease Agreement with Matzalui Construction Co., Ltd.

15

Schedule 4.17

B-Balloon Employees

Name	Position	Employment Date	NDA	Salary NIS	Car Group	Insurance scheme	Study fund	Notice of Termination
Eyal Sandach	CEO	01/05/07	yes	41,000	5	Yes	Yes	45 days
Amir Miller	CTO	10/06/04	yes	31,372	4	Yes	Yes	90 days
Liat Diamant-Port	RA Manager	05/02/07	yes		2	Yes	Yes	60 days
Yael Fridman	CRA	30/07/06	yes		-	Yes	Yes	30 days
Rachel Kadosh	QA Manager	03/09/07	yes		2	Yes	Yes	30 days
Uri Shasha	Project engineer	01/11/07	yes		2	Yes	Yes	30 days
Tali Habibi	Office administrative	01/02/08	yes		-	Yes	Yes	30 days
Nitzan Shmoel	Office administrative	Temporary employee	yes		-	-	-	-

The employees may be entitled to severance pay according to the Israeli law in connection with the termination of their employment.

17

B-Balloon Consultants

Name	Position	Engagement Date	NDA	Term of Engagement	Compensation	Notice of Termination
Gad Keren	Medical Director	17/10/04	yes	36 months		30 days
Arik Finkelstein	Advisor	15/10/04	yes	36 months		30 days
Prof. Horst Sievert	Advisor	29/10/07	yes	12 months automatically renewed		60 days
Dr. Jonathan Tsehori	Advisor	03/01/05	yes	36 months		-
Dr. Rona Shofti	Former Consultant	Company never signed the contract 30/10/04	yes	36 months	-	30 days
Prof. Shmuel Banai	Consultant	22/11/04	yes	-	-	-
Dr. Stefan Verheye	Advisor	27/11/07	yes	12 months automatically renewed		60 days
Dr. Michael Jaff*	Chairman of advisory board	TBD	TBD	TBD		30 days

18

Schedule 4.18

Employee and Consultants Benefit Plans

Name	I.D/C.N	Position	Amount of Options Granted	Exercise Price	Vesting Period	Comments
Amir Miller	022015614	CTO	38,811	Par Value	36 months	20,000 vested immediately. The rest over 36 months on a quarterly basis.
Dr. Ariel Finkelstein	053545067	Consultant	14,038	Par Value	36 months	Over 3 years beginning on the first anniversary as of the effective date (October 15, 2005). 1/3 of the Options in every 12-month period.
Prof. Horst Sievert	TBD	Consultant	4,680	Par Value	36 months	Over 3 years beginning on the first anniversary as of the effective date (May 21, 2006). 1/3 of the Options in every 12-month period.
Medzinita Innovation AB	5566576897	Consultant	7,799	Par Value	36 months	All options are fully vested
Dr. Jonathan Tschori	058254095	Consultant	9,359	Par Value	36 months	All options are fully vested
Prof. Gad Keren	050264035	Consultant	66,929	Par Value	36 months	Over 3 years beginning on the first anniversary as of the effective date (October 17, 2005). 1/3 of the Options in every 12-month period.
Dr. Rona Shofti	053323655	Consultant	2,808	Par Value	36 months	Over 3 years beginning on the first anniversary as of the effective date (October 30, 2005). 1/3 of the Options in every 12-month period.
Prof. Shmuel Banai	053370698	Consultant	10,000	Par Value	36 months	Over 3 years beginning on the first anniversary as of the effective date (November 22, 2005). 1/3 of the Options in every 12-month period.

19

Name	I.D/C.N	Position	Amount of Options Granted	Exercise Price	Vesting Period	Comments
Liat Diamant	032239824	Employee	3,000	Par Value	48 months	Over 4 years beginning on the first anniversary as of the effective date (February 5, 2008), On a quarterly basis
Yael Fridman	038304911	Employee	1,200	Par Value	48 months	Over 4 years beginning on the first anniversary as of the effective date (August 20, 2007), On a quarterly basis
Eyal Sandach	024849150	CEO	79,107	Par Value	36 months	35,163 vested immediately. The rest of the Options, over 36 months on a quarterly basis.
Rachel Kados	032242877	Employee	1,200	Par Value	48 months	Over 4 years beginning on the first anniversary as of the effective date (September 3, 2008), On a quarterly basis
Uri Shasha	023065410	Employee	2,800	Par Value	48 months	Over 4 years beginning on the first anniversary as of the effective date (November 1, 2008), On a quarterly basis
Tali Habibi	033409681	Employee	1,000	Par Value	48 months	Over 4 years beginning on the first anniversary as of the effective date (February 1, 2009), On a quarterly basis
Total:			**242,731**			

See also Schedule 4.17 above.

20

Schedule 4.19

Obligations of Management

Brother's CEO, Mr Eyal Sandach, is also a partner and co-founder of InnovaGraft Biologics LLC., an American based company OEM and R&D services in orthopedics, spine for porcine collagen.

21

Schedule of Exceptions

          The following schedules are delivered pursuant to the Merger Agreement and Plan of Reorganization (the "Agreement") by and among B-Balloon Ltd., an Israeli company ("Brother"), Neovasc Medical Ltd., an Israeli company ("Nephew"), Medical Ventures Corp., a Canadian corporation ("Parent"), Medical Ventures Acquisition 1 Ltd., an Israeli company, which is a wholly owned subsidiary of Parent ("Merger Sub I") and Medical Ventures Acquisition 2 Ltd., an Israeli company which is a wholly owned subsidiary of Parent ("Merger Sub II").

          Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

          This Schedule of Exceptions ("Schedules") and the information and disclosures contained in the Schedules are intended only to qualify and limit the representations, warranties and covenants of Nephew contained in Article V of the Agreement, and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

          The section numbers in these Schedules correspond to the section numbers in Article V of the Agreement. The headings contained in these Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of these Schedules.

          Inclusion of information herein shall not be construed as an admission that such information is material to the business of Nephew, such that it may give rise to circumstances which may result in a Material Adverse Effect on Nephew, or that such information is otherwise material.

          All amounts referenced in these Schedules, unless expressly stated otherwise, are stated before taxes, deductions or withholding requirements as applicable to such amounts as may be levied or imposed under applicable law.

          These Schedules shall not be relied on by any person other than Nephew and Parent, and shall not be deemed an admission of liability or a statement of fact towards any person other than such parties, including, with respect to the employees, suppliers, creditors of Nephew or any other third party.

          Where the terms of an agreement or other disclosure item have been summarized or described in these Schedules, such summary or description does not purport to be a complete statement of the material terms of such agreement or other item.

          The listing of each of the agreement, instrument, or item in these Schedules shall be deemed to include any agreements, documents, contracts, and instruments, which are annexed, attached, ancillary, or related to such agreement, instrument, or item, respectively.

1

Schedule 5.3

The authorization of the contemplated Agreement by Nephew is subject to all applicable legal requirements to convene, give notice of and hold a Nephew General Meeting with class voting and voting in accordance with Section 320(c) of the Israel Companies Law, and in accordance with Nephew’s Articles of Association, to vote on the proposal to approve the Nephew Merger, this Agreement and the transactions contemplated hereby.

2

Schedule 5.5

Schedule 5.5(a)

1.	Nephew’s capitalization table, including application of the anti-dilution conversion ratio for Preferred Shares – See attached.

2.	Nephew has granted outstanding warrants to purchase 1,601,721 shares of Preferred D-2 Shares (see attached capitalization table).

3.	Nephew’s option chart as of January 28, 2008 – See attached.

Schedule 5.5(b)

The State of Israel has a lien on the Nephew Shares held by Incentive Incubator L.P., in accordance with the agreement under Directive 8.3 of the Director General of the Ministry of Industry, Trade and Employment (regarding pilot technological incubators), within the framework of the technological incubator operated by Incentive Incubator L.P., for the Project entitled “Cardiological Device”. The lien will be removed at or before Closing.

Schedule 5.5(c)

1.	Nephew’s current Articles of Association contain pre-emptive rights, rights of first refusal and anti-dilution rights, none of which are triggered by the contemplated Transaction.

2.

Registration rights were granted to, and are held by, the holders of the Preferred A Shares, Preferred B Shares, Preferred C Shares, the Preferred D-1 Shares and the Preferred D-2 Shares of Nephew, as described in the Shareholders' Rights Agreement dated as of August 16, 2007.

3.

In addition, Ordinary Shares held by the employees shown on the attached Option Chart and Cap Table are held by a Trustee pursuant to Section 102 of the Income Tax Ordinance, subject to the remainder of the two-year holding period under Section 102 for capital gains track treatment. The release from the trust of the Nephew Ordinary Shares and exchange for and replacement into trust of the Parent Common Shares to be issued upon the Merger shall have been authorized by the Israel Tax Ruling prior to Closing.

4.	All of the Nephew Options were granted with an exercise price equal to the nominal value of the underlying shares – i.e., NIS 0.01, which is less than the market value at the time of the grant.

3

Schedule 5.6

1.	Audited financial statements as of and for the fiscal years ending December 31st , 2005, and December 31, 2006 - See Attached

2.	Unaudited financial statements as of and for the year ending December 31, 2007 - See Attached.

Schedule 5.6(a)

Nephew’s liabilities are:

USD 200,000 burn rate for each month of 2008, including without limitation:

•	Vacation Provision USD $3,500 (as of 12/31/07).

•	Ronen Barak (CPA): USD $1,700.

•	Malchaui (Lease agreement): USD $16,500 (each quarter).

•

Shares were issued pursuant to the Series D-2 Preferred Share Purchase Agreement, effective as of August 16, 2007 (closed at December 11, 2007) ("Series D SPA") with (i) Frost Gamma Investments Trust, (ii) Jane Hsiao, (iii) Steven D. Rubin and, (iv) Subbarao Uppaluri (collectively, "Frost Entities"), and Peregrine II Management Ltd. and Leon Recanati.

•

Warrants to purchase Series D-2 Preferred Shares were issued pursuant to a service agreement entered into as of October 3, 2006 by and among Top-Notch Finance (2003) Ltd and Hemisphere Capital Corp (collectively: the “Top-Notch Agreement”).

•

Pursuant to the Top-Notch Agreeement, a “finder’s fee” success fee became due in connection with the Series D SPA, US$ 80,000 of which is still due; US $20,000 was paid but not yet reflected in the financial statements.

•	Nephew has undertaken indemnification obligations in the ordinary course and in the several investment agreements to which it is party, as set forth above.

4

INDEPENDENT AUDITOR'S REPORT

To the shareholders of

NEOVASC MEDICAL LTD.

(A Development Stage Company)

We have audited the balance sheet of Neovasc Medical Ltd. (a development stage company; hereafter - the Company) as of December 31, 2005 and 2004 and the related statements of operations, changes in shareholders' equity (capital deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's financial statements for the period from July 4, 2002 to December 31, 2003, were audited by other auditors, whose report thereon, which was dated February 9, 2004 was unqualified.

We conducted our audits in accordance with auditing standards generally accepted in Israel, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of operations, changes in shareholders' equity (capital deficiency) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Without qualifying our opinion, we draw attention to note 1 regarding the Company's dependence on capital infusions from investors and shareholders.

Tel-Aviv, Israel
January 14, 2007

2

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31	
	2005	2004
	U.S. DOLLARS	
CURRENT ASSETS:		
Cash and cash equivalents	84,345	841,774
Other debtors (note 3)	84,832	131,542
Total current assets	169,177	973,316
PROPERTY AND EQUIPMENT, net (note 4)	160,733	88,443
LONG TERM ASSETS	5,799	5,666
SEVERANCE PAY FUNDED	42,881	24,835
Total assets	378,590	1,092,260
Liabilities and shareholders' equity (net of capital deficiency)		
CURRENT LIABILITIES:		
Trade accounts payable	62,359	73,787
Other creditors (note 5)	143,687	239,620
Total current liabilities	206,046	313,407
LONG-TERM LIABILITIES:		
Accrued severance pay (note 6)	89,383	26,331
Other liability (note 7)	42,152	45,039
Total long-term liabilities	131,535	71,370
CONVERTIBLE LOAN FROM SHAREHOLDERS (note 8)	108,980	
COMMITMENTS AND CONTINGENT LIABILITIES (note 9)		
SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY) (note 10):		
Ordinary Shares of NIS 0.01 par value ("Ordinary Shares"): 8,634,870 shares authorized as of December 31, 2005 and 2004. issued and outstanding 414,200 shares as of December 31, 2005 and 2004.	874	874
Series A Preferred Shares of NIS 0.01 par value ("Preferred A Shares"): 300,100 shares authorized as of December 31, 2005 and 2004; Issued and outstanding 300,100 shares as of December 31, 2005 and 2004.	634	634
Series B Preferred Shares of NIS 0.01 par value ("Preferred B Shares"): 428,600 shares authorized as of December 31, 2005 and 2004; Issued and outstanding 428,600 shares as of December 31, 2005 and 2004.	905	905
Series C Preferred Shares of NIS 0.01 par value ("Preferred C Shares"): 636,430 shares authorized as of December 31, 2005 and 2004; Issued and outstanding 623,930 shares as of December 31, 2005 and 2004.	1,386	1,386
Additional paid in capital	3,152,567	3,152,567
Deferred stock-based compensation	(39,269)	(105,408)
Deficit accumulated during the development stage	(3,185,068)	(2,343,475)
Total stockholders' equity (capital deficiency)	(67,971)	707,483
Total liabilities and shareholders' equity (net of capital deficiency)	378,590	1,092,260

The accompanying notes are an integral part of the financial statements.

DIRECTOR

3

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)

	Ordinary shares		Preferred A shares		Preferred B shares		Preferred C shares					
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Additional paid-in capital	Deferred stock-based compensation	Deficit accumulated during the development stage	Total
	U.S. dollars (except for share data)											
CHANGES DURING THE PERIOD FROM JULY 4, 2002 (DATE OF INCEPTION TO DECEMBER 31, 2003:												
Issuance of Shares	4,142	9	3,001	6	4,286	9			260,830			260,854
Issuance of Shares	410,058	865	297,099	628	424,314	896			230,670			233,059
Capital reserve from discount on Convertible loans									100,000			100,000
Deferred stock-based compensation related to share option grants									520,379	(520,379)		
Amortization of deferred stock-based compensation										246,789		246,789
Net loss for the period											(1,123,605)	(1,123,605)
BALANCE AT DECEMBER 31, 2003	414,200	874	300,100	634	428,600	905			1,111,879	(273,590)	(1,123,605)	(282,903)
CHANGES DURING 2004:												
Receipts from shares issued in previous years									145,022			145,022
Issuance of Shares for $ 2.8 per share							169,643	319	*466,505			466,824
Issuance of Shares for $ 3.5 per share							454,287	1,067	*1,561,566			1,562,633
Deferred stock-based compensation related to share option grants									(132,405)	132,405		
Amortization of deferred stock-based compensation										35,777		35,777
Net loss for the year											(1,219,870)	(1,219,870)
BALANCE AT DECEMBER 31, 2004	414,200	874	300,100	634	428,600	905	623,930	1,386	3,152,567	(105,408)	(2,343,475)	707,483

* Net of shares issuance expenses.

The accompanying notes are an integral part of the financial statements.

5

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)

	Preferred A shares		Preferred B shares		Preferred C shares		Ordinary shares					
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Additional paid-in capital	Deferred stock-based compensation	Deficit accumulated during the development stage	Total
	U.S. dollars (except for share data)											
BALANCE AT DECEMBER 31, 2004 - forward	300,100	634	428,600	905	623,930	1,386	414,200	874	3,152,567	(105,408)	(2,343,475)	707,483
CHANGES DURING 2005:												
Amortization of deferred stock-based compensation										66,139		66,139
Net loss for the year											(841,593)	(841,593)
BALANCE AT DECEMBER 31, 2005	300,100	634	428,600	905	623,930	1,386	414,200	874	3,152,567	(39,269)	(3,185,068)	(67,971)

* Net of shares issuance expenses.

The accompanying notes are an integral part of the financial statements.

6

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the year ended December 31		Cumulative from July 2002 (date of inception) to December 31,
	2005	2004	2005
		U.S. DOLLARS	
CASH FLOWS FROM OPERATING ACTIVITIES:			
Loss for the period	(841,593)	(1,219,870)	(3,185,068)
Adjustments to reconcile loss for the period to net cash used in operating activities:			
Depreciation and amortization	29,030	19,120	54,349
Increase (decrease) in accrued severance pay, net	45,006	(5,389)	46,502
Amortization of deferred share compensation	66,139	168,182	481,110
Interest on convertible loan			11,568
Increase in other liability	(2,887)	1,065	42,152
Financial expenses relating to discount on convertible loans			100,000
Changes in assets and liabilities:			
Decrease (increase) in other debtors	46,577	(113,315)	(90,631)
Increase in accounts payable	(11,428)	38,130	62,359
Increase (decrease) in other creditors	(95,933)	198,747	143,687
Net cash used in operating activities	(765,089)	(913,330)	(2,333,972)
CASH FLOWS FROM INVESTING ACTIVITIES:			
Purchase of property and equipment	(101,320)	(26,518)	(215,082)
Net cash used in investing activities	(101,320)	(26,518)	(215,082)
CASH FLOWS FROM FINANCING ACTIVITIES:			
Issuance of shares		1,630,506	2,124,419
Short-term credit			
Convertible loans from shareholders	108,980		508,980
Net cash provided by financing activities	108,980	1,630,506	2,633,399
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(757,429)	690,658	84,345
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	841,774	151,116	-.-
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	84,345	841,774	84,345

The accompanying notes are an integral part of the financial statements.

7

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a. Nature of operations

Neovasc Medical Ltd. (the "Company"), was incorporated and commenced its operations on July 4, 2002. The Company was formed to develop and commercialize cardiological instruments. Since its inception, the Company had devoted substantially all of its efforts to business planning, research and development and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.

b. The Company is in the development stage. The development and commercialization of the Company's product will require substantial expenditures. The Company has not yet generated revenues from its operations to fund its activities, and is therefore dependent on external sources for financing its operations. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

b. Functional currency and foreign currency translation

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar.

Transactions and balances denominated in dollars are presented at their dollar amounts. Non-dollar transactions and balances are re-measured into dollars. Transaction gains and losses are reflected in net financing expenses.

c. Cash equivalents

The Company consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

8

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

d. Property and equipment

Property and equipment are presented at cost, less accumulated depreciation. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets, as follows:

	%
Laboratory equipment	10
Furniture and office equipment	6
Electronics equipment	15
Computers	33
Vehicle	15

Leasehold improvements are amortized by the straight line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

e. Impairment of assets

Management reviews long-lived assets on a periodic basis, as well as when such a review is required based upon relevant circumstances, to determine, based on estimated future cash flows, whether events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the value of an asset is considered impaired, a charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

f. Income taxes

Due to the improbability of taxable income in the foreseeable future, the Company does not record valuation allowance in respect to carry-forward tax losses and temporary differences.

g. Fair value of financial instruments

The carrying amount of some of the Group's financial instruments, including cash equivalents, accounts payable and accrued liabilities approximate their fair value, due to their short maturities.

9

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3 - OTHER DEBTORS

	December 31	
	2005	2004
	In US dollars	
Prepaid expenses	6,562	2,233
Related party		3,753
Government of Israel - including participation in research and development expenses	77,600	119,229
Others	670	6,327
	84,832	131,542

NOTE 4 - PROPERTY AND EQUIPMENT

	December 31	
	2005	2004
	In US dollars	
Cost:		
Laboratory equipment	30,375	31,055
Furniture and office equipment	20,714	370
Electronic equipment	12,009	8,121
Computers	47,240	28,603
Leasehold improvements	61,046	1,261
Vehicle	44,352	44,352
	215,736	113,762
Accumulated depreciation:		
Laboratory equipment	8,375	5,401
Furniture and office equipment	729	43
Electronic equipment	2,796	1,272
Computers	24,352	11,610
Leasehold improvements	5,168	63
Vehicle	13,583	6,930
	55,003	25,319
	160,733	88,443

10

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 5 - OTHER CREDITORS

	December 31	
	2005	2004
	In US dollars	
Employees and related institutions	68,419	25,617
Accrued expenses	75,268	212,144
Others		1,859
	143,687	239,620

NOTE 6 - ACCURED SEVERANCE PAY

Israeli law and labor agreements determine the obligations of the Company for making severance pay to departed employees. This obligation, determined by law, is based upon length of service and most recent salary, and partly covered by insurance policies purchased by the Company for the employees. Amounts funded are not controlled by the Company and are not under the Company's custody.

NOTE 7 - OTHER LONG-TERM LIABILITY

The Company reached an agreement with a senior employee regarding his employment terms in case of terminating his employment agreement by either one of the parties. It has been agreed that in such case, the senior employee will be granted the Company's vehicle he uses or the vehicle original cost price.

NOTE 8 – CONVERTIBALE LOAN

On November 2005, the Company entered into a Convertible Bridge Loan Agreement (the "Agreement") with certain shareholders of the Company, according to which the Company will receive an aggregate amount of up to $1,000,000 (the "Loan") for a period of 18 months. The Loan will bear an annual interest rate of 8% for the first 9 months and an annual interest rate of 12% for the rest of the period. The Loan and any accrued interest thereon shall be converted into equity of the Company at a price per share reflecting a 20% discount on the price per share at which such shares are issue in such equity investment and under additional terms and subject to the conditions as set forth in the Agreement. As of December 31, 2005, the company received an amount of $108,980

NOTE 9 - COMMITMENTS

The Company is committed to pay royalties to the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor on the proceeds from sales of systems resulting from research and development project in which the Office of the Chief Scientist ("OCS") participates by way of grant, at royalty rates of 3% of the cumulative amount of participation received by the Company. As of December 31, 2005, the balance of the amount received, which is subject to repayment under these royalty agreements on future sales is approximately $ 486,000 (NIS 2,156,213).

11

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - SHAREHOLDERS' EQUITY:

a. Rights Attached to Shares:

The Preferred A Shares, the Preferred B Shares and Preferred C Shares ("Preferred Shares") confer upon the holders thereof all of the rights and privileges attached to the Ordinary Shares, in addition, each Preferred Share shall entitle its holder to the rights, preferences and privileges as set forth in the Company's Articles and certain agreements:

1) Liquidation Preference - In the event of any liquidation, dissolution or winding up of the Company or in the event of any Deemed Liquidation Event, as defined in the Company's Articles (the "Articles"), the available assets as defined in the Articles shall be distributed to the Shareholders in the following order and preference:

   a. Each of the Preferred C shareholders shall be entitled to receive prior and in preference to any distribution or payment to the holders of any other classes or series of shares in the Company, its respective original issue price (as of December 31, 2005 $3.5) plus interest at the rate of 8% per annum, compounded annually.

   b. From any available assets after payment in full to Series C shareholders, each of the Preferred B shareholders shall be entitled to receive, on a pro-rata basis, prior and in preference to any distribution or payment to the Preferred A shareholders and the Ordinary shareholders, its respective original issue price (as of December 31, 2005 NIS 1.94), plus interest at the rate of eight percent (8%) per annum, compounded annually.

   c. From any available assets to payment in full to Series C and to Series B shareholders, each of the Preferred A shareholders shall be entitled to receive prior and in preference to any payment or distribution to the ordinary shareholders, its respective original issue price (as of December 31, 2005 NIS 9.87), plus interest at the rate of 8% per annum, compounded annually.

   d. After payment in full to Series C, Series B, and Series A shareholders all remaining available assets, if any, shall be distributed among all of the shareholders (Preferred shareholders and Ordinary shareholders) pro-rata to their respective holdings in the Company's issued share capital on an as-converted basis, in accordance with the provisions of the Articles.

12

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9 - SHAREHOLDERS' EQUITY (continued):

2) Conversion - Each Preferred Share shall be converted in the events set forth in the Articles into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable original issue price for such Preferred Share by the Conversion Price, as defined in the Articles (as of December 31, 2005 the conversion rate is 1:1). Automatic and Optional Conversion - the Preferred Stock are convertible into Common Stock automatically or optionally at the option of the holders of such shares, or upon the occurrence of certain events as provided for in the Articles.

3) Voting Rights - Each of the Preferred Shares shall entitle the holder thereof to one vote for each Ordinary Share into which such Preferred Share could then be converted.

4) Dividend - In the event that dividends are declared by the Board of Directors of the Company and distributed, then such dividends shall be paid to the shareholders of issued, outstanding and fully paid-up shares as follows: (i) the Preferred C shareholders shall receive prior to and in preference to payments of dividends to any of the holders of any other classes of shares in the Company, an amount equal to the original issue price thereof; (ii) after payment in full to Preferred C shareholders, each of the Preferred B shareholders shall receive prior to and in preference to payments of dividends to any of the holders of any other classes of shares in the Company, an amount equal to the original issue price thereof; (iii) after payment in full to the Preferred C and B shareholders, each of the Preferred A shareholders shall receive on a pro-rata basis prior to and in preference to payments of dividends to any of the holders of any other classes of shares in the Company, an amount equal to the original issue price thereof; (iv) after the payment in full of, the remaining amount declared to be paid as dividend shall be paid to all shareholders proportionately on an as converted basis, as of the time of the payment of the dividend.

b. According to the Investment Agreement from April 2002 and as of December 31, 2005 a total of approximately NIS 1.2 million was transferred to the Company against the issuance of 375 Preferred A Share and one Gold Share of NIS 0.01 par value (such share was automatically converted into one Preferred A Share upon the issuance of the Preferred B Shares to the investors) and 4,286 Preferred B Shares. All the abovementioned Preferred A Shares and Preferred B Shares were issued.

c. According to the Investment Agreement from April 2002, the Company issued to Incentive Incubator LP 2,625 Preferred A Shares, out of which 2,125 ,was issued in respect of the investment of funds originally received by Incentive Incubator from the OCS and the balance, in the amount of 500 Series A Preferred Shares, was subscribed by Incentive Incubator in respect of the "Operation Shares" (as defined in Directive 8.3 of the General Manager of the OCS) all according to the terms and conditions set in the Investment Agreement and Incubator Agreement dated April 2002. As of December 31, 2005 Incentive Incubator LP transferred to the Company approximately US$ 639 thousands and all the 2,625 Series A Preferred Shares were issued.

13

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9 - SHAREHOLDERS' EQUITY (continued):

d. On September 2003, the Company issued 410,058 Ordinary Shares, 297,099 Preferred A Shares and 424,314 Preferred B Shares at their par value, to all the Company's then existing shareholders, pro-rata to such shareholders holdings in the Company.

e. On April 2004 and August 2004, the Company entered into Series C Preferred Shares Purchase Agreement and Series C Preferred Shares Additional Closing Agreements, respectively, pursuant to which the Company issued a total of 623,930 Preferred C Shares for a total consideration of approximately $2 million. The abovementioned investment amount includes $400 thousand convertible loans which were converted into Preferred C Shares all as set forth in the Series C Preferred Shares Purchase Agreement.

f. On November 2003, the Board of Directors approved a Share Option Plan according to which the Company granted as of December 31, 2005: 421,901 options to purchase Ordinary Shares of the Company, to its employees, consultants, and directors. The options granted are exercisable over a period of 3 years, unless the board decided otherwise. Each option is exercisable into one Ordinary Share, unless the board decided otherwise.

The following table summarizes share option activity under the Plan:

	Number of options	Vested options	Exercise price
Employees and directors	166,309	144,230	NIS 0.01
Consultants	112,722	106,355	NIS 0.01
	279,031	250,585	

14

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11 - RESEARCH AND DEVELOPMENT EXPENSES

	For the year ended December 31, 2005	For the year ended December 31, 2004	Cumulative from July 4, 2002 (inception) to December 31, 2005
		In US dollars	
Salaries and related expenses	321,865	367,450	1,043,420
Patent registrations	53,416	38,630	243,195
Sub-contractors	400,067	105,702	922,416
Depreciation and other	213,624	568,568	600,491
	988,972	1,080,350	2,809,522
Less-grants from the OCS	393,164	93,223	486,387
	595,808	987,127	2,323,135

NOTE 12 - GENERAL AND ADMINISTRATION EXPENSES

	For the year ended December 31, 2005	For the year ended December 31, 2004	Cumulative from July 4, 2002 (inception) to December 31, 2005
		In US dollars	
Salaries and related expenses	152,460	47,760	200,220
Consultants	33,131	92,044	225,798
Management fees			23,480
Office maintenance			27,538
Subcontractors and professional fees			52,848
Depreciation and other	71,711	58,985	150,152
	257,302	198,789	680,036

NOTE 13 - TAXES ON INCOME:

a. The Company is assessed under the provisions of the Income Tax Law (Inflationary Adjustments), 1985, pursuant to which the results for tax purposes are measured in Israeli currency in real terms in accordance with changes in the Israeli CPI.

b. **Tax assessments**

The Company has not been assessed for income tax purposes since incorporation.

K:\DATA\Gleit\066720\2005\Audit\1000_22.1.2007.doc

15

INDEPENDENT AUDITOR'S REPORT

To the shareholders of

NEOVASC MEDICAL LTD.

(A Development Stage Company)

We have audited the balance sheet of Neovasc Medical Ltd. (a development stage company; hereafter - the Company) as of December 31, 2006 and 2005 and the related statements of operations, changes in shareholders' equity (capital deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's financial statements for the period from July 4, 2002 to December 31, 2003, were audited by other auditors, whose report thereon, which was dated February 9, 2004 was unqualified.

We conducted our audits in accordance with auditing standards generally accepted in Israel, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of operations, changes in shareholders' equity (capital deficiency) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Without qualifying our opinion, we draw attention to note 1 regarding the Company's dependence on capital infusions from investors and shareholders.

Tel-Aviv, Israel
December 31, 2007

2

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31	
	2006	**2005**
	U.S. DOLLARS	
Assets		
CURRENT ASSETS:		
Cash and cash equivalents	138,804	84,345
Accounts receivable (note 3)	190,538	84,832
Total current assets	329,342	169,177
PROPERTY AND EQUIPMENT, net (note 4)	160,489	160,733
LONG TERM DEPOSITS	5,408	5,799
SEVERANCE PAY FUNDED	14,475	42,881
Total assets	509,714	378,590
Liabilities net of capital deficiency		
CURRENT LIABILITIES:		
Accounts payable:		
Trade	18,492	62,359
Other (note 5)	180,019	143,687
Total current liabilities	198,511	206,046
LONG-TERM LIABILITIES:		
Accrued severance pay (note 6)	15,347	89,383
Other liability (note 7)	45,923	42,152
Total long-term liabilities	61,270	131,535
CONVERTIBLE LOANS FROM SHAREHOLDERS (note 8)	1,440,916	108,980
COMMITMENTS AND CONTINGENT LIABILITIES (note 9)		
CAPITAL DEFICIENCY (note 10):		
Ordinary Shares of NIS 0.01 par value ("Ordinary Shares"): 8,634,870 shares authorized as of December 31, 2006 and 2005; Issued and outstanding 414,200 shares as of December 31, 2006 and 2005.	874	874
Series A Preferred Shares of NIS 0.01 par value ("Preferred A Shares"): 300,100 shares authorized as of December 31, 2006 and 2005; Issued and outstanding 300,100 shares as of December 31, 2006 and 2005.	634	634
Series B Preferred Shares of NIS 0.01 par value ("Preferred B Shares"): 428,600 shares authorized as of December 31, 2006 and 2005; Issued and outstanding 428,600 shares as of December 31, 2006 and 2005.	905	905
Series C Preferred Shares of NIS 0.01 par value ("Preferred C Shares"): 636,430 shares authorized as of December 31, 2006 and 2005; Issued and outstanding 623,930 shares as of December 31, 2006 and 2005.	1,386	1,386
Additional paid in capital	3,134,788	3,152,567
Deferred stock-based compensation		(39,269)
Deficit accumulated during the development stage	(4,329,570)	(3,185,068)
Total capital deficiency	(1,190,983)	(67,971)
Total liabilities net of capital deficiency	509,714	378,590

DIRECTOR

The accompanying notes are an integral part of the of approval of the financial statements:

3

NEOVASC MEDICAL LTD.
(A DEVELOPMENTS STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Year ended December 31		Cumulative from July 4, 2002 (date of inception) to December 31,
	2006	2005	2006
	U.S. DOLLARS		
RESEARCH AND DEVELOPMENT EXPENSES, net (note 11)	710,160	595,808	3,033,295
MARKETING EXPENSES	11,623	14,579	68,599
GENERAL AND ADMINISTRATION EXPENSES (note 12)	335,504	257,302	1,015,540
OPERATING LOSS	1,057,287	867,689	4,117,434
FINANCING EXPENSES (INCOME)	87,215	(26,096)	212,136
NET LOSS FOR THE PERIOD	1,144,502	841,593	4,329,570

The accompanying notes are an integral part of the financial statements.

4

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)

	Preferred A shares		Preferred B shares		Preferred C shares		Ordinary shares					
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Additional paid-in capital	Deferred stock-based compensation	Deficit accumulated during the development stage	Total
	U.S. dollars (except for share data)											
CHANGES DURING THE PERIOD FROM JULY 4, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2004:												
Issuance of Shares	300,100	634	428,600	905			414,200	874	636,522			638,935
Issuance of Shares for $ 2.8 per share					169,643	319			*466,505			466,824
Issuance of Shares for $ 3.5 per share					454,287	1,067			*1,561,566			1,562,633
Capital reserve from discount on convertible loans									100,000			100,000
Deferred stock-based compensation related to share option grants									387,974	(387,974)		
Amortization of deferred stock-based compensation										282,566		282,566
Net loss for the period											(2,343,475)	(2,343,475)
BALANCE AT DECEMBER 31, 2004	300,100	634	428,600	905	623,930	1,386	414,200	874	3,152,567	(105,408)	(2,343,475)	707,483
CHANGES DURING 2005:												
Amortization of deferred stock-based compensation										66,139		66,139
Loss											(841,593)	(841,593)
BALANCE AT DECEMBER 31, 2005	300,100	634	428,600	905	623,930	1,386	414,200	874	3,152,567	(39,269)	(3,185,068)	(67,971)
CHANGES DURING 2006:												
Reclassification of stock based - compensation									(39,269)	39,269		
Amortization of deferred stock-based compensation									21,490			21,490
Loss											(1,144,502)	(1,144,502)
BALANCE AT DECEMBER 31, 2006	300,100	634	428,600	905	623,930	1,386	414,200	874	3,134,788	-,-	(4,329,570)	(1,190,983)

* Net of shares issuance expenses.

The accompanying notes are an integral part of the financial statements.

5

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the year ended December 31		Cumulative from July 2002 (date of inception) to December 31,
	2006	2005	2006
		U.S. DOLLARS	
CASH FLOWS FROM OPERATING ACTIVITIES:			
Loss for the period	(1,144,502)	(841,593)	(4,329,570)
Adjustments to reconcile loss for the period to net cash used in operating activities:			
Depreciation and amortization	29,833	29,030	84,182
Increase (decrease) in accrued severance pay, net	(45,630)	45,006	872
Amortization of deferred share compensation	21,490	66,139	502,600
Interest on convertible loan			11,568
Increase in other liability	3,771	(2,887)	45,923
Financial expenses relating to discount on convertible loans			100,000
Capital loss on fixed asset	3,578		3,578
Imputed interest on loan from shareholders	79,710		79,710
Changes in assets and liabilities:			
Decrease (increase) in accounts receivable	(105,315)	46,577	(195,946)
Increase in accounts payable- trade	(43,867)	(11,428)	18,492
Increase (decrease) in accounts payable- other	36,332	(95,933)	180,019
Net cash used in operating activities	(1,164,600)	(765,089)	(3,498,572)
CASH FLOWS FROM INVESTING ACTIVITIES:			
Purchase of property and equipment	(57,069)	(101,320)	(272,151)
Proceed from insurance company on of fixed asset	23,902		23,902
Net cash used in investing activities	(33,167)	(101,320)	(248,249)
CASH FLOWS FROM FINANCING ACTIVITIES:			
Issuance of shares			2,124,419
Convertible loans from shareholders	1,252,226	108,980	1,761,206
Net cash provided by financing activities	1,252,226	108,980	3,885,625
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	54,459	(757,429)	138,804
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	84,345	841,774	-,-
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	138,804	84,345	138,804

The accompanying notes are an integral part of the financial statements.

6

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a. Neovasc Medical Ltd. (the "Company"), was incorporated and commenced its operations in 2002. The Company was formed to develop and commercialize cardiological instruments. Since its inception, the Company had devoted substantially all of its efforts to business planning, research and development and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.

b. The Company is in the development stage. The development and commercialization of the Company's product will require substantial expenditures. The Company has not yet generated revenues from its operations to fund its activities, and is therefore dependent on external sources for financing its operations. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations. Since inception the company suffered recurring losses in the approximately $4,300,000 and negative operating cash flow of approximately $3,500,000. These factors raise substantial doubt about the company's ability to continue as a going concern.

C. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to interim statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

b. Functional currency and foreign currency translation

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar.

Transactions and balances denominated in dollars are presented at their dollar amounts. Non-dollar transactions and balances are re-measured into dollars. Transaction gains and losses are reflected in net financing expenses.

c. Cash equivalents

The Company consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

7

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

d. Property and equipment

Property and equipment are presented at cost, less accumulated depreciation. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets, as follows:

	%
Laboratory equipment	10
Furniture and office equipment	6
Electronics equipment	15
Computers	33
Vehicle	15

Leasehold improvements are amortized by the straight line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

e. Impairment of assets

Management reviews long-lived assets on a periodic basis, as well as when such a review is required based upon relevant circumstances, to determine, based on estimated future cash flows, whether events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the value of an asset is considered impaired, a charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

f. Income taxes

Due to the improbability of taxable income in the foreseeable future, the Company recorded full valuation allowance in respect of its carry-forward tax losses and temporary differences.

g. Fair value of financial instruments

The carrying amount of some of the Group's financial instruments, including cash equivalents, accounts payable and accrued liabilities approximate their fair value, due to their short maturities.

8

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3 - Accounts receivable

	December 31	
	2006	2005
	In US dollars	
Prepaid expenses	4,514	6,562
Government of Israel - including participation in research and development expenses	186,024	77,600
Others		670
	190,538	84,832

NOTE 4 - PROPERTY AND EQUIPMENT

	December 31	
	2006	2005
	In US dollars	
Cost:		
Laboratory equipment	30,375	30,375
Furniture and office equipment	23,822	20,714
Electronic equipment	12,780	12,009
Computers	51,898	47,240
Leasehold improvements	62,958	61,046
Vehicle	46,098	44,352
	227,931	215,736
Accumulated depreciation:		
Laboratory equipment	11,482	8,375
Furniture and office equipment	1,921	729
Electronic equipment	4,457	2,796
Computers	36,852	24,352
Leasehold improvements	10,617	5,168
Vehicle	2,113	13,583
	67,442	55,003
	160,489	160,733

9

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 5 - ACCOUNTS PAYABLE - OTHER

	December 31	
	2006	2005
	In US dollars	
Employees and related institutions	35,085	68,419
Related party	18,791	
Accrued expenses	126,143	75,268
	180,019	143,687

NOTE 6 - ACCURED SEVERANCE PAY

Israeli law and labor agreements determine the obligations of the Company for making severance pay to departed employees. This obligation, determined by law, is based upon length of service and most recent salary, and partly covered by insurance policies purchased by the Company for the employees. Amounts funded are not controlled by the Company and are not under the Company's custody.

NOTE 7 - EMPLOYMENT AGREMENT

The Company reached an agreement with a senior employee regarding his employment terms in case of terminating his employment agreement by either one of the parties. It has been agreed that in such case, the senior employee will be granted the Company's vehicle he uses or the vehicle original cost price. A liability for such termination cost is included among "Accounts payable - other".

NOTE 8 - CONVERTIBALE LOAN

In January and May 2006, the Company signed convertible loan agreements with certain shareholders and others ("the lenders"). According to the agreements, the lenders shall provide the Company an amount up to $ 1,000,000 to be automatically converted, into a new class of preferred shares, in case of a new investment based on terms stipulated in the loan agreement. The principle amount provided by the lenders bears 8%-12% annum interest. As of December 31, 2006, the Company received an amount of $1,361,206.

NOTE 9 - COMMITMENTS

The Company is committed to pay royalties to the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor on the proceeds from sales of systems resulting from research and development project in which the Office of the Chief Scientist ("OCS") participates by way of grant, at royalty rates of 3% of the cumulative amount of participation received by the Company. As of December 31, 2006, the balance of the amount received, which is subject to repayment under these royalty agreements on future sales is approximately $ 600,000, not including interest.

10

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - CAPITAL DEFICIENCY:

a. **Rights Attached to Shares:**

The Preferred A Shares, the Preferred B Shares and Preferred C Shares ("Preferred Shares") confer upon the holders thereof all of the rights and privileges attached to the Ordinary Shares, in addition, each Preferred Share shall entitle its holder to the rights, preferences and privileges as set forth in the Company's Articles and certain agreements:

1) Liquidation Preference - In the event of any liquidation, dissolution or winding up of the Company or in the event of any Deemed Liquidation Event, as defined in the Company's Articles (the "Articles"), the available assets as defined in the Articles shall be distributed to the Shareholders in the following order and preference:

   a. Each of the Preferred C shareholders shall be entitled to receive prior and in preference to any distribution or payment to the holders of any other classes or series of shares in the Company, its respective original issue price (as of December 31, 2006 $3.5) plus interest at the rate of 8% per annum, compounded annually.

   b. From any available assets after payment in full to Series C shareholders, each of the Preferred B shareholders shall be entitled to receive, on a pro-rata basis, prior and in preference to any distribution or payment to the Preferred A shareholders and the Ordinary shareholders, its respective original issue price (as of December 31, 2006 NIS 1.94), plus interest at the rate of eight percent (8%) per annum, compounded annually.

   c. From any available assets to payment in full to Series C and to Series B shareholders, each of the Preferred A shareholders shall be entitled to receive prior and in preference to any payment or distribution to the ordinary shareholders, its respective original issue price (as of December 31, 2006 NIS 9.87), plus interest at the rate of 8% per annum, compounded annually.

   d. After payment in full to Series C, Series B and Series A shareholders, all remaining available assets, if any, shall be distributed among all of the shareholders (Preferred shareholders and Ordinary shareholders) pro-rata to their respective holdings in the Company's issued share capital on an as-converted basis, in accordance with the provisions of the Articles.

11

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - CAPITAL DEFICIENCY (continued):

2) Conversion - Each Preferred Share shall be converted in the events set forth in the Articles into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable original issue price for such Preferred Share by the Conversion Price, as defined in the Articles (as of December 31, 2006 the conversion rate is 1:1). Automatic and Optional Conversion - the Preferred Stock are convertible into Common Stock automatically or optionally at the option of the holders of such shares, or upon the occurrence of certain events as provided for in the Articles.

3) Voting Rights - Each of the Preferred Shares shall entitle the holder thereof to one vote for each Ordinary Share into which such Preferred Share could then be converted.

4) Dividend - In the event that dividends are declared by the Board of Directors of the Company and distributed, then such dividends shall be paid to the shareholders of issued, outstanding and fully paid-up shares as follows: (i) the Preferred C shareholders shall receive prior to and in preference to payments of dividends to any of the holders of any other classes of shares in the Company, an amount equal to the original issue price thereof; (ii) after payment in full to Preferred C shareholders, each of the Preferred B shareholders shall receive prior to and in preference to payments of dividends to any of the holders of any other classes of shares in the Company, an amount equal to the original issue price thereof; (iii) after payment in full to the Preferred C and B shareholders, each of the Preferred A shareholders shall receive on a pro-rata basis prior to and in preference to payments of dividends to any of the holders of any other classes of shares in the Company, an amount equal to the original issue price thereof; (iv) after the payment in full of, the remaining amount declared to be paid as dividend shall be paid to all shareholders proportionately on an as converted basis, as of the time of the payment of the dividend.

b. According to the Investment Agreement from April 2002 and as of December 31, 2006 a total of approximately NIS 1.2 million was transferred to the Company against the issuance of 375 Preferred A Share and one Gold Share of NIS 0.01 par value (such share was automatically converted into one Preferred A Share upon the issuance of the Preferred B Shares to the investors) and 4,286 Preferred B Shares. All the abovementioned Preferred A Shares and Preferred B Shares were issued.

c. According to the Investment Agreement from April 2002, the Company issued to Incentive Incubator LP 2,625 Preferred A Shares, out of which 2,125 ,was issued in respect of the investment of funds originally received by Incentive Incubator from the OCS and the balance, in the amount of 500 Series A Preferred Shares, was subscribed by Incentive Incubator in respect of the "Operation Shares" (as defined in Directive 8.3 of the General Manager of the OCS) all according to the terms and conditions set in the Investment Agreement and Incubator Agreement dated April 2002. As of December 31, 2005 Incentive Incubator LP transferred to the Company approximately US$ 639 thousands and all the 2,625 Series A Preferred Shares were issued.

12

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - CAPITAL DEFICIENCY (continued):

d. On September 2003, the Company issued 410,058 Ordinary Shares, 297,099 Preferred A Shares and 424,314 Preferred B Shares at their par value, to all the Company's then existing shareholders, pro-rata to such shareholders holdings in the Company.

e. On April 2004 and August 2004, the Company entered into Series C Preferred Shares Purchase Agreement and Series C Preferred Shares Additional Closing Agreements, respectively, pursuant to which the Company issued a total of 623,930 Preferred C Shares for a total consideration of approximately $2 million. The abovementioned investment amount includes $400 thousand convertible loans which were converted into Preferred C Shares all as set forth in the Series C Preferred Shares Purchase Agreement.

f. Stock-based compensation:

On November 2003, the Board of Directors approved a Share Option Plan according to which the Company granted as of December 31, 2006, 421,901 options to purchase Ordinary Shares of the Company, to its employees, consultants, and directors. The options granted are exercisable over a period of 3 years, unless the board decided otherwise. Each option is exercisable into one Ordinary Share, unless the board decided otherwise.

1) Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), ("FAS 123R") "Share-based Payment". FAS 123R addresses the accounting for share-based payment transactions in which the Company obtains employee services in exchange for (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company's equity instruments or may be settled by issuance of such equity instruments. This statement requires that employee equity awards be accounted for using the grant-date fair value method. FAS 123R supersedes the Company's previous accounting for its employee stock option plans using the intrinsic value based method of accounting prescribed under Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations. The Company also followed the disclosure requirements of FAS 123, "Accounting for Stock-based Compensation", as amended by FAS 148, "Accounting for Stock-based Compensation - Transition and Disclosure", for companies electing to apply APB 25.

13

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - CAPITAL DEFICIENCY (continued):

2) The Company elected to adopt the modified prospective transition method, permitted by FAS 123R. Under such transition method, the new standard has been implemented as from the first quarter of 2006, with no restatement of prior periods to reflect the fair value method of expensing share-based compensation.

3) The Company has expensed compensation costs applying the straight-line vesting method. Compensation cost for the unvested portion of previously granted awards that remain outstanding on the Statement's effective date shall be recognized based on the awards' grant-date fair value as previously calculated for the pro-forma disclosure under FAS 123, net of estimated forfeitures. Results for prior periods have not been restated as explained above. The Company intends to continue using the Black-Scholes model for option pricing. As required by FAS 123R, management has made an estimate of expected forfeitures.

   As of December 31, 2006, the total unrecognized compensation cost on employee stock options related to unvested stock-based compensation amounted to approximately $10,000. This cost is expected to be recognized over a weighted-average period of approximately one year. This expected cost does not include the impact of any future stock-based compensation awards.

   The non-cash compensation relating to options granted to employees and directors were approximately $9,000 during 2006 (of which approximately $5,000 was charged to research and development expenses and approximately $4,000 was charged to general and administrative expenses).

4) A summary of the status of the option plan as of December 31, 2006 and changes during 2006 is summarized as follows:

	Number	Weighted average exercise price
Options outstanding at December 31, 2005	279,031	$0.002
Changes during the year:		
Forfeited/ Expired	(160,638)	$0.002
Options outstanding and exercisable at December 31, 2006	118,393	$0.002

14

NEOVASC MEDICAL LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - CAPITAL DEFICIENCY (continued):

5) The non-cash compensation relating to options granted to consultants was approximately $5,000 in 2006 and were charged to research and development expenses. As of December 31, 2006, the total unrecognized compensation cost on non-employee stock options related to unvested stock-based compensation amounted to approximately $5,000. This cost is expected to be recognized over a weighted-average period of approximately one year.

6) The fair value of the options - computed on the basis of the Black Scholes option-pricing model - is approximately $1.39 at the grant date. This value is based on the following weighted average assumptions:
expected dividend yield of 0%; expected volatility of 50%; risk- free interest rate of 4%; and expected length of time until exercise of 9 years.

NOTE 11 - RESEARCH AND DEVELOPMENT EXPENSES

	For the year ended December 31, 2006	For the year ended December 31, 2005	Cumulative from July 4, 2002 (inception) to December 31, 2006
		In US dollars	
Salaries and related expenses	297,372	321,865	1,340,792
Patent registrations	77,074	53,416	320,269
Sub-contractors	286,194	400,067	1,208,610
Depreciation and other	163,160	213,624	763,651
	823,800	988,972	3,633,322
Less-grants from the OCS	113,640	393,164	600,027
	710,160	595,808	3,033,295

NOTE 12 - GENERAL AND ADMINISTRATION EXPENSES

	For the Year ended December 31, 2006	For the year ended December 31, 2005	Cumulative from July 4, 2002 (inception) to December 31, 2006
		In US dollars	
Salaries and related expenses	119,800	152,460	320,020
Consultants	49,951	33,131	275,749
Management fees			23,480
Office maintenance			27,538
Subcontractors and professional fees			52,848
Depreciation and other	165,753	71,711	315,905
	335,504	257,302	1,015,540

15

NEOVASC MEDICAL LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 13 - TAXES ON INCOME:

a. The Company is assessed under the provisions of the Income Tax Law (Inflationary Adjustments), 1985, pursuant to which the results for tax purposes are measured in Israeli currency in real terms in accordance with changes in the Israeli CPI.

b. **Tax assessments**

The Company has not been assessed for income tax purposes since incorporation.

K:\DATA\Gleit\066720\2006\audit\31.12.06\1000.doc

16

Neovasc Medical LTd

As of 31 December 2007

Neovasc Medical LTd

(000 US$)
	As of	As of
	12/31/07	12/31/06
	Unaudited	Audited
ASSETS
Current Assets
Cash and cash equivalents	994	139
Receivables for Investemnet	483	0
Other and prepaid expenses	64	191
Total current assets	1,541	330

Severance pay funded	26	14

Net property and equipment	134	161

Other aasets	3	6

Total assets	1,704	511

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short term credit

Trade	12	19
Employees related amounts	12	35
Other and accrued expenses	173	191
Total current liabilities	197	245

Accrued severance pay	30	15

Convertible Loan	38	1,441

Shareholders' Equity
Share Capital & paid-in capital	6,763	3,139
Accumulated earnings	-5,324	-4,329
Total shareholders' equity	1,439	-1,190

Total liabilities and shareholders' equity	1,704	511

	0	0

Neovasc Medical LTd

(000 US$)
		12/31/07	12/31/06
		YTD	YTD
Revenues		0	0
Cost of revenues
Gross Profit		0	0
R & D costs, net	2	698	709
Sales and marketing expenses		29	12
G&A expenses	3	211	336
Operating loss		-938	-1,057
Financial (expenses) income, net		-57	-87

Net income (Loss)		-995	-1,144

Neovasc Medical LTd

Notes to consolidate financial statements

Note2
R & D costs, net
(000 US$)

	12/31/07	12/31/06
	YTD	YTD

Salaries	160	297
Consulting	460	286
Misc. & Patent	190	240
CSO Grants	-112	-114
	698	709

Neovasc Medical LTd
Notes to the conolidate financial statements

	12/31/07	12/31/06
	YTD	YTD
Note 3
G&A expenses
(000 US$)

Salaries and consultants	57	170
Other	154	166
	211	336

Schedule 5.7

See Schedule 5.6(a) above.

5

Schedule 5.8

Material Agreements

1.

The Company currently engages 5 doctors, who provide the Company consulting services: Samuel Banai (consulting agreement dated April 21, 2002), Gad Keren (consulting agreement dated January 2005), Martin B. Leon (consulting agreement dated August 31, 2003), Elazar R. Edelman (consulting agreement dated October 1, 2003) and Horst Silvert (consulting agreement dated February 28, 2005).

2.

Consulting Agreement with Harvard Clinical Research Institute dated March 28, 2007, which shall continue until the completion of Services Payment on a time and materials basis at HCRI's hourly rates (total of US $35,400).

3.	The Top Notch Agreement listed in schedule 5.6(a).

4.	Services Agreement with CVPath dated January 24, 2007 for a period of one year.

5.

Compensation Agreement with Avi Molcho Management and Consulting Ltd. dated November, 28 2006 solely with respect to the options granted to Avi in accordance with his position as chairman of the board, and

Management Services Agreement dated July 24, 2007 with Avi Molcho Management and Consulting Ltd. for his services as interim CEO.

6.	Lease Agreement with Malchaui Hevra Lebinyan for a period of 12 months commencing on January 15, 2005. Option to extent for additional 2 years.

7.	Series D SPA listed in schedule 5.6(a).

8.	Supply Agreement with STI (stent supplier), dated September 7, 2005.

9.	Consulting Agreement with CardioMed Device Consultants, LLC., dated June 27, 2006.

10.	Certification Agreement [Notified Body] with MEDCERT GmbH, dated December 19, 2005 [3-year term renewable]

11.	Agreement with the OCS for grant funding, as described in Schedule 5.9(a).

12.	Consulting Agreement with Malca Chen Zion dated September 5, 2004 for part time consulting for regulatory affairs.

6

Schedule 5.9(a)

(a)	Schedule 5.9 – See the attached Patent (and patent applications) List (detailing those patents and applications which are handled by Sanford T. Colb & Co.).

(b)	Schedule 5.9 (2) –See the attached Patent (and patent applications) List (detailing those patents and applications which are handled by G. E. Ehrlich & Partners).

(c)

Nephew is obligated to pay royalties to the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor on the proceeds from sales of systems resulting from the research and development project in which the Office of the Chief Scientist (“OCS”) has participated by way of grant, at royalty rates of 3% of the cumulative proceeds received by Nephew. As of December 31, 2006, the balance of the amount received, which, together with interest thereon, is subject to repayment under these royalty agreements on future proceeds, is approximately $ 600,000.

(d)	Series D SPA listed in Schedule 5.6(a) contains certain representations and warranties regarding Nephew’s IP which are subject to indemnification obligations of Nephew.

(e)

Nephew’s intellectual property (“IP”) is subject to the limitations and restrictions applicable under the Encouragement of Industrial Research and Development Law, 5744 – 1984. These limitations and restrictions include, without limitation, a prohibition on disposing or encumbering of IP, or manufacturing (or granting manufacturing rights with respect to) products based on IP, outside of Israel, without having received the prior written approval of the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor (“OCS”). As a result of these limitations and restrictions, any foreign shareholder of Nephew (including Parent) is required to sign an undertaking in favor of the OCS, in the OCS’s customary form.

(f)	Nephew has applied for the Trademark “Reducer” as set forth below.

51619 - DEADLINE: SEPTEMBER 21, 2007	U S A	78/467,830	U.S. Trademark Application, Class 9	Request for Extension of Time filed on March 21, 2007 was excepted,
The next deadline for filing either a Statement of Use, if you have commenced use of the mark, or a Request for Extension of Time, in order to obtain an additional six months for filing the Statement of Use and using the mark in the U.S.A., is SEPTEMBER 21, 2007
A request for "Request for Extension of Time document" was sent to Jean Levy.
The next deadline for filing either a Statement of Use, if you have commenced use of the mark, or a Request for Extension of Time, in order to obtain an additional six months for filing the Statement of Use and using the mark in the U.S.A. is March 21, 2008.

7

Schedule 5.9(b)

See Schedule 5.17, which identifies service providers and extent of confidentiality treatment.

8

Schedule 5.10

Liens

A Bank Guarantee of USD 10,000 has been issued by Nephew’s bank, on behalf of Nephew, in favor of Nephew’s lessor.

9

Schedule 5.11

None

10

Schedule 5.12

None.

11

Schedule 5.13

•	Approval by the General Director of the Israeli Antitrust Authority (whether this is actually required will be determined between signing and Closing).

12

Schedule 5.14

Nephew does not have FDA approval, CE approval, CE mark or any other similar approval for the sales of its products. These approvals will be required in order to commercialize Nephew’s products. Nephew believes that a Pre Market Authorization (PMA) will be required under the FDA clearance procedure.

13

Schedule 5.15

See the Top Notch Agreement listed in Schedule 5.6(a) . It is in Nephew’s opinion that the transaction contemplated hereby does not satisfy the definition of “Financing” under said agreement; it is possible that the finder will claim otherwise. No assurance is being given in connection with such a possible claim by the finder.

14

Schedule 5.16

None.

15

Schedule 5.17

Neovasc Employees

Name	Position	Employment Date	NDA	Salary NIS	Car Group	Insurance scheme	Study fund	Notice of Termination
Eti Rom	QA	December 2003	As above		2	Mevtach Semon	Exselans pension	30 days
Mati Zaidman	R&D	September 2006	As above		2	Mevtahim	Study fund for Engineering	30 days
Rinat Haham	Administrative Manager	October 2006	As above			Mevtahim	Dash	30 days

The employees may be entitled to severance pay according to the Israeli law in connection with the termination of their employment.

16

Neovasc Consultants

.Name	Position	Engagement Date	NDA	Term of Engagement	Compensation	Notice of Termination
Dr. Avi Molho	Interim CEO	July 24, 2007	Confidentiality provision within the agreement	Indefinitely until termination		30 days
Dr. Avi Molho	Chairman	October 2006	-	The board entitled to terminate any time		4 days
Dr. Martin Leon	Scientific advisory Board	31/08/2003	Confidentiality provision within the agreement	12 month with option to another 12 month		90 days
Prof. Horst Sievert	Scientific advisory Board	28/02/2005	As above	12 month with option to another 12 month		90 days
Prof. Elazer Edelman	Scientific advisory Board	01/10/2003	As above	12 month with option to another 12 month		90 days
Prof. Shmuel Banai	Medical Adviser	21/04/2002	As above	Any time		30 days
Prof. Gad Keren	Medical Adviser	January 2005	As above	Provision of section 4.2		30 days
The Harvard Clinical Research Institute	GCP CRO	28/03/2007	As above	Until completion of services		30 days
Top Notch (Udi Gilboa)	Financial adviser	03/10/2006	As above	12 month		3 days

17

CVPath	histopathology	24/01/2007	As above	1 year, with option to continue	14 days
TST	Machine balloon measurement	14/02/2006	As above		
STI	Raw materials	07/09/2005	Agreement in place		
IKA	Materials testing and consulting	01/07/2004	Confidentiality provision within the agreement		
Malca Chen Zion	Regulation	05/09/2004	Confidentiality provision within the agreement	Any time, or occurrence of the three events mentioned section 4.2	14 days
Sunrise	Assistance with OCS plan	03/06/2004 12/03/2006		-	-
Aharon Medina	Assistance with Animal testing and studies	22/11/2004	Confidentiality provision within the agreement	The Agreement was terminated	Not applicable (30 days)

18

Schedule 5.18

•	See the option chart as of January 14, 2008 – Attached to Schedule 5.5(a).

•	See also Schedule 5.17 above.

•	See also Nephew’s 2003 Israeli Share Option Plan – Attached.

•	See also the Top Notch Agreement listed in schedule 5.6(a).

•	Avi Molcho’s options include an automatic acceleration provision upon the Merger. Other employees shall only benefit from acceleration if and to the extent agreed upon by Nephew’s Board of Directors.

19

Schedule 5.19

Obligations of Management

Nephew’s interim CEO as of the date hereof, Avi Molcho, is also a venture partner in Forbion Capital Partners (a Dutch VC fund). Avi Molcho has resigned effective as of February 23, 2008.

20

Schedule 5.20

1.

The Company granted to two then directors, Avi Molcho (Avi Molcho has since resigned) and Moshe Verotzlavski, options to purchase Ordinary Shares of the Company under the 2003 Israeli Share Option Plan.

2.

Compensation Agreement with Avi Molcho Management and Consulting Ltd dated November, 28 2006 solely with respect to the options granted to Avi Molcho in accordance with his position as chairman of the board, and a Management Services Agreement with Avi Molcho Management and Consulting Ltd dated July 24, 2007 for Avi Molcho's services as interim CEO.

3.

Founder’s carve out plan, and in addition Founder’s options allocation instead of shares which were contemplated in section 9.2 of the series D-2 Preferred Share Purchase Agreement dated August 16, 2007.

4.	See also schedule 5.17.

5.	See also option chart attached hereto at schedule 5.5(a).

21

Schedule 5.21

Nephew maintains the following insurance:

1.	D&O insurance.
2.	Office content insurance.

3.	Clinical trial insurance had been maintained during the Company's clinical trials in Germany (2004-2005) and India (2006).

22

Schedule 6.4

Parent Capitalization Table and Shareholder List is as of January 23, 2008 (please see attached).

Parent Option Holders:

First	Last	Options	Exercise Price	Expiry Date
David	Allie	30,000	0.17	24-Apr-12
Leilani	Bagasbas	10,000	0.26	1-Nov-11
Leilani	Bagasbas	10,000	0.10	28-Dec-12
Grace	Balmoro	10,000	0.30	14-Sep-11
Brendan	Barry	30,000	0.25	5-Mar-12
Brendan	Barry	10,000	0.10	28-Dec-12
Cristita	Bermundo	10,000	1.20	2-Apr-09
Cristita	Bermundo	20,000	0.26	1-Nov-11
Gyasi	Bourne	71,048	0.75	14-May-08
Aida	Caranto	20,000	0.72	1-Nov-09
Thomas	Chan	20,000	0.55	17-Feb-10
Thomas	Chan	10,000	0.10	28-Dec-12
Chris	Clark	100,000	0.22	5-Apr-12
Chris	Clark	150,000	0.08	7-Nov-12
Gordon	Colhoun	20,000	0.55	17-Feb-10
Gordon	Colhoun	10,000	0.10	28-Dec-12
Estelita	Dabu	10,000	0.10	28-Dec-12
Sheila	Endriga	10,000	0.48	21-May-11
Paul	Geyer	800,000	0.25	16-Jun-10
Elliot	Hong	71,048	0.75	14-May-08
Kathleen	Hung	20,000	0.22	5-Apr-12
Doug	Janzen	70,000	0.25	9-Jun-10
Doug	Janzen	87,500	0.15	24-Aug-12
Lina	Joson	10,000	0.10	28-Dec-12
Loretta	Lee	20,000	0.18	3-Aug-12
Tom	Lewis	30,000	0.17	27-Jun-12
Tom	Lewis	10,000	0.10	28-Dec-12
Lindsay	Machan	37,000	0.53	31-Jan-10
Lindsay	Machan	32,800	0.51	31-Jan-11
Lindsay	Machan	69,710	0.24	15-Feb-12
Becky	Makahara	30,000	0.33	8-Aug-11
Becky	Makahara	15,000	0.10	28-Dec-12
Alexei	Marko	20,000	1.20	25-Sep-08
Alexei	Marko	20,000	0.58	10-Apr-11
Alexei	Marko	100,000	0.19	31-Jan-12
Alexei	Marko	250,000	0.14	1-Oct-12
Roberta	Maula	10,000	1.00	24-May-09

2054564.5

2

First	Last	Options	Exercise Price	Expiry Date
Ian	McDougall	20,000	1.20	25-Sep-08
Dan	McEwen	20,000	0.72	7-Sep-09
Dan	McEwen	10,000	0.10	28-Dec-12
Brian	Mcpherson	40,000	0.30	14-Sep-11
Leah	Mendoza	10,000	0.10	28-Dec-12
Maria	Mendoza	20,000	0.10	28-Dec-12
Juliana	Millado	10,000	0.72	7-Sep-09
Jim	Miller	70,000	0.25	16-Jun-10
Jim	Miller	55,770	0.30	20-Sep-11
Dave	Moffat	9,473	0.75	14-May-08
Dave	Moffat	10,600	1.20	25-Sep-08
Dave	Moffat	9,927	0.10	28-Dec-12
Sean	Moore	250,000	0.18	3-Aug-12
Lyn	Namuco	20,000	0.17	27-Jun-12
Dan	Nixon	28,840	0.68	29-Sep-09
Dan	Nixon	50,000	0.25	9-Jun-10
Dan	Nixon	81,600	0.21	22-Nov-10
Dan	Nixon	55,770	0.30	20-Sep-11
Dan	Nixon	37,500	0.15	24-Aug-12
Mark	Pace-Floridia	30,000	0.26	1-Nov-11
Shawn	Papi	40,000	0.22	5-Apr-12
Shawn	Papi	5,000	0.10	28-Dec-12
Ron	Patrickson	71,048	0.75	14-May-08
Mark	Peck	30,000	0.25	5-Mar-12
Pepito	Perez	10,000	1.20	20-Apr-09
Simon	Potts	30,000	0.22	5-Apr-12
Johnathan	Reyes	2,842	0.75	14-May-08
Johnathan	Reyes	7,200	1.20	25-Sep-08
Jonathan	Reyes	9,958	0.10	28-Dec-12
Jessica	Ruffen	30,000	0.30	14-Sep-11
Edna	Salva	10,000	0.30	14-Sep-11
Minda	Salva	10,000	0.33	8-Aug-11
Marc	Schwartz	30,000	0.22	5-Apr-12
Marc	Schwartz	10,000	0.10	28-Dec-12
	Science World Society	356,694	0.40	26-Jul-11
Pilar	Seewald	20,000	0.26	1-Nov-11
Alexander	Silverio	20,000	0.10	28-Dec-12
Eugene	Starr	175,000	0.17	3-May-12
Robert	Tahara	30,000	0.32	18-Oct-09
Merlina	Talavera	10,000	0.58	10-Apr-11
Odette	Verdoucq	10,000	1.20	2-Apr-09

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First	Last	Options	Exercise Price	Expiry Date
Odette	Verdouq	10,000	0.10	28-Dec-12
Tim	Verspagen	15,841	0.75	14-May-08
Tim	Verspagen	9,159	0.10	28-Dec-12
Craig	Walker	30,000	0.17	24-Apr-12
Chantelle	Webb	20,000	0.09	26-Jan-08
Andrew	Weintraub	30,000	0.23	16-Jan-12
Jaime	Woods	20,000	0.22	5-Apr-12
David	Yan	30,000	0.72	1-Nov-09
		4,176,328		

In addition there are 240,000 options that may be issued under our stock option plan when certain employees fulfill their probationary requirements.

Parent Warrant Holders:

Name	Amount	Issue	Exercise Price	Expiry	Term
Wendy & Peter Allen	9,947	24-Apr-07	0.25	24-Oct-08	1.5 years
Henry Beinstein	277,777	24-Apr-07	0.25	24-Oct-08	1.5 years
Blackmont Capital	497,807	24-Apr-07	0.25	24-Oct-08	1.5 years
CDS & Co	13,538,000	24-Apr-07	0.25	24-Oct-08	1.5 years
Thomas Hay Lern Chan	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Chris Clark	50,000	24-Apr-07	0.25	24-Oct-08	1.5 years
Darwin Partnership	81,067	24-Apr-07	0.25	24-Oct-08	1.5 years
Sheila Marie Endriga	1,250	24-Apr-07	0.25	24-Oct-08	1.5 years
Fallen Angel Partnership	128,327	24-Apr-07	0.25	24-Oct-08	1.5 years
Forum Capital Partners	547,110	14-May-03	0.75	14-Nov-10	7.5 years
Gagnon 1999 Grandchildren's Trust STS 2/1/99	133,082	24-Apr-07	0.25	24-Oct-08	1.5 years
Gagnon Associates Offshores Ltd.	311,272	24-Apr-07	0.25	24-Oct-08	1.5 years
Gagnon Family Partnership	158,375	24-Apr-07	0.25	24-Oct-08	1.5 years
Gagnon Investment Associates	564,952	24-Apr-07	0.25	24-Oct-08	1.5 years
Gagnon Securities LLC P/S Plan and Trust DTD 10-1-00	10,760	24-Apr-07	0.25	24-Oct-08	1.5 years
Brian Gagnon	13,567	24-Apr-07	0.25	24-Oct-08	1.5 years
Brian Gagnon	22,860	24-Apr-07	0.25	24-Oct-08	1.5 years
Brian Gagnon	17,655	24-Apr-07	0.25	24-Oct-08	1.5 years
Lois Gagnon	13,885	24-Apr-07	0.25	24-Oct-08	1.5 years
Lois Gagnon	401,800	24-Apr-07	0.25	24-Oct-08	1.5 years
Lois E and Neil J Gagnon Foundation	102,537	24-Apr-07	0.25	24-Oct-08	1.5 years
Neil Gagnon	599,422	24-Apr-07	0.25	24-Oct-08	1.5 years
Neil Gagnon	30,900	24-Apr-07	0.25	24-Oct-08	1.5 years
Neil Gagnon	108,845	24-Apr-07	0.25	24-Oct-08	1.5 years

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Name	Amount	Issue	Exercise Price	Expiry	Term
Neil Gagnon	49,537	24-Apr-07	0.25	24-Oct-08	1.5 years
Virginia Gagnon	4,585	24-Apr-07	0.25	24-Oct-08	1.5 years
Paul Geyer (0778432 BC Ltd.)	2,500,000	24-Apr-07	0.25	24-Oct-08	1.5 years
Roger Hamiter	50,000	24-Apr-07	0.25	24-Oct-08	1.5 years
Caren Holtby	50,000	24-Apr-07	0.25	24-Oct-08	1.5 years
Elliot Hong	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Kathleen Hung	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Loretta S. L. Lee	1,250	24-Apr-07	0.25	24-Oct-08	1.5 years
Thomas Terrel Lewis	4,250	24-Apr-07	0.25	24-Oct-08	1.5 years
Daniel Thor McEwen	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Kevin McKim	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Kevin McKim	7,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Ruby Magsalin	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Alexei Marko	6,250	24-Apr-07	0.25	24-Oct-08	1.5 years
Alexei Marko	1,250	24-Apr-07	0.25	24-Oct-08	1.5 years
Roberta Maula	1,250	24-Apr-07	0.25	24-Oct-08	1.5 years
Juliana Millado	1,250	24-Apr-07	0.25	24-Oct-08	1.5 years
David Andrew Moffatt	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Marc Pace-Floridia	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Mark Peck	2,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Pepito Perez	1,250	24-Apr-07	0.25	24-Oct-08	1.5 years
Jessica Kirsten Ruffen	7,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Marc Schwartz	2,750	24-Apr-07	0.25	24-Oct-08	1.5 years
Amy Lynn Stauffer	14,397	24-Apr-07	0.25	24-Oct-08	1.5 years
Michael Weinstein	2,750	24-Apr-07	0.25	24-Oct-08	1.5 years
Wei Yang (David)	7,500	24-Apr-07	0.25	24-Oct-08	1.5 years
Wei Yang (David)	42,500	24-Apr-07	0.25	24-Oct-08	1.5 years
	20,399,466				

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Schedule 6.10

Parent Material Contracts:

1. License Amendment Agreement between Angiometrx Inc. and Innovation Associates Catheter Company, LLC. effective March 30, 2001, and as amended April 28, 2003; June 29, 2005; and December 31, 2006.

2. Distribution Agreement dated October 25, 2005 between ITOCHU International Inc. and PM Devices Inc.

3. Letter regarding Performance dated January 25, 2008 from PM Devices Inc. to ITOCHU International Inc.

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Schedule 6.11

Trademarks:

Owned of record by Angiometrx, Inc., a Canadian corporation:

METRICATH GEMINI
Country: United States of America
Registration Number: 3,086,557
Date of Registration: April 25, 2006

METRICATH LIBRA
Country: United States of America
Registration Number: 3,088,840
Date of Registration: May 2, 2006

METRICATH
Country: United States of America
Registration No. 2,815,382
Date of Registration: February 17, 2004

ANGIOMETRX-(NO TRADEMARK REGISTRATION OR PENDING APPLICATION)
County: United States of America

Trademarks:
PM Devices Inc. holds common law trademark interest in the marks *PeriPatch* and *PMD*, but at this time, has not registered these interests. The Company holds United States trademarks on "Metricath", "Metricath Gemini" and "Metricath Libra".

Trade Secrets:
The Company owns the pericardial tissue processing technology (except for its use in the Mitroflow Pericardial heart valve for which Sorin Group (Sorin Group Canada, Inc., Mitroflow Division) owns the technology), and protects it as a trade secret. The Company requires its employees execute confidentiality agreements to ensure protection of its trade secrets.

Copyrights: None

Patents

Product Name	Patent Title and Patent or Application Number	Jurisdiction	Status	Expiry Date	Owner
PeriPatch™ Sleeve	Surgical Stapler Sleeve for Reinforcing Staple Lines (No. 5,769,892)	U.S.	Granted	October 2016	PM Devices Inc.
PeriPatch™ Aegis	Surgical Buttress Assemblies and Methods of Use Thereof	U.S.	U.S. Provisional Filed January 2007		Medical Ventures Corp.

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Metricath® System	Apparatus and method for determining physiologic characteristics of body lumens (No. 5,275,169)	U.S. and related PCT patents	Granted	January 2011	Innovations Associates Catheter Company, LLC
Metricath® System	Apparatus and method for determining physiologic characteristics of body lumens (No. US11/235,803)	U.S. and related PCT patents	Filed September 2005	September 2025	Medical Ventures Corp.

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Schedule 6.12

Parent Title to Property:

1. #2130 - 13700 Mayfield Place, Richmond, British Columbia V6V 2E4
2. #2135 - 13700 Mayfield Place, Richmond, British Columbia V6V 2E4
3. #2140 – 13700 Mayfield Place, Richmond, British Columbia V6V 2E4

   Note that all properties are owned by Parent subsidiary PM Devices Inc.

Liens:

1. General Security Agreement and Guarantee in favour of Canadian Imperial Bank of Commerce for Operating Line of Credit for Angiometrx given by PDM and Parent.

2. General Security Agreement and Guarantee in favour of Canadian Imperial Bank of Commerce for Operating Line of Credit for PDM given by Angiometrx and Parent.

3. General Security Agreement and Guarantee in favour of Canadian Imperial Bank of Commerce for Operating Line of Credit for Parent given by Angiometrx and PDM.

   The above includes first mortgage over properties listed above.

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Schedule 6.16

1. Business License issued to PM Devices Inc. by the City of Richmond, expiring January 1, 2009.

AUSTRALIA

ARTG # 118643

- ARTG product number and name – 199308 Metricath unclassified

ARTG # 118651

- ARTG product number and name – 199316 Metricath Balloon Catheter unclassified

BRAZIL

Registro 10350530016

- Nome commercial – sistema metricath

CANADA

Metricath Libra System

- License # 65312

Metricath System – Libra Balloon Catheter Ink Marker Material

- Device ID 229146
- Device identifier – RX184060, RX4080100

Metricath System – 1000 Console

- Device ID 229147

Metricath System – Libra Balloon Catheter

- Device ID 229148
- Device identifier – RX183670, RX184160, RX4080100

Metricath System – Gemini Balloon Catheter

- Device ID 229149
- Device identifier – RX2515S, RX3015S, RX3515S, RX4015S

Licence # 134

- PeriPatch EQ Sheet Device ID 224063
- PeriPatch Sheet device ID 401843

Licence # 185

- PeriPatch Sleeve device ID 431515

EUROPE

Annex II Article 4

- Registration # ID600152190001
- Report # 30490756001
- Identification – Metricath System: Metricath Consoles, Metricath Balloon Catheters

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Annex II Article 4

- Registration # ID600175510001
- Report # 30693410001
- Identification – Polymeric surgical mesh PeriPatch EQ Sheet

Annex II Article 3

- Registration # HD 600185230001
- Report # 306934090001
- Scope – design and development, manufacture and distribution of xenograft tissue patches and sleeves derived from equine pericardial tissue.

QMS ISO 13485:2003

- Certificate registration # 745002926
- For the design and development, manufacture and distribution of xenograft tissue patches and sleeves derived from bovine and equine pericardial tissue

ISRAEL

- 120097The device was registered at the Ministry of Health
- Name of device – diagnostic intravascular catheter

MEXICO

- Con El No. 0833C2005 SSA
- Al Producto Denominado – PeriPatch Sheet /Sleeve

USA

510(k) # K042685

- Device classification name – catheter, intravascular, diagnostic
- Device name – Metricath System

510(k) # K024000

- Device classification name – catheter, intravascular, diagnostic
- Device name – Metricath System comprised of Metricath 1000 Console

510(k) # K051042

- Device classification name – catheter, angioplasty, peripheral, transluminal
- Device name – Metricath Gemini-P Balloon Catheter, Models RX2515S

510(k) #K040835

- Device name – PeriPatch Sheet
- Regulation name – surgical mesh

510(k) # K033985

- Device name – PeriPatch Sleeve processed bovine pericardial sleeve
- Regulation name – surgical mesh

GAAME STUDY

- IDE Memory G050069
- PMA #070028

2054564.5

14

Schedule 6.19

Parent Officers List:

Name	Position	Employment Date	Salary CAD	Options
Alexei Marko	Currently President and COO On completion, President and CEO	01/15/2001	200,000	390,000
Chris Clark	CFO	02/04/2007	150,000	250,000
Paul Geyer	Currently CEO and Chair On completion, Chair of the Board only	03/12/2000	105,000[1]	800,000
Brian McPherson	Director of Operations and President of PMD Division	03/27/2006		

[1] Paid to Geyer Engineering Ltd., a company owned by Mr. Geyer. New fees as Chair of Board to be confirmed by compensation committee of new board.

Parent Employee List:

Last Name	First Name	Annual Salary	F08 Annual Bonus
Bagasbas	Leilani		
Barry	Brendan		
Belmoro	Gracia		
Bermundo	Cristita		
Caranto	Aida		
Chan	Thomas		
Clark	Chris		
Colhoun	Gordon		
Corpuz	Myrna		
Cortado	Ammilyn		
Dabu	Estelita		
Easy	Genevieve		
Hung	Kathleen		
Joson	Lina		
Julian	Nenita		
Lane	Randy		
Lee	Loretta		
Makihara	Rebecca		
Marko	Alexei		
Maula	Roberta		
McEwen	Dan		
McPherson	Brian		
Mendoza	Leah		
Mendoza	Maria		
Millado	Juliana		

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Last Name	First Name	Annual Salary	F08 Annual Bonus
Moffat	Dave		
Namuco	Lynn		
Navarro	Maricel		
Pace-Floridia	Mark		
Panuelos	Marlene		
Peck	Mark		
Perez	Pepito		
Potts	Simon		
Quero	Gerlie		
Reyes	Jonathan		
Ruffen	Jessica		
Salva	Edna		
Salva	Minda		
Silverio	Alexander		
Talavera	Merlina		
Verdoucq	Odette		
Verspagen	Tim		
Webb	Chantelle		
Woods	Jaime		
Last Name	First Name	A S)	
Antonio	Ruben		
Campeau	Martin		
Lewis	Thomas		
McCabe	Tim		
Moore	Sean		
Schwartz	Marc		
Shawn	Papi		

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Schedule 6.20

Parent Employee Benefit Plans:

1. Standard Employment Offer Letter
2. Stock Option Plan - Parent intends to seek TSX Venture Exchange and shareholder approval to increase the number of shares issuable under the Stock Option plan to a rolling 15% of its issued and outstanding common shares.
3. RRSP Contribution Plan
4. Medical and Dental Benefit Plans
5. Employee Manual (PMD and Angiometrx)
6. Agreement to provide services of Paul Geyer between PM Devices and Geyer Engineering Ltd. (provides usual benefits generally provided by employment standards).

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Schedule 6.21

Parent Obligations to Related Parties:

1. Employment/Consulting Agreements entered into in the normal course
2. Director Indemnity Agreements
3. Stock Option Agreements or Warrant Agreements

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Schedule 7.22(a)

1.	Incentive Incubator L.P.
2.	Peregrine Ventures (israel) LP
3.	Peregrine VC Investments LP
4.	Peregrine Ventures II
5.	Stiftung Fuhrungskrafte der Siemens
6.	Pensionskasse der Siemens
7.	The United Mizrachi Bank Ltd.
8.	Frost Gamma Investment Trust
9.	Jane Hsiao
10.	Steven D. Rubin
11.	Subbarao Uppaluri

Schedule 7.22(b)

1.	Incentive Incubator L.P.

2.	Peregrine Ventures (Israel) L.P.

3.	Peregrine VC Investments L.P.

4.	Peregrine II Management Ltd. (if applicable) or its beneficiaries (if applicable):

	a.	Peregrine VC Investments II (Other Investors), L.P.

	b.	Peregrine VC Investments II (US Investors), L.P.

	c.	Peregrine VC Investments II (Israel), L.P.

5.	Stiftung Fuhrungskrafte der Siemens – Gesellschaften in der Schweiz

6.	Pensionskasse der Siemens– Gesellschaften in der Schweiz

7.	The United Mizrachi Bank Ltd.

8.	Frost Gamma Investments Trust

9.	Jane H. Hsiao

10.	Steven D. Rubin

11.	Subbarao Uppaluri